STATEMENT OF ADDITIONAL INFORMATION

                                       FOR

AXP(R) VARIABLE PORTFOLIO - INCOME SERIES, INC.
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - CORE BOND FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - DIVERSIFIED BOND FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - GLOBAL BOND FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - GLOBAL INFLATION PROTECTED
                                        SECURITIES FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - HIGH YIELD BOND FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - INCOME OPPORTUNITIES FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - SHORT DURATION U.S. GOVERNMENT FUND

AXP(R) VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - EMERGING MARKETS FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - GROWTH FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - INTERNATIONAL OPPORTUNITY FUND RIVERSOURCE(SM) VARIABLE PORTFOLIO - LARGE CAP EQUITY FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - LARGE CAP VALUE FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - MID CAP GROWTH FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - MID CAP VALUE FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - NEW DIMENSIONS FUND(R)
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - S&P 500 INDEX FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - STRATEGY AGGRESSIVE FUND

AXP(R) VARIABLE PORTFOLIO - MANAGED SERIES, INC.
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - BALANCED FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND

AXP(R) VARIABLE PORTFOLIO - MONEY MARKET SERIES, INC
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - CASH MANAGEMENT FUND

AXP(R) VARIABLE PORTFOLIO - PARTNERS SERIES, INC.
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - SELECT VALUE FUND
   RIVERSOURCE(SM) VARIABLE PORTFOLIO - SMALL CAP VALUE FUND

  (singularly and collectively, where the context requires, referred to as the
                                      Fund)

As of Oct. 1, 2005, the RiverSource brand replaced "American Express" and "AXP" in the name of the American Express(R) Variable Portfolio Funds. In addition to the brand name change, the following funds changed their names: AXP Variable Portfolio - Equity Select Fund changed its name to RiverSource Variable Portfolio - Mid Cap Growth Fund, AXP Variable Portfolio - Managed Fund changed its name to RiverSource Variable Portfolio - Balanced Fund, AXP Variable Portfolio - Partners Select Value Fund changed its name to RiverSource Variable Portfolio - Select Value Fund, AXP Variable Portfolio - Partners Small Cap Value Fund changed its name to RiverSource Variable Portfolio - Small Cap Value Fund, AXP Variable Portfolio - Threadneedle Emerging Markets Fund changed its name to RiverSource Variable Portfolio - Emerging Markets Fund and AXP Variable Portfolio - Threadneedle International Fund changed its name to RiverSource Variable Portfolio - International Opportunity Fund.

                                  OCT. 28, 2005


This Statement of Additional Information (SAI) is not a prospectus. It should be read together with the prospectus and the financial statements contained in the most recent Annual Report to shareholders (Annual Report) that may be obtained, without charge, from your financial advisor or by writing to Ameriprise Financial Services (formerly American Express Financial Advisors), 70100 Ameriprise Financial Center, Minneapolis, MN 55474 or by calling (800) 862-7919.


The Independent Registered Public Accounting Firm's Report and the Financial Statements, including Notes to the Financial Statements and the Schedule of Investments in Securities, contained in the Annual Report are incorporated in this SAI by reference. No other portion of the Annual Report, however, is incorporated by reference. The prospectus for the Fund, dated the same date as this SAI, also is incorporated in this SAI by reference.

Each fund is governed by a Board of Directors/Trustees (Board) that meets regularly to review a wide variety of matters affecting the funds. Detailed information about fund governance, the funds' investment manager, RiverSource Investments, LLC (the investment manager or RiverSource Investments), a wholly owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial), and other aspects of fund management can be found by referencing the Table of Contents below.


TABLE OF CONTENTS

Fundamental and Nonfundamental Investment Policies                         p.  3

Investment Strategies and Types of Investments                             p.  9
Information Regarding Risks and Investment Strategies                      p. 13
Securities Transactions                                                    p. 31
Brokerage Commissions Paid to Brokers Affiliated with
the Investment Manager                                                     p. 38
Valuing Fund Shares                                                        p. 39
Portfolio Holdings Disclosure                                              p. 40
Proxy Voting                                                               p. 42
Selling Shares                                                             p. 43
Capital Loss Carryover                                                     p. 43
Taxes                                                                      p. 43
Agreements                                                                 p. 44
Organizational Information                                                 p. 67
Board Members and Officers                                                 p. 69
Control Persons and Principal Holders of Securities                        p. 74
Independent Registered Public Accounting Firm                              p. 74
Appendix A: Description of Money Market Securities                         p. 75
Appendix B: Description of Ratings                                         p. 78
Appendix C: Additional Information About the Index                         p. 82

CORPORATE REORGANIZATION

On Sept. 30, 2005, Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) was spun off to shareholders of its parent corporation, American Express Company (American Express) and is now a separate company trading under the ticker symbol AMP. Ameriprise Financial provides administrative services to the Funds and is the parent company of the Funds' investment manager, RiverSource Investments, LLC and the Funds' distributor, IDS Life Insurance Company. Ameriprise Financial and its subsidiaries are no longer affiliated with American Express.

The Board of Directors has approved in principle the merger of RiverSource Variable Portfolio - New Dimensions Fund into RiverSource Variable Portfolio - Large Cap Equity Fund and the merger of RiverSource Variable Portfolio - Strategy Aggressive Fund into RiverSource Variable Portfolio - Mid Cap Growth Fund. The mergers are subject to approval by shareholders of RiverSource Variable Portfolio - New Dimensions Fund and RiverSource Variable Portfolio - Strategy Aggressive Fund. It is currently anticipated that proxy materials regarding the mergers will be distributed to shareholders in December 2005, and that a meeting for shareholders to consider the mergers will be held in February 2006.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

Throughout this SAI, the funds are referred to as follows:

RiverSource Variable Portfolio - Balanced Fund (Balanced)
RiverSource Variable Portfolio - Cash Management Fund (Cash Management) RiverSource Variable Portfolio - Core Bond Fund (Core Bond)
RiverSource Variable Portfolio - Diversified Bond Fund (Diversified Bond) RiverSource Variable Portfolio - Diversified Equity Income Fund (Diversified Equity Income)
RiverSource Variable Portfolio - Emerging Markets Fund (Emerging Markets) RiverSource Variable Portfolio - Global Bond Fund (Global Bond)
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund (Global Inflation Protected Securities)
RiverSource Variable Portfolio - Growth Fund (Growth)
RiverSource Variable Portfolio - High Yield Bond Fund (High Yield Bond) RiverSource Variable Portfolio - Income Opportunities Fund (Income Opportunities)
RiverSource Variable Portfolio - International Opportunity Fund (International Opportunity)
RiverSource Variable Portfolio - Large Cap Equity Fund (Large Cap Equity) RiverSource Variable Portfolio - Large Cap Value Fund (Large Cap Value) RiverSource Variable Portfolio - Mid Cap Growth Fund (Mid Cap Growth) RiverSource Variable Portfolio - Mid Cap Value Fund (Mid Cap Value)
RiverSource Variable Portfolio - New Dimensions Fund (New Dimensions) RiverSource Variable Portfolio - S&P 500 Index Fund (S&P 500 Index)
RiverSource Variable Portfolio - Select Value Fund (Select Value)
RiverSource Variable Portfolio - Short Duration U.S. Government Fund (Short Duration U.S. Government)
RiverSource Variable Portfolio - Small Cap Advantage Fund (Small Cap Advantage) RiverSource Variable Portfolio - Small Cap Value Fund (Small Cap Value) RiverSource Variable Portfolio - Strategy Aggressive Fund (Strategy Aggressive)

FUNDAMENTAL AND NONFUNDAMENTAL INVESTMENT POLICIES

Fundamental investment policies adopted by a fund cannot be changed without the approval of a majority of the outstanding voting securities of the fund as defined in the Investment Company Act of 1940, as amended (the 1940 Act). Nonfundamental investment policies may be changed by the Board at any time.

Notwithstanding any of a fund's other investment policies, each fund may invest its assets in an open-end management investment company having substantially the same investment objectives, policies, and restrictions as the fund for the purpose of having those assets managed as part of a combined pool.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

FUNDAMENTAL POLICIES

Fundamental policies are policies that can be changed only with shareholder approval. The chart below shows fundamental policies that are in addition to any fundamental policy described in the prospectus. The chart indicates whether or not the fund has a policy on a particular topic. The specific policy is stated in the paragraphs that follow the table.

TABLE 1. FUNDAMENTAL POLICIES

Unless holders of a majority of the outstanding voting securities agree to make the change, the fund will not:


                           A      B      C        D       E       F      G       H      I      J       K        L        M
                                                                        BUY   INVEST
                                                                        MORE   MORE          CONCEN-
                                        BUY      BUY    LEND    ISSUE   THAN   THAN          TRATE           BUY ON    BUY
                         ACT AS  MAKE OR SELL  OR SELL  FUND    SENIOR  10%     5%           IN ANY          MARGIN   STOCKS,
                         UNDER- CASH   REAL      COM-  SECURI- SECURI- OF AN  IN AN  BORROW   ONE     LOAN  OR SELL   BONDS,
                         WRITER LOANS ESTATE  MODITIES  TIES    TIES   ISSUER ISSUER MONEY  INDUSTRY ASSETS SHORT(I)   ETC.
-----------------------------------------------------------------------------------------------------------------------------
Balanced                    1     1      1       1        1       1       2      2      4      1       1
Cash Management             1     2      2                1       1              3      3      2               1         1
Core Bond                   1     1      1       1        1       1       1      2      2      1
Diversified Bond            1     1      1       1        1               2      2      3      1
Diversified Equity Income   1     1      1       1        1       1       2      2      4      1
Emerging Markets            1     1      1       1        1       1       2      2      4      1       1
Global Bond                 1     1      1       1        1       1       2             4      1       1
Global Inflation
Protected Securities        1     1      1       1        1       1                     2      1
Growth                      1     1      1       1        1       1       2      2      4      1       1
High Yield Bond             1     1      1       1        1       1       2      2      4      1
Income Opportunities        1     1      1       1        1       1       1      2      2      1
International Opportunity   1     1      1       1        1       1       2      2      3      1       1
Large Cap Equity            1     1      1       1        1               2      2      3      1
Large Cap Value             1     1      1       2        1       1       1      1      2      1
Mid Cap Growth              1     1      1       1        1               2      2      4      1
Mid Cap Value               1     1      1       1        1       1       1      2      2      1
New Dimensions              1     1      1       1        1               2      2      4      1       1
S&P 500 Index               1     1      1       1        1       1                     4      1       1
Select Value                1     1      1       2        1       1       2      1      1      1       1
Short Duration
U.S. Government             1     1      1       1        1       1       2      2      4      1       1
Small Cap Advantage         1     1      1       1        1       1       2      2      4      1
Small Cap Value             1     1      1       2        1       1                     1      1
Strategy Aggressive         1     1      1       1        1               2      2      3      1       1


(i) Nonfundamental policy for all funds except Cash Management.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

A. ACT AS UNDERWRITER

   1 - Act as an underwriter (sell securities for others). However, under the securities laws, the fund may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them. It may be considered an underwriter under securities laws when it sells restricted securities.

B. MAKE CASH LOANS

   1 - Make cash loans if the total commitment amount exceeds 5% of the fund's total assets.

   2 - Make cash loans. However, the Fund does make short-term investments which it may have an agreement with the seller to reacquire.

C. BUY OR SELL REAL ESTATE

   1 - Buy or sell real estate, unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the fund from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts. For purposes of this policy, real estate includes real estate limited partnerships.

   2 - Buy or sell real estate, commodities or commodity contracts. For purposes of this policy, real estate includes real estate limited partnerships.

D. BUY OR SELL PHYSICAL COMMODITIES

   1 - Buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the fund from buying or selling options and futures contracts or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.

   2 - Buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the fund from buying or selling options, futures contracts and foreign currency or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.

E. LEND FUND SECURITIES

   1  -  Lend fund securities in excess of 30% of its net assets.

F. ISSUE SENIOR SECURITIES

   1  -  Issue senior securities, except as permitted under the 1940 Act.

G. BUY MORE THAN 10% OF AN ISSUER

   1 - Purchase more than 10% of the outstanding voting securities of an issuer, except that up to 25% of the fund's assets may be invested without regard to this 10% limitation.

   2 - Purchase more than 10% of the outstanding voting securities of an issuer.

H. INVEST MORE THAN 5% IN AN ISSUER

   1 - Invest more than 5% of its total assets in securities of any one company, government, or political subdivision thereof, except the limitation will not apply to investments in securities issued by the U.S. government, its agencies, or instrumentalities, or other registered investment companies and except up to 25% of the fund's total assets may be invested without regard to this 5% limitation.

   2 - Invest more than 5% of its total assets in securities of any one company, government, or political subdivision thereof, except the limitation will not apply to investments in securities issued by the U.S. government, its agencies, or instrumentalities, and except up to 25% of the fund's total assets may be invested without regard to this 5% limitation.

   3 - Invest more than 5% of its total assets in securities of any one company, government, or political subdivision thereof, except the limitation will not apply to investments in securities issued by the U.S. government, its agencies, or instrumentalities.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

I. BORROW MONEY

   1 - Borrow money in an amount not exceeding one-third of the market value of its total assets (including borrowings) less liabilities (other than borrowings) immediately after the borrowing. Under current Board policy, the fund has no current intention to borrow to a material extent.

   2 - Borrow money except as a temporary measure for extraordinary or emergency purposes, in an amount not exceeding one-third of the market value of its total assets (including borrowings) less liabilities (other than borrowings) immediately after the borrowing. The fund has no current intention to borrow to a material extent.

   3 - Borrow money or property, except as a temporary measure for extraordinary or emergency purposes, in an amount not exceeding one-third of the market value of its total assets (including borrowings) less liabilities (other than borrowings) immediately after the borrowing. The fund will not purchase additional securities at any time borrowing for temporary purposes exceeds 5%. The fund has no current intention to borrow to a material extent.

   4 - Borrow money or property, except as a temporary measure for extraordinary or emergency purposes, in an amount not exceeding one-third of the market value of its total assets (including borrowings) less liabilities (other than borrowings) immediately after the borrowing. The fund has no current intention to borrow to a material extent.

J. CONCENTRATE

   1 - Concentrate in any one industry. According to the present interpretation by the Securities and Exchange Commission (SEC), this means that up to 25% of the fund's total assets, based on current market value at time of purchase, can be invested in any one industry.

   2 - Intentionally invest more than 25% of the fund's assets taken at market value in any particular industry, except with respect to investing in U.S. government or agency securities and bank obligations. Investments are varied according to what is judged advantageous under different economic conditions.

K. LOAN ASSETS

   1 - Make a loan of any part of its assets to the investment manager, to the board members and officers of the investment manager or to its own board members and officers.

L. BUY ON MARGIN OR SELL SHORT

   1 - Buy on margin or sell short or deal in options to buy or sell securities.

M. BUY STOCKS, BONDS, ETC.

   1 - Purchase common stocks, preferred stocks, warrants, other equity securities, corporate bonds or debentures, state bonds, municipal bonds, or industrial revenue bonds.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

NONFUNDAMENTAL POLICIES

Nonfundamental policies are policies that can be changed by the Board without shareholder approval. The chart below shows nonfundamental policies that are in addition to those described in the prospectus. The chart indicates whether or not the fund has a policy on a particular topic. The specific policy is stated in the paragraphs that follow the table.

TABLE 2. NONFUNDAMENTAL POLICIES

The following are guidelines that may be changed by the Board at any time:


                                       A         B          C        D        E          F         G        H        I        J
                                                                                     INVESTING
                                    DEPOSIT   ILLIQUID   INVEST-  MARGIN,   MONEY        TO     FOREIGN    DEBT   EQUITY   INVEST
                                      ON    SECURITIES;   MENT    SELLING   MARKET   CONTROL OR SECURI- SECURI- SECURI-   WHILE
                                    FUTURES   BULLION   COMPANIES  SHORT  SECURITIES   MANAGE   TIES(1)    TIES    TIES   BORROWING
-----------------------------------------------------------------------------------------------------------------------------------
Balanced                               1         1          1        2        1          1        25%                3
Cash Management                                  2          1       See                           25%        9
                                                                  Table 1
Core Bond                              1         1          2        4        1          1        15%
Diversified Bond                       1         1          1        3        1          1
Diversified Equity Income              1         1          1        2        1          1        25%        7
Emerging Markets                       1         1          1        1        1          1                  1,5
Global Bond                            1         1          1        2        1          1                   8
Global Inflation Protected
Securities                             1         1          1        4                            15%
Growth                                 1         1          1        4        1          1        25%        3
High Yield Bond                        1         1          1        3        1          1        25%                1
Income Opportunities                   1         1          1        4        1          1        25%
International Opportunity              1         1          3        1        1          1
Large Cap Equity                       1         1          1        4        1          1        25%
Large Cap Value                        1         1          1        1        1          1        20%        5
Mid Cap Growth                         1         1          1        1        1          1        15%        4
Mid Cap Value                          1         1          1        2        1          1        25%        6
New Dimensions                         1         1          1        4        1          1        30%
S&P 500 Index                          1         1                   6
Select Value                           1         1          2        1        1                   20%        2                1
Short Duration U.S. Government         1         1          1        5        1          1
Small Cap Advantage                    1         1          1        1        1
Small Cap Value                        1         1          1        1        1                                               1
Strategy Aggressive                    1         1          1        6        1          1        25%                2



* Normally, investments in U.S. issuers generally will constitute less than 20% of the Fund's total assets.


A. DEPOSIT ON FUTURES/PREMIUMS ON OPTIONS

   1 - No more than 5% of the fund's net assets can be used at any one time for good faith deposits on futures and premiums for options on futures that do not offset existing investment positions.

B. ILLIQUID SECURITIES

   1 - No more than 10% of the fund's net assets will be held in securities and other instruments that are illiquid.

   2 - The fund will not invest more than 10% of its net assets in securities that are illiquid whether or not registration or the filing of a notification under the Securities Act of 1933 or the taking of similar action under other securities laws relating to the sale of securities is required. A risk of any such investment is that it might not be able to be easily liquidated. For the purpose of this policy, repurchase agreements with maturities greater than seven days and non-negotiable fixed time deposits will be treated as illiquid securities.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

C. INVESTMENT COMPANIES

   1 - The fund will not invest more than 10% of its total assets in the securities of investment companies.

   2 - The fund will not invest more than 10% of its total assets in the securities of investment companies, unless a higher amount is permitted under an SEC exemptive order.

   3 - The fund will not invest more than 10% of its total assets in securities of investment companies except by purchase in the open market where the dealer's or sponsor's profit is the regular commission.

D. MARGIN/SELLING SHORT

   1 - The fund will not buy on margin or sell securities short, except the fund may make margin payments in connection with transactions in derivative instruments.

   2 - The fund will not buy on margin or sell securities short, except the fund may make margin payments in connection with transactions in futures contracts.

   3 - The fund will not buy on margin or sell short, except the fund may enter into interest rate futures contracts.

   4 - The fund will not buy on margin or sell securities short, except the fund may make margin payments in connection with transactions in stock index futures contracts.

   5 - The fund will not buy on margin, except the fund may make margin payments in connection with interest rate futures contracts.

   6 - The fund will not buy on margin, except the fund may make margin payments in connection with transactions in futures contracts.

E. MONEY MARKET SECURITIES

   1 - Ordinarily, less than 25% of the fund's total assets are invested in money market instruments.

F. INVESTING TO CONTROL OR MANAGE

   1  -  The fund will not invest in a company to control or manage it.

G. FOREIGN SECURITIES

   1 - The fund may invest its total assets, up to the amount shown, in foreign investments.

H. DEBT SECURITIES

   1  -  The fund may invest up to 20% of its net assets in bonds.

   2 - The fund normally will purchase only investment grade convertible debt securities with a rating of, or equivalent to, at least BBB by S&P or, in the case of unrated securities, judged by the subadviser to be of comparable quality. The fund may invest in more speculative convertible debt securities, provided that such securities have a rating of, or equivalent to, at least an S&P rating of B and provided also that the total investment in such securities remains below 15% of the fund's assets.

   3  -  The fund may not purchase debt securities rated below investment grade.

   4 - The fund only invests in bonds given the four highest ratings by Moody's or by S&P or in bonds of comparable quality in the judgment of the investment manager.

   5 - The fund may invest up to 10% of its net assets in bonds rated below investment grade

   6 - No more than 10% of the fund's net assets may be invested in bonds below investment grade unless the bonds are convertible securities.

   7 - No more than 20% of the fund's net assets may be invested in bonds below investment grade unless the bonds are convertible securities.

   8 - The fund may not invest in debt securities rated lower than B (or in unrated bonds of comparable quality).

   9 - The fund may invest in commercial paper rated in the highest rating category by at least two nationally recognized statistical rating organizations (or by one, if only one rating is assigned) and in unrated paper determined by the Board to be of comparable quality. The fund also may invest up to 5% of its total assets in commercial paper receiving the second highest rating or in unrated paper determined to be of comparable quality.

I. EQUITY SECURITIES

   1 - The fund may invest up to 10% of its total assets in common stocks, preferred stocks that do not pay dividends and warrants to purchase common stocks.


   2 - Under normal market conditions, at least 65% of the fund's total assets are invested in equity securities.

   3 - Under normal market conditions, the Fund invests at least 50% of its total assets in common stock.


J. INVEST WHILE BORROWING

   1 - The fund will not make additional investments while any borrowing remains outstanding.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS


This table shows various investment strategies and investments that many funds are allowed to engage in and purchase. It is intended to show the breadth of investments that the investment manager may make on behalf of the Fund. For a description of principal risks, please see the prospectus. Notwithstanding the Fund's ability to utilize these strategies and techniques, the investment manager is not obligated to use them at any particular time. For example, even though the investment manager is authorized to adopt temporary defensive positions and is authorized to hedge against certain types of risk, these practices are left to the investment manager's sole discretion.

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS


                                                                            ALLOWABLE FOR THE FUND?
                                                       ------------------------------------------------------------------
                                                                                                    DIVERSIFIED
                                                                    CASH       CORE    DIVERSIFIED     EQUITY    EMERGING
                                                       BALANCED  MANAGEMENT    BOND       BOND         INCOME    MARKETS
Agency and Government Securities                          yes       yes        yes        yes           yes        yes
Borrowing                                                 yes       yes        yes        yes           yes        yes
Cash/Money Market Instruments                             yes       yes        yes        yes           yes        yes
Collateralized Bond Obligations                           yes        no        yes        yes           yes        yes
Commercial Paper                                          yes       yes        yes        yes           yes        yes
Common Stock                                              yes        no        yes        yes           yes        yes
Convertible Securities                                    yes        no        yes        yes           yes        yes
Corporate Bonds                                           yes        no        yes        yes           yes        yes
Debt Obligations                                          yes       yes        yes        yes           yes        yes
Depositary Receipts                                       yes        no        yes        yes           yes        yes
Derivative Instruments (including Options and Futures)    yes        no        yes        yes           yes        yes
Exchange-Traded Funds                                     yes        no        yes        yes           yes        yes
Foreign Currency Transactions                             yes        no        yes        yes           yes        yes
Foreign Securities                                        yes       yes        yes        yes           yes        yes
Funding Agreements                                        yes       yes        yes        yes           yes        yes
High-Yield (High-Risk) Debt Securities (Junk Bonds)       yes        no*        no*       yes           yes        yes
Illiquid and Restricted Securities                        yes       yes        yes        yes           yes        yes
Indexed Securities                                        yes        no        yes        yes           yes        yes
Inflation Protected Securities                            yes        no        yes        yes           yes        yes
Inverse Floaters                                          yes        no        yes        yes            no         no
Investment Companies                                      yes       yes        yes        yes           yes        yes
Lending of Portfolio Securities                           yes       yes        yes        yes           yes        yes
Loan Participations                                       yes        no        yes        yes           yes        yes
Mortgage- and Asset-Backed Securities                     yes       yes        yes        yes           yes        yes
Mortgage Dollar Rolls                                     yes        no        yes        yes            no         no
Municipal Obligations                                     yes        no        yes        yes           yes        yes
Preferred Stock                                           yes        no        yes        yes           yes        yes
Real Estate Investment Trusts                             yes        no        yes        yes           yes        yes
Repurchase Agreements                                     yes       yes        yes        yes           yes        yes
Reverse Repurchase Agreements                             yes       yes        yes        yes           yes        yes
Short Sales                                                no        no         no         no            no         no
Sovereign Debt                                            yes       yes        yes        yes           yes        yes
Structured Investments                                    yes        no        yes        yes           yes        yes
Swap Agreements                                           yes        no        yes        yes            no         no
Variable- or Floating-Rate Securities                     yes       yes        yes        yes           yes        yes
Warrants                                                  yes        no        yes        yes           yes        yes
When-Issued Securities and Forward Commitments            yes        no        yes        yes           yes        yes
Zero-Coupon, Step-Coupon, and Pay-in-Kind Securities      yes        no        yes        yes           yes        yes


* The Fund may hold bonds that are downgraded to junk bond status, if the bonds were rated investment grade at the time of purchase.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS


                                                                                 ALLOWABLE FOR THE FUND?
                                                       ----------------------------------------------------------------------------
                                                                 GLOBAL INFLATION
                                                        GLOBAL       PROTECTED             HIGH YIELD     INCOME      INTERNATIONAL
                                                         BOND       SECURITIES     GROWTH     BOND     OPPORTUNITIES   OPPORTUNITY
Agency and Government Securities                         yes           yes          yes        yes          yes            yes
Borrowing                                                yes           yes          yes        yes          yes            yes
Cash/Money Market Instruments                            yes           yes          yes        yes          yes            yes
Collateralized Bond Obligations                          yes           yes          yes        yes          yes            yes
Commercial Paper                                         yes           yes          yes        yes          yes            yes
Common Stock                                             yes           yes          yes        yes          yes            yes
Convertible Securities                                   yes           yes          yes        yes          yes            yes
Corporate Bonds                                          yes           yes          yes        yes          yes            yes
Debt Obligations                                         yes           yes          yes        yes          yes            yes
Depositary Receipts                                      yes           yes          yes        yes          yes            yes
Derivative Instruments (including Options and Futures)   yes           yes          yes        yes          yes            yes
Exchange-Traded Funds                                    yes           yes          yes        yes          yes            yes
Foreign Currency Transactions                            yes           yes          yes        yes          yes            yes
Foreign Securities                                       yes           yes          yes        yes          yes            yes
Funding Agreements                                       yes           yes          yes        yes          yes            yes
High-Yield (High-Risk) Debt Securities (Junk Bonds)      yes            no*          no*       yes          yes             no*
Illiquid and Restricted Securities                       yes           yes          yes        yes          yes            yes
Indexed Securities                                       yes           yes          yes        yes          yes            yes
Inflation Protected Securities                           yes           yes          yes        yes          yes            yes
Inverse Floaters                                         yes           yes           no        yes          yes             no
Investment Companies                                     yes           yes          yes        yes          yes            yes
Lending of Portfolio Securities                          yes           yes          yes        yes          yes            yes
Loan Participations                                      yes           yes          yes        yes          yes            yes
Mortgage- and Asset-Backed Securities                    yes           yes          yes        yes          yes            yes
Mortgage Dollar Rolls                                    yes           yes           no        yes          yes             no
Municipal Obligations                                    yes           yes          yes        yes          yes            yes
Preferred Stock                                          yes           yes          yes        yes          yes            yes
Real Estate Investment Trusts                            yes           yes          yes        yes          yes            yes
Repurchase Agreements                                    yes           yes          yes        yes          yes            yes
Reverse Repurchase Agreements                            yes           yes          yes        yes          yes            yes
Short Sales                                               no            no           no         no           no             no
Sovereign Debt                                           yes           yes          yes        yes          yes            yes
Structured Investments                                   yes           yes          yes        yes          yes            yes
Swap Agreements                                          yes            no          yes        yes          yes             no
Variable- or Floating-Rate Securities                    yes           yes          yes        yes          yes            yes
Warrants                                                 yes           yes          yes        yes          yes            yes
When-Issued Securities and Forward Commitments           yes           yes          yes        yes          yes            yes
Zero-Coupon, Step-Coupon, and Pay-in-Kind Securities     yes           yes          yes        yes          yes            yes


* The Fund may hold bonds that are downgraded to junk bond status, if the bonds were rated investment grade at the time of purchase.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS


                                                                                 ALLOWABLE FOR THE FUND?
                                                        --------------------------------------------------------------------------
                                                        LARGE CAP    LARGE CAP     MID CAP       MID CAP        NEW        S&P 500
                                                         EQUITY        VALUE       GROWTH         VALUE     DIMENSIONS      INDEX
Agency and Government Securities                          yes          yes          yes            yes          yes          yes
Borrowing                                                 yes          yes          yes            yes          yes          yes
Cash/Money Market Instruments                             yes          yes          yes            yes          yes          yes
Collateralized Bond Obligations                           yes          yes          yes            yes          yes          yes
Commercial Paper                                          yes          yes          yes            yes          yes          yes
Common Stock                                              yes          yes          yes            yes          yes          yes
Convertible Securities                                    yes          yes          yes            yes          yes          yes
Corporate Bonds                                           yes          yes          yes            yes          yes          yes
Debt Obligations                                          yes          yes          yes            yes          yes          yes
Depositary Receipts                                       yes          yes          yes            yes          yes          yes
Derivative Instruments (including Options and Futures)    yes          yes          yes            yes          yes          yes
Exchange-Traded Funds                                     yes          yes          yes            yes          yes          yes
Foreign Currency Transactions                             yes          yes          yes            yes          yes          yes
Foreign Securities                                        yes          yes          yes            yes          yes          yes
Funding Agreements                                        yes          yes          yes            yes          yes          yes
High-Yield (High-Risk) Debt Securities (Junk Bonds)       yes          yes           no*           yes          yes           no*
Illiquid and Restricted Securities                        yes          yes          yes            yes          yes          yes
Indexed Securities                                        yes          yes          yes            yes          yes          yes
Inflation Protected Securities                            yes          yes          yes            yes          yes          yes
Inverse Floaters                                          yes           no           no             no           no           no
Investment Companies                                      yes          yes          yes            yes          yes          yes
Lending of Portfolio Securities                           yes          yes          yes            yes          yes          yes
Loan Participations                                       yes          yes          yes            yes          yes          yes
Mortgage- and Asset-Backed Securities                     yes          yes          yes            yes          yes           no
Mortgage Dollar Rolls                                     yes           no           no             no           no           no
Municipal Obligations                                     yes          yes          yes            yes          yes          yes
Preferred Stock                                           yes          yes          yes            yes          yes          yes
Real Estate Investment Trusts                             yes          yes          yes            yes          yes          yes
Repurchase Agreements                                     yes          yes          yes            yes          yes          yes
Reverse Repurchase Agreements                             yes          yes          yes            yes          yes          yes
Short Sales                                                no           no           no             no           no          yes
Sovereign Debt                                            yes          yes          yes            yes          yes          yes
Structured Investments                                    yes          yes          yes            yes          yes          yes
Swap Agreements                                            no           no           no             no           no           no
Variable- or Floating-Rate Securities                     yes          yes          yes            yes          yes          yes
Warrants                                                  yes          yes          yes            yes          yes          yes
When-Issued Securities and Forward Commitments            yes          yes          yes            yes          yes          yes
Zero-Coupon, Step-Coupon, and Pay-in-Kind Securities      yes          yes          yes            yes          yes          yes


* The Fund may hold bonds that are downgraded to junk bond status, if the bonds were rated investment grade at the time of purchase.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS


                                                                                     ALLOWABLE FOR THE FUND?
                                                                 ------------------------------------------------------------
                                                                 SELECT   SHORT DURATION  SMALL CAP   SMALL CAP    STRATEGY
                                                                 VALUE   U.S. GOVERNMENT  ADVANTAGE     VALUE     AGGRESSIVE
Agency and Government Securities                                  yes           yes         yes          yes         yes
Borrowing                                                         yes           yes         yes          yes         yes
Cash/Money Market Instruments                                     yes           yes         yes          yes         yes
Collateralized Bond Obligations                                    no           yes          no           no         yes
Commercial Paper                                                  yes           yes         yes          yes         yes
Common Stock                                                      yes            no         yes          yes         yes
Convertible Securities                                            yes            no         yes          yes         yes
Corporate Bonds                                                   yes           yes         yes          yes         yes
Debt Obligations                                                  yes           yes         yes          yes         yes
Depositary Receipts                                               yes            no         yes          yes         yes
Derivative Instruments (including Options and Futures)            yes           yes         yes          yes         yes
Exchange-Traded Funds                                             yes           yes         yes          yes         yes
Foreign Currency Transactions                                     yes            no         yes          yes         yes
Foreign Securities                                                yes           yes         yes          yes         yes
Funding Agreements                                                yes           yes         yes          yes         yes
High-Yield (High-Risk) Debt Securities (Junk Bonds)               yes            no*         no*         yes         yes
Illiquid and Restricted Securities                                yes           yes         yes          yes         yes
Indexed Securities                                                yes           yes         yes          yes         yes
Inflation Protected Securities                                    yes           yes         yes          yes         yes
Inverse Floaters                                                   no           yes          no           no          no
Investment Companies                                              yes           yes         yes          yes         yes
Lending of Portfolio Securities                                   yes           yes         yes          yes         yes
Loan Participations                                               yes           yes         yes           no         yes
Mortgage- and Asset-Backed Securities                             yes           yes          no          yes         yes
Mortgage Dollar Rolls                                              no           yes          no           no          no
Municipal Obligations                                             yes           yes         yes          yes         yes
Preferred Stock                                                   yes            no         yes          yes         yes
Real Estate Investment Trusts                                     yes           yes         yes          yes         yes
Repurchase Agreements                                             yes           yes         yes          yes         yes
Reverse Repurchase Agreements                                     yes           yes         yes          yes         yes
Short Sales                                                        no           yes          no           no          no
Sovereign Debt                                                     no           yes          no           no         yes
Structured Investments                                            yes           yes         yes          yes         yes
Swap Agreements                                                    no           yes          no           no          no
Variable- or Floating-Rate Securities                             yes           yes         yes          yes         yes
Warrants                                                          yes           yes         yes          yes         yes
When-Issued Securities and Forward Commitments                    yes           yes         yes          yes         yes
Zero-Coupon, Step-Coupon, and Pay-in-Kind Securities              yes           yes         yes          yes         yes


* The Fund may hold bonds that are downgraded to junk bond status, if the bonds were rated investment grade at the time of purchase.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

INFORMATION REGARDING RISKS AND INVESTMENT STRATEGIES

RISKS

The following is a summary of common risk characteristics. Following this summary is a description of certain investments and investment strategies and the risks most commonly associated with them (including certain risks not described below and, in some cases, a more comprehensive discussion of how the risks apply to a particular investment or investment strategy). Please remember that a mutual fund's risk profile is largely defined by the fund's primary securities and investment strategies. However, most mutual funds are allowed to use certain other strategies and investments that may have different risk characteristics. Accordingly, one or more of the following types of risk may be associated with the Fund at any time (for a description of principal risks, please see the prospectus):

ACTIVE MANAGEMENT RISK. The fund is actively managed and its performance therefore will reflect in part the investment manager's ability to make investment decisions which are suited to achieving the fund's investment objective. Due to its active management, the fund could underperform other mutual funds with similar investment objectives.

AFFILIATED FUND RISK. The risk that the investment manager may have potential conflicts of interest in selecting underlying funds because the fees paid to it by some underlying funds are higher than the fees paid by other underlying funds. However, the investment manager is a fiduciary to the funds and is legally obligated to act in their best interests when selecting underlying funds, without taking fees into consideration.

ALLOCATION RISK. The risk that the investment manager's evaluations regarding asset classes or underlying funds may be incorrect. There is no guarantee that the underlying funds will achieve their investment objectives. There is also a risk that the selected underlying funds' performance may be lower than the performance of the asset class they were selected to represent or may be lower than the performance of alternative underlying funds that could have been selected to represent the asset class.

CREDIT RISK. For Cash Management and Core Bond. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the fund purchases unrated securities, or if the rating of a security is reduced after purchase, the fund will depend on the investment manager's analysis of credit risk more heavily than usual.

For all Fixed Income Funds except Core Bond and Balanced Funds. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the Fund purchases unrated securities, or if the rating of a security is reduced after purchase, the Fund will depend on the investment manager's analysis of credit risk more heavily than usual. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, may react more to perceived changes in the ability of the issuing company to pay interest and principal when due than to changes in interest rates. Non-investment grade securities have greater price fluctuations and are more likely to experience a default than investment grade bonds.

DERIVATIVES RISK. Derivatives are financial instruments where value depends upon, or is derived from, the value of something else, such as one or more underlying investments, pools of investments, options, futures, indexes or currencies. Just as with securities in which the Fund invests directly, derivatives are subject to a number of risks, including market, correlation, liquidity, interest rate and credit risk. In addition, gains or losses involving derivatives may be substantial, because a relatively small price movement in the underlying security, currency or index may result in a substantial gain or loss for the Fund. The successful use of derivatives depends on our ability to manage these complex instruments.

DIVERSIFICATION RISK. A non-diversified fund may invest more of its assets in fewer companies than if it were a diversified fund. Because each investment has a greater effect on the fund's performance, the fund may be more exposed to the risks of loss and volatility then a fund that invests more broadly.

FOREIGN/EMERGING MARKETS RISKS. The following are all components of foreign/emerging markets risk:

COUNTRY RISK includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets.

CURRENCY RISK results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever the fund holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add or subtract from the value of the investment.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

CUSTODY RISK refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

EMERGING MARKETS RISK includes the dramatic pace of change (economic, social, and political) in these countries as well as the other considerations listed above. These markets are in early stages of development and are extremely volatile. They can be marked by extreme inflation, devaluation of currencies, dependence on trade partners, and hostile relations with neighboring countries.

INDEXING RISK. The fund is managed to an index and the fund's performance therefore will rise and fall as the performance of the index rises and falls.

INFLATION RISK. Also known as purchasing power risk, inflation risk reflects the effects of continually rising prices on investments. If an investment's return is lower than the rate of inflation, your money will have less purchasing power as time goes on.

INFLATION PROTECTED SECURITIES RISK. Inflation-protected debt securities tend to react to change in real interest rates. Real interest rates can be described as nominal interest rates minus the expected impact of inflation. In general, the price of an inflation-protected debt security falls when real interest rates rise, and rises when real interest rates fall. Interest payments on inflation-protected debt securities will vary as the principal and/or interest is adjusted for inflation and may be more volatile than interest paid on ordinary bonds. In periods of deflation, the fund may have no income at all. Income earned by a shareholder depends on the amount of principal invested and that principal will not grow with inflation unless the investor reinvests the portion of fund distributions that comes from inflation adjustments.

INTEREST RATE RISK. The risk of losses attributable to changes in interest rates. Interest rate risk is generally associated with bond prices: when interest rates rise, bond prices fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates.

ISSUER RISK. An issuer, or the value of its stocks or bonds, may perform poorly. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

LEGAL/LEGISLATIVE RISK. Congress and other governmental units have the power to change existing laws affecting securities. A change in law might affect an investment adversely.

LIQUIDITY RISK. The risk associated from a lack of marketability of securities which may make it difficult or impossible to sell at desirable prices in order to minimize loss. The Fund may have to lower the selling price, sell other investments, or forego another, more appealing investment opportunity.

MARKET RISK. For Equity Funds and Balanced Funds. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Fund to underperform other mutual funds if that style falls out of favor with the market.

For Fixed Income Funds. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably.

MID-SIZED COMPANY RISK. Investments in mid-sized companies often involve greater risks than investments in larger, more established companies because mid-sized companies may lack the management experience, financial resources, product diversification, and competitive strengths of larger companies. In addition, in many instances the securities of mid-sized companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less than is typical of larger companies.

PREPAYMENT AND EXTENSION RISK. The risk that a bond or other security might be called, or otherwise converted, prepaid, or redeemed, before maturity. This risk is primarily associated with asset-backed securities, including mortgage backed securities. If a security is converted, prepaid, or redeemed, before maturity, particularly during a time of declining interest rates, the investment manager may not be able to reinvest in securities providing as high a level of income, resulting in a reduced yield to the fund. Conversely, as interest rates rise, the likelihood of prepayment decreases. The investment manager may be unable to capitalize on securities with higher interest rates because the Fund's investments are locked in at a lower rate for a longer period of time.

REINVESTMENT RISK. The risk that an investor will not be able to reinvest income or principal at the same rate it currently is earning.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

SECTOR RISK. For Global Bond Fund and Emerging Markets Fund. Investments that are concentrated in a particular issuer, geographic region, or sector will be more susceptible to changes in price. The more a fund diversifies, the more it spreads risk and potentially reduces the risks of loss and volatility.

For Mid Cap Value Fund. Companies that operate in different but closely related industries are sometimes described as being in the same broad economic sector. The values of stocks of many different companies in a market sector may be similarly affected by particular economic or market events. Although the Fund does not intend to focus on any particular sector, at times the Fund may have a significant portion of its assets invested in a particular sector.

For Money Market Fund. Investments that are concentrated in a particular issuer, geographic region, or sector will be more susceptible to changes in price. The more a fund diversifies, the more it spreads risk. For example, if the fund concentrates its investments in banks, the value of these investments may be adversely affected by economic or regulatory developments in the banking industry.

SMALL AND MID-SIZED COMPANY RISK. Investments in small and medium companies often involve greater risks than investments in larger, more established companies because small and medium companies may lack the management experience, financial resources, product diversification, experience, and competitive strengths of larger companies. Additionally, in many instances the securities of small and medium companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less and may be more volatile than is typical of larger companies.

SMALL COMPANY RISK. Investments in small capitalization companies often involve greater risks than investments in larger, more established companies because small capitalization companies may lack the management experience, financial resources, product diversification, experience, and competitive strengths of larger companies. In addition, in many instances the securities of small capitalization companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less and may be more volatile than is typical of larger companies.

TRACKING ERROR RISK. The fund may not track the index perfectly because differences between the index and the fund's portfolio can cause differences in performance. The investment manager purchases securities and other instruments in an attempt to replicate the performance of the index. However, the tools that the investment manager uses to replicate the index are not perfect and the fund's performance is affected by factors such as the size of the fund's portfolio, transaction costs, management fees and expenses, brokerage commissions and fees, the extent ant timing of cash flows in and out of the fund and changes in the index.

In addition, the returns from a specific type of security (for example, mid-cap stocks) may trail returns from other asset classes or the overall market. Each type of security will go through cycles of doing better or worse than stocks or bonds in general. These periods last for several years.

INVESTMENT STRATEGIES

The following information supplements the discussion of the Fund's investment objectives, policies, and strategies that are described in the prospectus and in this SAI. The following describes many strategies that many mutual funds use and types of securities that they purchase. Please refer to the section titled Investment Strategies and Types of Investments to see which are applicable to the Fund.

AGENCY AND GOVERNMENT SECURITIES

The U.S. government and its agencies issue many different types of securities. U.S. Treasury bonds, notes, and bills and securities, including mortgage pass through certificates of the Government National Mortgage Association (GNMA), are guaranteed by the U.S. government.

Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises but are not guaranteed by the U.S. government. This may increase the credit risk associated with these investments. Government-sponsored entities issuing securities include privately owned, publicly chartered entities created to reduce borrowing costs for certain sectors of the economy, such as farmers, homeowners, and students. They include the Federal Farm Credit Bank System, Farm Credit Financial Assistance Corporation, Federal Home Loan Bank, Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA), Student Loan Marketing Association (SLMA), and Resolution Trust Corporation (RTC). Government-sponsored entities may issue discount notes (with maturities ranging from overnight to 360 days) and bonds. Agency and government securities are subject to the same concerns as other debt obligations. (See also Debt Obligations and Mortgage- and Asset-Backed Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with agency and government securities include:
Call/Prepayment Risk, Inflation Risk, Interest Rate Risk, Management Risk, and Reinvestment Risk.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

BORROWING

A fund may borrow money for temporary or emergency purposes, to make other investments or to engage in other transactions permissible under the 1940 Act that may be considered a borrowing (such as derivative instruments). Borrowings are subject to costs (in addition to any interest that may be paid) and typically reduce a fund's total return. Except as qualified above, however, a fund may not buy securities on margin.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with borrowing include: Inflation Risk and Management Risk.

CASH/MONEY MARKET INSTRUMENTS

Cash-equivalent investments include short-term U.S. and Canadian government securities and negotiable certificates of deposit, non-negotiable fixed-time deposits, bankers' acceptances, and letters of credit of banks or savings and loan associations having capital, surplus, and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment. A fund also may purchase short-term notes and obligations of U.S. and foreign banks and corporations and may use repurchase agreements with broker-dealers registered under the Securities Exchange Act of 1934 and with commercial banks. (See also Commercial Paper, Debt Obligations, Repurchase Agreements, and Variable- or Floating-Rate Securities.) These types of instruments generally offer low rates of return and subject a fund to certain costs and expenses.

See the appendix for a discussion of securities ratings.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with cash/money market instruments include: Credit Risk, Inflation Risk, and Management Risk.

COLLATERALIZED BOND OBLIGATIONS

Collateralized bond obligations (CBOs) are investment grade bonds backed by a pool of junk bonds. CBOs are similar in concept to collateralized mortgage obligations (CMOs), but differ in that CBOs represent different degrees of credit quality rather than different maturities. (See also Mortgage- and Asset-Backed Securities.) Underwriters of CBOs package a large and diversified pool of high-risk, high-yield junk bonds, which is then separated into "tiers." Typically, the first tier represents the higher quality collateral and pays the lowest interest rate; the second tier is backed by riskier bonds and pays a higher rate; the third tier represents the lowest credit quality and instead of receiving a fixed interest rate receives the residual interest payments -- money that is left over after the higher tiers have been paid. CBOs, like CMOs, are substantially overcollateralized and this, plus the diversification of the pool backing them, earns them investment-grade bond ratings. Holders of third-tier CBOs stand to earn high yields or less money depending on the rate of defaults in the collateral pool. (See also High-Yield (High-Risk) Securities (Junk Bonds).)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with CBOs include: Call/Prepayment Risk, Credit Risk, Interest Rate Risk, and Management Risk.

COMMERCIAL PAPER

Commercial paper is a short-term debt obligation with a maturity ranging from 2 to 270 days issued by banks, corporations, and other borrowers. It is sold to investors with temporary idle cash as a way to increase returns on a short-term basis. These instruments are generally unsecured, which increases the credit risk associated with this type of investment. (See also Debt Obligations and Illiquid and Restricted Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with commercial paper include: Credit Risk, Liquidity Risk, and Management Risk.

COMMON STOCK

Common stock represents units of ownership in a corporation. Owners typically are entitled to vote on the selection of directors and other important matters as well as to receive dividends on their holdings. In the event that a corporation is liquidated, the claims of secured and unsecured creditors and owners of bonds and preferred stock take precedence over the claims of those who own common stock.

The price of common stock is generally determined by corporate earnings, type of products or services offered, projected growth rates, experience of management, liquidity, and general market conditions for the markets on which the stock trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with common stock include: Event Risk, Issuer Risk, Legal/Legislative Risk, Management Risk, Market Risk, and Small and Medium Company Risk.

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CONVERTIBLE SECURITIES

Convertible securities are bonds, debentures, notes, preferred stocks, or other securities that may be converted into common, preferred or other securities of the same or a different issuer within a particular period of time at a specified price. Some convertible securities, such as preferred equity-redemption cumulative stock (PERCs), have mandatory conversion features. Others are voluntary. A convertible security entitles the holder to receive interest normally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted, or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying stock since they have fixed income characteristics, and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with convertible securities include: Call/Prepayment Risk, Interest Rate Risk, Issuer Risk, Management Risk, Market Risk, and Reinvestment Risk.

CORPORATE BONDS

Corporate bonds are debt obligations issued by private corporations, as distinct from bonds issued by a government agency or a municipality. Corporate bonds typically have four distinguishing features: (1) they are taxable; (2) they have a par value of $1,000; (3) they have a term maturity, which means they come due all at once; and (4) many are traded on major exchanges. Corporate bonds are subject to the same concerns as other debt obligations. (See also Debt Obligations and High-Yield (High-Risk) Debt Securities (Junk Bonds).)

Corporate bonds may be either secured or unsecured. Unsecured corporate bonds are generally referred to as "debentures." See the appendix for a discussion of securities ratings.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with corporate bonds include: Call/Prepayment Risk, Credit Risk, Interest Rate Risk, Issuer Risk, Management Risk, and Reinvestment Risk.

DEBT OBLIGATIONS

Many different types of debt obligations exist (for example, bills, bonds, or notes). Issuers of debt obligations have a contractual obligation to pay interest at a fixed, variable or floating rate on specified dates and to repay principal on a specified maturity date. Certain debt obligations (usually intermediate- and long-term bonds) have provisions that allow the issuer to redeem or "call" a bond before its maturity. Issuers are most likely to call these securities during periods of falling interest rates. When this happens, an investor may have to replace these securities with lower yielding securities, which could result in a lower return.

The market value of debt obligations is affected primarily by changes in prevailing interest rates and the issuers perceived ability to repay the debt. The market value of a debt obligation generally reacts inversely to interest rate changes. When prevailing interest rates decline, the price usually rises, and when prevailing interest rates rise, the price usually declines.

In general, the longer the maturity of a debt obligation, the higher its yield and the greater the sensitivity to changes in interest rates. Conversely, the shorter the maturity, the lower the yield but the greater the price stability.

As noted, the values of debt obligations also may be affected by changes in the credit rating or financial condition of their issuers. Generally, the lower the quality rating of a security, the higher the degree of risk as to the payment of interest and return of principal. To compensate investors for taking on such increased risk, those issuers deemed to be less creditworthy generally must offer their investors higher interest rates than do issuers with better credit ratings. (See also Agency and Government Securities, Corporate Bonds, and High-Yield (High-Risk) Debt Securities (Junk Bonds).)

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Generally, debt obligations that are investment grade are those that have been rated in one of the top four credit quality categories by two out of the three independent rating agencies. In the event that a debt obligation has been rated by only two agencies, the most conservative, or lower, rating must be in one of the top four credit quality categories in order for the security to be considered investment grade. If only one agency has rated the debt obligation, that rating must be in one of the top four credit quality categories for the security to be considered investment grade. See the appendix for a discussion of securities ratings.

All ratings limitations are applied at the time of purchase. Subsequent to purchase, a debt security may cease to be rated or its rating may be reduced below the minimum required for purchase by the fund. Neither event will require the sale of such a security, but it will be a factor in considering whether to continue to hold the security. To the extent that ratings change as a result of changes in a rating agency or its rating systems, the Fund will attempt to use comparable ratings as standards for selecting investments.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with debt obligations include: Call/Prepayment Risk, Credit Risk, Interest Rate Risk, Issuer Risk, Management Risk, and Reinvestment Risk.

DEPOSITARY RECEIPTS

Some foreign securities are traded in the form of American Depositary Receipts
(ADRs). ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities of foreign issuers. European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs) are receipts typically issued by foreign banks or trust companies, evidencing ownership of underlying securities issued by either a foreign or U.S. issuer. Generally, depositary receipts in registered form are designed for use in the U.S. and depositary receipts in bearer form are designed for use in securities markets outside the U.S. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Depositary receipts involve the risks of other investments in foreign securities. In addition, ADR holders may not have all the legal rights of shareholders and may experience difficulty in receiving shareholder communications. (See also Common Stock and Foreign Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with depositary receipts include: Foreign/Emerging Markets Risk, Issuer Risk, Management Risk, and Market Risk.

DERIVATIVE INSTRUMENTS

Derivative instruments are commonly defined to include securities or contracts whose values depend, in whole or in part, on (or "derive" from) the value of one or more other assets, such as securities, currencies, or commodities.

A derivative instrument generally consists of, is based upon, or exhibits characteristics similar to options or forward contracts. Such instruments may be used to maintain cash reserves while remaining fully invested, to offset anticipated declines in values of investments, to facilitate trading, to reduce transaction costs, or to pursue higher investment returns. Derivative instruments are characterized by requiring little or no initial payment. Their value changes daily based on a security, a currency, a group of securities or currencies, or an index. A small change in the value of the underlying security, currency, or index can cause a sizable percentage gain or loss in the price of the derivative instrument.

Options and forward contracts are considered to be the basic "building blocks" of derivatives. For example, forward-based derivatives include forward contracts, swap contracts, and exchange-traded futures. Forward-based derivatives are sometimes referred to generically as "futures contracts." Option-based derivatives include privately negotiated, over-the-counter (OTC) options (including caps, floors, collars, and options on futures) and exchange-traded options on futures. Diverse types of derivatives may be created by combining options or futures in different ways, and by applying these structures to a wide range of underlying assets.

OPTIONS. An option is a contract. A person who buys a call option for a security has the right to buy the security at a set price for the length of the contract. A person who sells a call option is called a writer. The writer of a call option agrees for the length of the contract to sell the security at the set price when the buyer wants to exercise the option, no matter what the market price of the security is at that time. A person who buys a put option has the right to sell a security at a set price for the length of the contract. A person who writes a put option agrees to buy the security at the set price if the purchaser wants to exercise the option during the length of the contract, no matter what the market price of the security is at that time. An option is covered if the writer owns the security (in the case of a call) or sets aside the cash or securities of equivalent value (in the case of a put) that would be required upon exercise.

The price paid by the buyer for an option is called a premium. In addition to the premium, the buyer generally pays a broker a commission. The writer receives a premium, less another commission, at the time the option is written. The premium received by the writer is retained whether or not the option is exercised. A writer of a call option may have to sell the security for a below-market price if the market price rises above the exercise price. A writer of a put option may have to pay an above-market price for the security if its market price decreases below the exercise price.

When an option is purchased, the buyer pays a premium and a commission. It then pays a second commission on the purchase or sale of the underlying security when the option is exercised. For record keeping and tax purposes, the price obtained on the sale of the underlying security is the combination of the exercise price, the premium, and both commissions.

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One of the risks an investor assumes when it buys an option is the loss of the premium. To be beneficial to the investor, the price of the underlying security must change within the time set by the option contract. Furthermore, the change must be sufficient to cover the premium paid, the commissions paid both in the acquisition of the option and in a closing transaction or in the exercise of the option and sale (in the case of a call) or purchase (in the case of a put) of the underlying security. Even then, the price change in the underlying security does not ensure a profit since prices in the option market may not reflect such a change.

Options on many securities are listed on options exchanges. If a fund writes listed options, it will follow the rules of the options exchange. Options are valued at the close of the New York Stock Exchange. An option listed on a national exchange, CBOE, or NASDAQ will be valued at the last quoted sales price or, if such a price is not readily available, at the mean of the last bid and ask prices.

Options on certain securities are not actively traded on any exchange, but may be entered into directly with a dealer. These options may be more difficult to close. If an investor is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call written by the investor expires or is exercised.

FUTURES CONTRACTS. A futures contract is a sales contract between a buyer (holding the "long" position) and a seller (holding the "short" position) for an asset with delivery deferred until a future date. The buyer agrees to pay a fixed price at the agreed future date and the seller agrees to deliver the asset. The seller hopes that the market price on the delivery date is less than the agreed upon price, while the buyer hopes for the contrary. Many futures contracts trade in a manner similar to the way a stock trades on a stock exchange and the commodity exchanges.

Generally, a futures contract is terminated by entering into an offsetting transaction. An offsetting transaction is effected by an investor taking an opposite position. At the time a futures contract is made, a good faith deposit called initial margin is set up. Daily thereafter, the futures contract is valued and the payment of variation margin is required so that each day a buyer would pay out cash in an amount equal to any decline in the contract's value or receive cash equal to any increase. At the time a futures contract is closed out, a nominal commission is paid, which is generally lower than the commission on a comparable transaction in the cash market.

Futures contracts may be based on various securities, securities indices (such as the S&P 500 Index), foreign currencies and other financial instruments and indices.

A fund may engage in futures and related options transactions to produce incremental earnings, to hedge existing positions, and to increase flexibility. The fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the fund may invest in futures contracts without registering with the CFTC.

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the holder a right to buy or sell futures contracts in the future. Unlike a futures contract, which requires the parties to the contract to buy and sell a security on a set date (some futures are settled in cash), an option on a futures contract merely entitles its holder to decide on or before a future date (within nine months of the date of issue) whether to enter into a contract. If the holder decides not to enter into the contract, all that is lost is the amount (premium) paid for the option. Further, because the value of the option is fixed at the point of sale, there are no daily payments of cash to reflect the change in the value of the underlying contract. However, since an option gives the buyer the right to enter into a contract at a set price for a fixed period of time, its value does change daily.

One of the risks in buying an option on a futures contract is the loss of the premium paid for the option. The risk involved in writing options on futures contracts an investor owns, or on securities held in its portfolio, is that there could be an increase in the market value of these contracts or securities. If that occurred, the option would be exercised and the asset sold at a lower price than the cash market price. To some extent, the risk of not realizing a gain could be reduced by entering into a closing transaction. An investor could enter into a closing transaction by purchasing an option with the same terms as the one previously sold. The cost to close the option and terminate the investor's obligation, however, might still result in a loss. Further, the investor might not be able to close the option because of insufficient activity in the options market. Purchasing options also limits the use of monies that might otherwise be available for long-term investments.

OPTIONS ON STOCK INDEXES. Options on stock indexes are securities traded on national securities exchanges. An option on a stock index is similar to an option on a futures contract except all settlements are in cash. A fund exercising a put, for example, would receive the difference between the exercise price and the current index level.

TAX AND ACCOUNTING TREATMENT. As permitted under federal income tax laws and to the extent a fund is allowed to invest in futures contracts, a fund would intend to identify futures contracts as mixed straddles and not mark them to market, that is, not treat them as having been sold at the end of the year at market value. If a fund is using short futures contracts for hedging purposes, the fund may be required to defer recognizing losses incurred on short futures contracts and on underlying securities.

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Federal income tax treatment of gains or losses from transactions in options on futures contracts and indexes will depend on whether the option is a section 1256 contract. If the option is a non-equity option, a fund would either make a 1256(d) election and treat the option as a mixed straddle or mark to market the option at fiscal year end and treat the gain/loss as 40% short-term and 60% long-term.

The IRS has ruled publicly that an exchange-traded call option is a security for purposes of the 50%-of-assets test and that its issuer is the issuer of the underlying security, not the writer of the option, for purposes of the diversification requirements.

Accounting for futures contracts will be according to generally accepted accounting principles. Initial margin deposits will be recognized as assets due from a broker (a fund's agent in acquiring the futures position). During the period the futures contract is open, changes in value of the contract will be recognized as unrealized gains or losses by marking to market on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments will be made or received depending upon whether gains or losses are incurred. All contracts and options will be valued at the last-quoted sales price on their primary exchange.

OTHER RISKS OF DERIVATIVES.

The primary risk of derivatives is the same as the risk of the underlying asset, namely that the value of the underlying asset may go up or down. Adverse movements in the value of an underlying asset can expose an investor to losses. Derivative instruments may include elements of leverage and, accordingly, the fluctuation of the value of the derivative instrument in relation to the underlying asset may be magnified. The successful use of derivative instruments depends upon a variety of factors, particularly the investment manager's ability to predict movements of the securities, currencies, and commodity markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed.

Another risk is the risk that a loss may be sustained as a result of the failure of a counterparty to comply with the terms of a derivative instrument. The counterparty risk for exchange-traded derivative instruments is generally less than for privately-negotiated or OTC derivative instruments, since generally a clearing agency, which is the issuer or counterparty to each exchange-traded instrument, provides a guarantee of performance. For privately-negotiated instruments, there is no similar clearing agency guarantee. In all transactions, an investor will bear the risk that the counterparty will default, and this could result in a loss of the expected benefit of the derivative transaction and possibly other losses.

When a derivative transaction is used to completely hedge another position, changes in the market value of the combined position (the derivative instrument plus the position being hedged) result from an imperfect correlation between the price movements of the two instruments. With a perfect hedge, the value of the combined position remains unchanged for any change in the price of the underlying asset. With an imperfect hedge, the values of the derivative instrument and its hedge are not perfectly correlated. For example, if the value of a derivative instrument used in a short hedge (such as writing a call option, buying a put option, or selling a futures contract) increased by less than the decline in value of the hedged investment, the hedge would not be perfectly correlated. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded.

Derivatives also are subject to the risk that they cannot be sold, closed out, or replaced quickly at or very close to their fundamental value. Generally, exchange contracts are very liquid because the exchange clearinghouse is the counterparty of every contract. OTC transactions are less liquid than exchange-traded derivatives since they often can only be closed out with the other party to the transaction.

Another risk is caused by the legal unenforcibility of a party's obligations under the derivative. A counterparty that has lost money in a derivative transaction may try to avoid payment by exploiting various legal uncertainties about certain derivative products.

(See also Foreign Currency Transactions.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with derivative instruments include: Leverage Risk, Liquidity Risk, and Management Risk.

EXCHANGE-TRADED FUNDS

Exchange-traded funds (ETFs) represent shares of ownership in mutual funds, unit investment trusts or depositary receipts. ETFs hold portfolios of securities that closely track the performance and dividend yield of specific domestic or foreign market indexes.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with ETFs include: Management Risk and Market Risk.

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FOREIGN CURRENCY TRANSACTIONS

Investments in foreign countries usually involve currencies of foreign countries. In addition, a fund may hold cash and cash-equivalent investments in foreign currencies. As a result, the value of a fund's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency exchange rates and exchange control regulations. Also, a fund may incur costs in connection with conversions between various currencies. Currency exchange rates may fluctuate significantly over short periods of time causing a fund's NAV to fluctuate. Currency exchange rates are generally determined by the forces of supply and demand in the foreign exchange markets, actual or anticipated changes in interest rates, and other complex factors. Currency exchange rates also can be affected by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments.

SPOT RATES AND DERIVATIVE INSTRUMENTS. A fund may conduct its foreign currency exchange transactions either at the spot (cash) rate prevailing in the foreign currency exchange market or by entering into forward currency exchange contracts (forward contracts). (See also Derivative Instruments.) These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such derivative instruments, a fund could be disadvantaged by having to deal in the odd lot market for the underlying foreign currencies at prices that are less favorable than for round lots.

A fund may enter into forward contracts for a variety of reasons. A fund may enter into forward contracts to settle a security transaction or handle dividend and interest collection. When a fund enters into a contract for the purchase or sale of a security denominated in a foreign currency or has been notified of a dividend or interest payment, it may desire to lock in the price of the security or the amount of the payment in dollars. By entering into a forward contract, a fund would be able to protect itself against a possible loss resulting from an adverse change in the relationship between different currencies from the date the security is purchased or sold to the date on which payment is made or received or when the dividend or interest is actually received.

A fund may enter into forward contracts when management of the fund believes the currency of a particular foreign country may decline in value relative to another currency. When selling currencies forward in this fashion, a fund may seek to hedge the value of foreign securities it holds against an adverse move in exchange rates. The precise matching of forward contract amounts and the value of securities involved generally will not be possible since the future value of securities in foreign currencies more than likely will change between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movements is extremely difficult and successful execution of a short-term hedging strategy is highly uncertain. A fund would not enter into such forward contracts or maintain a net exposure to such contracts when consummating the contracts would obligate it to deliver an amount of foreign currency in excess of the value of its securities or other assets denominated in that currency.

A fund may designate cash or securities in an amount equal to the value of the fund's total assets committed to consummating forward contracts entered into under the circumstance set forth immediately above. If the value of the securities declines, additional cash or securities will be designated on a daily basis so that the value of the cash or securities will equal the amount of the fund's commitments on such contracts.

This method of protecting the value of the fund's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some point in time. Although forward contracts tend to minimize the risk of loss due to a decline in value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase.


A fund also may enter into forward contracts when its management believes the currency of a particular country will increase in value relative to another currency. Although forward contracts entered into by the fund will typically involve the purchase or sale of a foreign currency.


At maturity of a forward contract, a fund may either deliver (if a contract to sell) or take delivery of (if a contract to buy) the foreign currency or terminate its contractual obligation by entering into an offsetting contract with the same currency trader, the same maturity date, and covering the same amount of foreign currency.

If a fund engages in an offsetting transaction, it would incur a gain or loss to the extent there has been movement in forward contract prices. If a fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to buy or sell the foreign currency.

Although a fund values its assets each business day in terms of U.S. dollars, it may not intend to convert its foreign currencies into U.S. dollars on a daily basis. It would do so from time to time, and shareholders should be aware of currency conversion costs. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (spread) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should a fund desire to resell that currency to the dealer.

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OPTIONS ON FOREIGN CURRENCIES. A fund may buy put and call options and write covered call and cash-secured put options on foreign currencies for hedging purposes and to gain exposure to foreign currencies. For example, a decline in the dollar value of a foreign currency in which securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against the diminutions in the value of securities, a fund may buy put options on the foreign currency. If the value of the currency does decline, a fund would have the right to sell the currency for a fixed amount in dollars and would offset, in whole or in part, the adverse effect on its portfolio that otherwise would have resulted.

Conversely, where a change in the dollar value of a currency would increase the cost of securities a fund plans to buy, or where a fund would benefit from increased exposure to the currency, a fund may buy call options on the foreign currency. The purchase of the options could offset, at least partially, the changes in exchange rates.

As in the case of other types of options, however, the benefit to a fund derived from purchases of foreign currency options would be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a fund could sustain losses on transactions in foreign currency options that would require it to forego a portion or all of the benefits of advantageous changes in rates.

A fund may write options on foreign currencies for the same types of purposes. For example, when a fund anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option would most likely not be exercised and the diminution in value of securities would be fully or partially offset by the amount of the premium received.

Similarly, instead of purchasing a call option when a foreign currency is expected to appreciate, a fund could write a put option on the relevant currency. If rates move in the manner projected, the put option would expire unexercised and allow the fund to hedge increased cost up to the amount of the premium.

As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the fund would be required to buy or sell the underlying currency at a loss that may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the fund also may be required to forego all or a portion of the benefits that might otherwise have been obtained from favorable movements on exchange rates.

All options written on foreign currencies will be covered. An option written on foreign currencies is covered if a fund holds currency sufficient to cover the option or has an absolute and immediate right to acquire that currency without additional cash consideration upon conversion of assets denominated in that currency or exchange of other currency held in its portfolio. An option writer could lose amounts substantially in excess of its initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies are traded through financial institutions acting as market-makers, although foreign currency options also are traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost.

Foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation (OCC), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in certain foreign countries for that purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

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FOREIGN CURRENCY FUTURES AND RELATED OPTIONS. A fund may enter into currency futures contracts to buy or sell currencies. It also may buy put and call options and write covered call and cash-secured put options on currency futures. Currency futures contracts are similar to currency forward contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures call for payment of delivery in U.S. dollars. A fund may use currency futures for the same purposes as currency forward contracts, subject to Commodity Futures Trading Commission (CFTC) limitations.

Currency futures and options on futures values can be expected to correlate with exchange rates, but will not reflect other factors that may affect the value of the fund's investments. A currency hedge, for example, should protect a Yen-denominated bond against a decline in the Yen, but will not protect a fund against price decline if the issuer's creditworthiness deteriorates. Because the value of a fund's investments denominated in foreign currency will change in response to many factors other than exchange rates, it may not be possible to match the amount of a forward contract to the value of a fund's investments denominated in that currency over time.

A fund will hold securities or other options or futures positions whose values are expected to offset its obligations. The fund would not enter into an option or futures position that exposes the fund to an obligation to another party unless it owns either (i) an offsetting position in securities or (ii) cash, receivables and short-term debt securities with a value sufficient to cover its potential obligations.

(See also Derivative Instruments and Foreign Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with foreign currency transactions include: Correlation Risk, Interest Rate Risk, Leverage Risk, Liquidity Risk, and Management Risk.

FOREIGN SECURITIES

Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations involve special risks, including those set forth below, which are not typically associated with investing in U.S. securities. Foreign companies are not generally subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic companies. Additionally, many foreign stock markets, while growing in volume of trading activity, have substantially less volume than the New York Stock Exchange, and securities of some foreign companies are less liquid and more volatile than securities of domestic companies. Similarly, volume and liquidity in most foreign bond markets are less than the volume and liquidity in the U.S. and, at times, volatility of price can be greater than in the U.S. Further, foreign markets have different clearance, settlement, registration, and communication procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in such procedures could result in temporary periods when assets are uninvested and no return is earned on them. The inability of an investor to make intended security purchases due to such problems could cause the investor to miss attractive investment opportunities. Payment for securities without delivery may be required in certain foreign markets and, when participating in new issues, some foreign countries require payment to be made in advance of issuance (at the time of issuance, the market value of the security may be more or less than the purchase price). Some foreign markets also have compulsory depositories (i.e., an investor does not have a choice as to where the securities are held). Fixed commissions on some foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. Further, an investor may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. There is generally less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in the U.S. It may be more difficult for an investor's agents to keep currently informed about corporate actions such as stock dividends or other matters that may affect the prices of portfolio securities. Communications between the U.S. and foreign countries may be less reliable than within the U.S., thus increasing the risk of delays or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of nationalization, expropriation, the imposition of additional withholding or confiscatory taxes, political, social, or economic instability, diplomatic developments that could affect investments in those countries, or other unforeseen actions by regulatory bodies (such as changes to settlement or custody procedures).

The risks of foreign investing may be magnified for investments in emerging markets, which may have relatively unstable governments, economies based on only a few industries, and securities markets that trade a small number of securities.

The introduction of a single currency, the euro, on Jan. 1, 1999 for participating European nations in the Economic and Monetary Union ("EU") presents unique uncertainties, including the legal treatment of certain outstanding financial contracts after Jan. 1, 1999 that refer to existing currencies rather than the euro; the establishment and maintenance of exchange rates; the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax or labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other EU countries such as the United Kingdom and Denmark into the euro and the admission of other non-EU countries such as Poland, Latvia, and Lithuania as members of the EU may have an impact on the euro.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with foreign securities include: Foreign/Emerging Markets Risk, Issuer Risk, and Management Risk.

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FUNDING AGREEMENTS

A Fund may invest in funding agreements issued by domestic insurance companies. Funding agreements are short-term, privately placed, debt obligations of insurance companies that offer a fixed- or floating-rate of interest. These investments are not readily marketable and therefore are considered to be illiquid securities. (See also Illiquid and Restricted Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with funding agreements include: Credit Risk and Liquidity Risk.

HIGH-YIELD (HIGH-RISK) DEBT SECURITIES (JUNK BONDS)

High yield (high-risk) debt securities are sometimes referred to as junk bonds. They are non-investment grade (lower quality) securities that have speculative characteristics. Lower quality securities, while generally offering higher yields than investment grade securities with similar maturities, involve greater risks, including the possibility of default or bankruptcy. They are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. The special risk considerations in connection with investments in these securities are discussed below.

See the appendix for a discussion of securities ratings. (See also Debt Obligations.)

All interest-bearing securities typically experience appreciation when interest rates decline and depreciation when interest rates rise. The market values of lower-quality and comparable unrated securities tend to reflect individual corporate developments to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-quality and comparable unrated securities also tend to be more sensitive to economic conditions than are higher-rated securities. As a result, they generally involve more credit risks than securities in the higher-rated categories. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of lower-quality securities may experience financial stress and may not have sufficient revenues to meet their payment obligations. The issuer's ability to service its debt obligations also may be adversely affected by specific corporate developments, the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by an issuer of these securities is significantly greater than issuers of higher-rated securities because such securities are generally unsecured and are often subordinated to other creditors. Further, if the issuer of a lower quality security defaulted, an investor might incur additional expenses to seek recovery.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality.

An investor may have difficulty disposing of certain lower-quality and comparable unrated securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all lower quality and comparable unrated securities, there is no established retail secondary market for many of these securities. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. The lack of a liquid secondary market for certain securities also may make it more difficult for an investor to obtain accurate market quotations. Market quotations are generally available on many lower-quality and comparable unrated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales.

Legislation may be adopted from time to time designed to limit the use of certain lower quality and comparable unrated securities by certain issuers.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with high-yield (high-risk) securities include:
Call/Prepayment Risk, Credit Risk, Currency Risk, Interest Rate Risk, and Management Risk.

ILLIQUID AND RESTRICTED SECURITIES

Illiquid securities are securities that are not readily marketable. These securities may include, but are not limited to, certain securities that are subject to legal or contractual restrictions on resale, certain repurchase agreements, and derivative instruments. To the extent a fund invests in illiquid or restricted securities, it may encounter difficulty in determining a market value for the securities. Disposing of illiquid or restricted securities may involve time-consuming negotiations and legal expense, and it may be difficult or impossible for a fund to sell the investment promptly and at an acceptable price.

In determining the liquidity of all securities and derivatives, such as Rule 144A securities, which are unregistered securities offered to qualified institutional buyers, and interest-only and principal-only fixed mortgage-backed securities (IOs and POs) issued by the U.S. government or its agencies and instrumentalities the investment manager, under guidelines established by the board, will consider any relevant factors including the frequency of trades, the number of dealers willing to purchase or sell the security and the nature of marketplace trades.

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Although one or more of the other risks described in this SAI may apply, the largest risks associated with illiquid and restricted securities include:
Liquidity Risk and Management Risk.

INDEXED SECURITIES

The value of indexed securities is linked to currencies, interest rates, commodities, indexes, or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise or fall according to the change in one or more specified underlying instruments. Indexed securities may be more volatile than the underlying instrument itself and they may be less liquid than the securities represented by the index. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with indexed securities include: Liquidity Risk, Management Risk, and Market Risk.

INFLATION PROTECTED SECURITIES

Inflation is a general rise in prices of goods and services. Inflation erodes the purchasing power of an investor's assets. For example, if an investment provides a total return of 7% in a given year and inflation is 3% during that period, the inflation-adjusted, or real, return is 4%. Inflation protected securities are debt securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments. One type of inflation-protected debt security is issued by the U.S. Treasury. The principal of these securities is adjusted for inflation as indicated by the Consumer Price Index for Urban Consumers (CPI) and interest is paid on the adjusted amount. The CPI is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy.

If the CPI falls, the principal value of inflation-protected securities will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Conversely, if the CPI rises, the principal value of inflation-protected securities will be adjusted upward, and consequently the interest payable on these securities will be increased. Repayment of the original bond principal upon maturity is guaranteed in the case of U.S. Treasury inflation-protected securities, even during a period of deflation. However, the current market value of the inflation-protected securities is not guaranteed and will fluctuate. Other inflation-indexed securities include inflation-related bonds, which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

Other issuers of inflation-protected debt securities include other U.S. government agencies or instrumentalities, corporations and foreign governments. There can be no assurance that the CPI or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

Any increase in principal for an inflation-protected security resulting from inflation adjustments is considered by IRS regulations to be taxable income in the year it occurs. For direct holders of an inflation-protected security, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. By contrast, a fund holding these securities distributes both interest income and the income attributable to principal adjustments in the form of cash or reinvested shares, which are taxable to shareholders.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with inflation-protected securities include: Interest Rate Risk and Market Risk.

INVERSE FLOATERS

Inverse floaters are created by underwriters using the interest payment on securities. A portion of the interest received is paid to holders of instruments based on current interest rates for short-term securities. The remainder, minus a servicing fee, is paid to holders of inverse floaters. As interest rates go down, the holders of the inverse floaters receive more income and an increase in the price for the inverse floaters. As interest rates go up, the holders of the inverse floaters receive less income and a decrease in the price for the inverse floaters. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with inverse floaters include: Interest Rate Risk and Management Risk.

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INVESTMENT COMPANIES

Investing in securities issued by registered and unregistered investment companies may involve the duplication of advisory fees and certain other expenses.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with the securities of other investment companies include: Management Risk and Market Risk.

LENDING OF PORTFOLIO SECURITIES

A fund may lend certain of its portfolio securities. The current policy of the Fund's board is to make these loans, either long- or short-term, to broker-dealers. In making loans, the lender receives the market price in cash, U.S. government securities, letters of credit, or such other collateral as may be permitted by regulatory agencies and approved by the board. If the market price of the loaned securities goes up, the lender will get additional collateral on a daily basis. If the market price of the loaned securities goes down, the borrower may request that some collateral be returned. The risks are that the borrower may not provide additional collateral when required or return the securities when due. During the existence of the loan, the lender receives cash payments equivalent to all interest or other distributions paid on the loaned securities. The lender may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or money market instruments held as collateral to the borrower or placing broker. The lender will receive reasonable interest on the loan or a flat fee from the borrower and amounts equivalent to any dividends, interest, or other distributions on the securities loaned.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with the lending of portfolio securities include:
Credit Risk and Management Risk.

LOAN PARTICIPATIONS

Loans, loan participations, and interests in securitized loan pools are interests in amounts owed by a corporate, governmental, or other borrower to a lender or consortium of lenders (typically banks, insurance companies, investment banks, government agencies, or international agencies). Loans involve a risk of loss in case of default or insolvency of the borrower and may offer less legal protection to an investor in the event of fraud or misrepresentation.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with loan participations include: Credit Risk and Management Risk.

MORTGAGE- AND ASSET-BACKED SECURITIES

Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and Collateralized Mortgage Obligations (CMOs). These securities may be issued or guaranteed by U.S. government agencies or instrumentalities (see also Agency and Government Securities), or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. Mortgage-backed securities issued by private lenders may be supported by pools of mortgage loans or other mortgage-backed securities that are guaranteed, directly or indirectly, by the U.S. government or one of its agencies or instrumentalities, or they may be issued without any governmental guarantee of the underlying mortgage assets but with some form of non-governmental credit enhancement. Commercial mortgage-backed securities (CMBS) are a specific type of mortgage-backed security collateralized by a pool of mortgages on commercial real estate.

Stripped mortgage-backed securities are a type of mortgage-backed security that receive differing proportions of the interest and principal payments from the underlying assets. Generally, there are two classes of stripped mortgage-backed securities: Interest Only (IO) and Principal Only (PO). IOs entitle the holder to receive distributions consisting of all or a portion of the interest on the underlying pool of mortgage loans or mortgage-backed securities. POs entitle the holder to receive distributions consisting of all or a portion of the principal of the underlying pool of mortgage loans or mortgage-backed securities. The cash flows and yields on IOs and POs are extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage loans or mortgage-backed securities. A rapid rate of principal payments may adversely affect the yield to maturity of IOs. A slow rate of principal payments may adversely affect the yield to maturity of POs. If prepayments of principal are greater than anticipated, an investor in IOs may incur substantial losses. If prepayments of principal are slower than anticipated, the yield on a PO will be affected more severely than would be the case with a traditional mortgage-backed security.

CMOs are hybrid mortgage-related instruments secured by pools of mortgage loans or other mortgage-related securities, such as mortgage pass through securities or stripped mortgage-backed securities. CMOs may be structured into multiple classes, often referred to as "tranches," with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than its stated maturity.

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The yield characteristics of mortgage-backed securities differ from those of other debt securities. Among the differences are that interest and principal payments are made more frequently on mortgage-backed securities, usually monthly, and principal may be repaid at any time. These factors may reduce the expected yield.

Asset-backed securities have structural characteristics similar to mortgage-backed securities. Asset-backed debt obligations represent direct or indirect participation in, or secured by and payable from, assets such as motor vehicle installment sales contracts, other installment loan contracts, home equity loans, leases of various types of property, and receivables from credit card or other revolving credit arrangements. The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement of the securities. Payments or distributions of principal and interest on asset-backed debt obligations may be supported by non-governmental credit enhancements including letters of credit, reserve funds, overcollateralization, and guarantees by third parties. The market for privately issued asset-backed debt obligations is smaller and less liquid than the market for government sponsored mortgage-backed securities. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with mortgage- and asset-backed securities include:
Call/Prepayment Risk, Credit Risk, Interest Rate Risk, Liquidity Risk, and Management Risk.

MORTGAGE DOLLAR ROLLS

Mortgage dollar rolls are investments in which an investor sells mortgage-backed securities for delivery in the current month and simultaneously contracts to purchase substantially similar securities on a specified future date. While an investor foregoes principal and interest paid on the mortgage-backed securities during the roll period, the investor is compensated by the difference between the current sales price and the lower price for the future purchase as well as by any interest earned on the proceeds of the initial sale. The investor also could be compensated through the receipt of fee income equivalent to a lower forward price.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with mortgage dollar rolls include: Credit Risk, Interest Rate Risk, and Management Risk.

MUNICIPAL OBLIGATIONS

Municipal obligations include debt obligations issued by or on behalf of states, territories, possessions, or sovereign nations within the territorial boundaries of the United States (including the District of Columbia and Puerto Rico). The interest on these obligations is generally exempt from federal income tax. Municipal obligations are generally classified as either "general obligations" or "revenue obligations."

General obligation bonds are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of interest and principal. Revenue bonds are payable only from the revenues derived from a project or facility or from the proceeds of a specified revenue source. Industrial development bonds are generally revenue bonds secured by payments from and the credit of private users. Municipal notes are issued to meet the short-term funding requirements of state, regional, and local governments. Municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax and revenue anticipation notes, construction loan notes, short-term discount notes, tax-exempt commercial paper, demand notes, and similar instruments.

Municipal lease obligations may take the form of a lease, an installment purchase, or a conditional sales contract. They are issued by state and local governments and authorities to acquire land, equipment, and facilities. An investor may purchase these obligations directly, or it may purchase participation interests in such obligations. Municipal leases may be subject to greater risks than general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet in order to issue municipal obligations. Municipal leases may contain a covenant by the state or municipality to budget for and make payments due under the obligation. Certain municipal leases may, however, provide that the issuer is not obligated to make payments on the obligation in future years unless funds have been appropriated for this purpose each year.

Yields on municipal bonds and notes depend on a variety of factors, including money market conditions, municipal bond market conditions, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The municipal bond market has a large number of different issuers, many having smaller sized bond issues, and a wide choice of different maturities within each issue. For these reasons, most municipal bonds do not trade on a daily basis and many trade only rarely. Because many of these bonds trade infrequently, the spread between the bid and offer may be wider and the time needed to develop a bid or an offer may be longer than other security markets. See the appendix for a discussion of securities ratings. (See also Debt Obligations.)

TAXABLE MUNICIPAL OBLIGATIONS. There is another type of municipal obligation that is subject to federal income tax for a variety of reasons. These municipal obligations do not qualify for the federal income exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality's underfunded pension plan.

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Although one or more of the other risks described in this SAI may apply, the largest risks associated with municipal obligations include: Credit Risk, Event Risk, Inflation Risk, Interest Rate Risk, Legal/Legislative Risk, and Market Risk.

PREFERRED STOCK

Preferred stock is a type of stock that pays dividends at a specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Preferred stock does not ordinarily carry voting rights.

The price of a preferred stock is generally determined by earnings, type of products or services, projected growth rates, experience of management, liquidity, and general market conditions of the markets on which the stock trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with preferred stock include: Issuer Risk, Management Risk, and Market Risk.

REAL ESTATE INVESTMENT TRUSTS

Real estate investment trusts (REITs) are pooled investment vehicles that manage a portfolio of real estate or real estate related loans to earn profits for their shareholders. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property, such as shopping centers, nursing homes, office buildings, apartment complexes, and hotels, and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs can be subject to extreme volatility due to fluctuations in the demand for real estate, changes in interest rates, and adverse economic conditions. Similar to investment companies, REITs are not taxed on income distributed to shareholders provided they comply with certain requirements under the tax law. The failure of a REIT to continue to qualify as a REIT for tax purposes can materially affect its value. A fund will indirectly bear its proportionate share of any expenses paid by a REIT in which it invests.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with REITs include: Issuer Risk, Management Risk, Market Risk and Interest Rate Risk.

REPURCHASE AGREEMENTS

Repurchase agreements may be entered into with certain banks or non-bank dealers. In a repurchase agreement, the purchaser buys a security at one price, and at the time of sale, the seller agrees to repurchase the obligation at a mutually agreed upon time and price (usually within seven days). The repurchase agreement determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. Repurchase agreements could involve certain risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the purchaser's ability to dispose of the underlying securities.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with repurchase agreements include: Credit Risk and Management Risk.

REVERSE REPURCHASE AGREEMENTS

In a reverse repurchase agreement, an investor sells a security and enters into an agreement to repurchase the security at a specified future date and price. The investor generally retains the right to interest and principal payments on the security. Since the investor receives cash upon entering into a reverse repurchase agreement, it may be considered a borrowing. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with reverse repurchase agreements include: Credit Risk, Interest Rate Risk, and Management Risk.

SHORT SALES

With short sales, an investor sells a security that it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the investor must borrow the security to make delivery to the buyer. The investor is obligated to replace the security that was borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the investor sold the security. A fund that is allowed to engage in short sales will designate cash or liquid securities to cover its open short positions. Those funds also may engage in "short sales against the box," a form of short-selling that involves selling a security that an investor owns (or has an unconditioned right to purchase) for delivery at a specified date in the future. This technique allows an investor to hedge protectively against anticipated declines in the market of its securities. If the value of the securities sold short increased between the date of the short sale and the date on which the borrowed security is replaced, the investor loses the opportunity to participate in the gain. A "short sale against the box" will result in a constructive sale of appreciated securities thereby generating capital gains to the Fund.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with short sales include: Management Risk and Market Risk.

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SOVEREIGN DEBT

A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by a variety of factors, including its cash flow situation, the extent of its reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward international lenders, and the political constraints to which a sovereign debtor may be subject. (See also Foreign Securities.)

With respect to sovereign debt of emerging market issuers, investors should be aware that certain emerging market countries are among the largest debtors to commercial banks and foreign governments. At times, certain emerging market countries have declared moratoria on the payment of principal and interest on external debt.

Certain emerging market countries have experienced difficulty in servicing their sovereign debt on a timely basis that led to defaults and the restructuring of certain indebtedness.

Sovereign debt includes Brady Bonds, which are securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with sovereign debt include: Credit Risk, Foreign/Emerging Markets Risk, and Management Risk.


STRUCTURED INVESTMENTS

A structured investment is a security whose return is tied to an underlying index or to some other security or pool of assets. Structured investments generally are individually negotiated agreements and may be traded over-the-counter. Structured investments are created and operated to restructure the investment characteristics of the underlying security. This restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, of specified instruments, such as commercial bank loans, and the issuance by that entity of one or more classes of debt obligations ("structured securities") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities, and interest rate provisions. The extent of the payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments. Because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Structured securities are often offered in different classes. As a result a given class of a structured security may be either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities. Structured securities are typically sold in private placement transactions, and at any given time there may be no active trading market for a particular structured security.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with structured investments include: Credit Risk, Liquidity Risk, and Management Risk.


SWAP AGREEMENTS

Swap agreements obligate one party to make payments to the other party based on the change in the market value of an index or other asset. In return, the other party agrees to make payments to the first party based on the return of another index or asset. Swap agreements entail the risk that a party will default on its payment obligations.

INTEREST RATE SWAPS. Interest rate swap agreements are used to obtain or preserve a desired return or spread at a lower cost than through a direct investment in an instrument that yields the desired return or spread. Swaps also may protect against changes in the price of securities that an investor anticipates buying or selling at a later date. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to several years. In a standard interest rate swap transaction, two parties agree to exchange their respective commitments to pay fixed or floating rates on a predetermined notional amount. The swap agreement notional amount is the predetermined basis for calculating the obligations that the swap counterparties have agreed to exchange. Under most swap agreements, the obligations of the parties are exchanged on a net basis. The two payment streams are netted out, with each party receiving or paying, as the case may be, only the net amount of the two payments.

Swap agreements are usually entered into at a zero net market value of the swap agreement commitments. The market values of the underlying commitments will change over time resulting in one of the commitments being worth more than the other and the net market value creating a risk exposure for one counterparty to the other.

Swap agreements may include embedded interest rate caps, floor and collars. In interest rate cap transactions, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or cap. Interest rate floor transactions require one party, in exchange for a premium to agree to make payments to the other to the extent that interest rates fall below a specified level, or floor. In interest rate collar transactions, one party sells a cap and purchases a floor, or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels or collar amounts.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

Swap agreements are traded in the over-the-counter market and may be considered to be illiquid. The Fund will enter into interest rate swap agreements only if the claims-paying ability of the other party or its guarantor is considered to be investment grade by the Advisor. Generally, the unsecured senior debt or the claims-paying ability of the other party or its guarantor must be rated in one of the three highest rating categories of at least one NRSRO at the time of entering into the transaction. If there is a default by the other party to such a transaction, the Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction. In certain circumstances, the Fund may seek to minimize counterparty risk by requiring the counterparty to post collateral.

CMBS TOTAL RETURN SWAPS. CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of collateralized mortgage-backed securities.

CURRENCY SWAPS. Currency swaps are similar to interest rate swaps, except that they involve currencies instead of interest rates.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with swaps include: Liquidity Risk, Credit Risk and Correlation Risk.

VARIABLE- OR FLOATING-RATE SECURITIES

Variable-rate securities provide for automatic establishment of a new interest rate at fixed intervals (e.g., daily, monthly, semiannually, etc.). Floating-rate securities generally provide for automatic adjustment of the interest rate whenever some specified interest rate index changes. Variable- or floating-rate securities frequently include a demand feature enabling the holder to sell the securities to the issuer at par. In many cases, the demand feature can be exercised at any time. Some securities that do not have variable or floating interest rates may be accompanied by puts producing similar results and price characteristics. Variable-rate demand notes include master demand notes that are obligations that permit the investor to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the investor as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded. There generally is not an established secondary market for these obligations. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the lender's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and may involve heightened risk of default by the issuer.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with variable- or floating-rate securities include:
Credit Risk and Management Risk.

WARRANTS

Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance) during a specified period or perpetually. Warrants may be acquired separately or in connection with the acquisition of securities. Warrants do not carry with them the right to dividends or voting rights and they do not represent any rights in the assets of the issuer. Warrants may be considered to have more speculative characteristics than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with warrants include: Management Risk and Market Risk.

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS

When-issued securities and forward commitments involve a commitment to purchase or sell specific securities at a predetermined price or yield in which payment and delivery take place after the customary settlement period for that type of security. Normally, the settlement date occurs within 45 days of the purchase although in some cases settlement may take longer. The investor does not pay for the securities or receive dividends or interest on them until the contractual settlement date. Such instruments involve the risk of loss if the value of the security to be purchased declines prior to the settlement date and the risk that the security will not be issued as anticipated. If the security is not issued as anticipated, the Fund may lose the opportunity to obtain a price and yield considered to be advantageous.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with when-issued securities and forward commitments include: Credit Risk and Management Risk.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

ZERO-COUPON, STEP-COUPON, AND PAY-IN-KIND SECURITIES

These securities are debt obligations that do not make regular cash interest payments (see also Debt Obligations). Zero-coupon and step-coupon securities are sold at a deep discount to their face value because they do not pay interest until maturity. Pay-in-kind securities pay interest through the issuance of additional securities. Because these securities do not pay current cash income, the price of these securities can be extremely volatile when interest rates fluctuate. See the appendix for a discussion of securities ratings.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with zero-coupon, step-coupon, and pay-in-kind securities include: Credit Risk, Interest Rate Risk, and Management Risk.

The Fund cannot issue senior securities but this does not prohibit certain investment activities for which assets of the Fund are set aside, or margin, collateral or escrow arrangements are established, to cover the related obligations. Examples of those activities include borrowing money, delayed-delivery and when-issued securities transactions, and contracts to buy or sell options, derivatives, and hedging instruments.

SECURITIES TRANSACTIONS

Except as otherwise noted, the description of policies and procedures in this section also applies to any Fund subadviser. Subject to policies set by the board, as well as the terms of the investment advisory and subadvisory agreements, the investment manager and all applicable subadvisers (individually and collectively "the investment manager") are authorized to determine, consistent with the Fund's investment goal and policies, which securities will be purchased, held, or sold. In determining where the buy and sell orders are to be placed, the investment manager has been directed to use its best efforts to obtain the best available price and the most favorable execution except where otherwise authorized by the board. In selecting broker-dealers to execute transactions, the investment manager may consider the price of the security, including commission or mark-up, the size and difficulty of the order, the reliability, integrity, financial soundness, and general operation and execution capabilities of the broker, the broker's expertise in particular markets, and research services provided by the broker.

The Fund, the investment manager, any subadviser and Ameriprise Financial Services, Inc. (the Distributor) each have a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the Fund.

The Fund's securities may be traded on a principal rather than an agency basis. In certain circumstances, the investment manager will trade directly with the issuer or with a dealer who buys or sells for its own account, rather than acting on behalf of another client. The investment manager does not pay the dealer commissions. Instead, the dealer's profit, if any, is the difference, or spread, between the dealer's purchase and sale price for the security.


On occasion, it may be desirable to compensate a broker for research services or for brokerage services by paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge. The board has adopted a policy authorizing the investment manager to do so to the extent authorized by law, if the investment manager determines, in good faith, that such commission is reasonable in relation to the value of the brokerage or research services provided by a broker or dealer, viewed either in the light of that transaction or the investment manager's overall responsibilities with respect to the Fund and the other RiverSource funds for which it acts as investment manager (or by any Fund subadviser to any other client of such subadviser).


Research provided by brokers supplements the investment manager's own research activities. Such services include economic data on, and analysis of, U.S. and foreign economies; information on specific industries; information about specific companies, including earnings estimates; purchase recommendations; portfolio strategy services; political, economic, business, and industry trend assessments; historical statistical information; market data services providing information on specific issues and prices; and technical analysis of various aspects of the securities markets, including technical charts. Research services may take the form of written reports, computer software, or personal contact by telephone or at seminars or other meetings. The investment manager has obtained, and in the future may obtain, computer hardware from brokers, including but not limited to personal computers that will be used exclusively for investment decision-making purposes, which include the research, portfolio management, and trading functions and other services to the extent permitted under an interpretation by the SEC.

When paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge, the investment manager must follow procedures authorized by the board. To date, three procedures have been authorized. One procedure permits the investment manager to direct an order to buy or sell a security traded on a national securities exchange to a specific broker for research services it has provided. The second procedure permits the investment manager, in order to obtain research, to direct an order on an agency basis to buy or sell a security traded in the over-the-counter market to a firm that does not make a market in that security. The commission paid generally includes compensation for research services. The third procedure permits the investment manager in order to obtain research and brokerage services, to cause the Fund to pay a commission in

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS
excess of the amount another broker might have charged. The investment manager has advised the Fund that it is necessary to do business with a number of brokerage firms on a continuing basis to obtain such services as the handling of large orders, the willingness of a broker to risk its own money by taking a position in a security, and the specialized handling of a particular group of securities that only certain brokers may be able to offer. As a result of this arrangement, some portfolio transactions may not be effected at the lowest commission, but the investment manager believes it may obtain better overall execution. The investment manager has represented that under all three procedures the amount of commission paid will be reasonable and competitive in relation to the value of the brokerage services performed or research provided.

All other transactions will be placed on the basis of obtaining the best available price and the most favorable execution. In so doing, if in the professional opinion of the person responsible for selecting the broker or dealer, several firms can execute the transaction on the same basis, consideration will be given by such person to those firms offering research services. Such services may be used by the investment manager in providing advice to all RiverSource funds (or by any Fund subadviser to any other client of such subadviser) even though it is not possible to relate the benefits to any particular fund.

Each investment decision made for the Fund is made independently from any decision made for another portfolio, fund, or other account advised by the investment manager or any of its subsidiaries. When the Fund buys or sells the same security as another portfolio, fund, or account, the investment manager carries out the purchase or sale in a way believed to be fair to the Fund. Although sharing in large transactions may adversely affect the price or volume purchased or sold by the Fund, the Fund hopes to gain an overall advantage in execution. On occasion, the Fund may purchase and sell a security simultaneously in order to profit from short-term price disparities.

On a periodic basis, the investment manager makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions. The review evaluates execution, operational efficiency, and research services.

For fiscal periods noted below, each Fund paid the following total brokerage commissions. Substantially all firms through whom transactions were executed provide research services.


                                                                 AUG. 31, 2005        AUG. 31, 2004       AUG. 31, 2003
Balanced                                                          $2,213,104          $2,129,661           $4,515,096
Cash Management                                                            0                   0                    0
Core Bond                                                              1,332                 200(a)               N/A
Diversified Bond                                                      75,344              73,033              160,924
Diversified Equity Income                                          1,115,276             618,138              404,266
Emerging Markets                                                     946,745             278,501              140,367
Global Bond                                                            6,636               3,972               10,757
Global Inflation Protected Securities                                      0(b)              N/A                  N/A
Growth                                                             1,601,547           1,787,494            1,602,857
High Yield Bond                                                            0               1,774                    0
Income Opportunities                                                       0                   0(c)               N/A
International Opportunity                                          2,686,564           2,646,422            3,486,330
Large Cap Equity                                                   9,980,403           5,718,476            8,716,167
Large Cap Value                                                       17,813               7,034(a)               N/A
Mid Cap Growth                                                       213,445             121,200               87,081
Mid Cap Value                                                          3,616(d)              N/A                  N/A
New Dimensions                                                     6,256,488           4,321,309            2,120,523
S&P 500 Index                                                         22,302              27,420               24,385
Select Value                                                          23,335              16,415(a)               N/A
Short Duration U.S. Government                                        10,692              33,970               64,310
Small Cap Advantage                                                  742,376             770,263              569,268
Small Cap Value                                                      742,999             579,839              473,123
Strategy Aggressive                                                  847,503           1,581,098            1,046,957


(a) For the period from Feb. 4, 2004 (date the Fund became available) to Aug. 31, 2004.

(b) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.
(c) For the period from June 1, 2004 (date the Fund became available) to Aug. 31, 2004.
(d) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

In fiscal year 2005, the following transactions and commissions were specifically directed to firms in exchange for research services:


                                                  TRANSACTIONS OF SHARES        COMMISSIONS
Balanced                                               $28,496,602               $ 40,573
Cash Management                                                 --                     --
Core Bond                                                       --                     --
Diversified Bond                                                --                     --
Diversified Equity Income                                  789,666                  2,160
Emerging Markets                                                --                     --
Global Bond                                                     --                     --
Global Inflation Protected Securities                           --                     --
Growth                                                   7,624,051                 10,668
High Yield Bond                                                 --                     --
Income Opportunities                                            --                     --
International Opportunity                                       --                     --
Large Cap Equity                                        62,610,340                148,439
Large Cap Value                                            145,260                    179
Mid Cap Growth                                                  --                     --
Mid Cap Value                                                   --                     --
New Dimensions                                          35,871,781                 48,651
S&P 500 Index                                                   --                     --
Select Value                                            11,125,648                 18,923
Short Duration U.S. Government                                  --                     --
Small Cap Advantage                                     11,514,246                 28,174
Small Cap Value                                         45,922,108                 55,963
Strategy Aggressive                                     14,041,675                 17,487



As of the end of the most recent fiscal year, Emerging Markets, Global Inflation Protected Securities, International Opportunity, Mid Cap Value, Select Value and Strategy Aggressive held no securities of its regular brokers or dealers or of the parent of those brokers or dealers that derived more than 15% of gross revenue from securities-related activities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

As of the end of the most recent fiscal year, each Fund held securities of its regular brokers or dealers of the parent of those brokers or dealers that derived more than 15% of gross revenue from securities-related activities as presented below:



                                                                                                VALUE OF SECURITIES
FUND                                NAME OF ISSUER                                         OWNED AT END OF FISCAL PERIOD
VP Balanced                         Bear Stearns Adjustable Rate Mortgage Trust                    $ 2,579,659
                                    Bear Stearns Commercial Mtge Securities                          6,503,025
                                    Citigroup                                                       64,033,119
                                    Citigroup Commercial Mortgage Trust                              4,187,795
                                    CS First Boston Mtge Securities                                  4,555,229
                                    E*Trade Financial                                                1,749,632
                                    Franklin Resources                                               6,093,089
                                    GS Mtge Securities II                                            3,661,262
                                    J.P. Morgan Chase & Co.                                         28,881,431
                                    J.P. Morgan Chase Commercial Mtge Securities                    12,434,124
                                    LB-UBS Commercial Mtge Trust                                    19,968,470
                                    Legg Mason                                                       3,764,543
                                    Lehman Brothers Holdings                                         9,546,381
                                    Merrill Lynch & Co.                                              9,939,667
                                    Merrill Lynch Mtge Trust                                         1,706,093
                                    Morgan Stanley                                                  18,904,665
                                    Morgan Stanley Capital 1                                         6,308,861
                                    Morgan Stanley, Dean Witter Capital 1                            2,267,353
                                    PNC Financial Services Group                                     8,110,840
VP Cash Management                  Bear Stearns Companies                                          22,429,667
                                    Credit Suisse First Boston NY                                   10,000,000
                                    Goldman Sachs Group                                             15,000,000
                                    Lehman Brothers Holdings                                         8,000,000
                                    Merrill Lynch & Co.                                              5,000,000
                                    Morgan Stanley & Co.                                             2,989,687
VP Core Bond                        Bear Stearns Commercial Mtg Securities                             439,011
                                    Bear Stearns Adjustable Rate Mortgage Trust                        255,472
                                    Citigroup                                                          810,745
                                    Citigroup Commercial Mortgage Trust                                186,124
                                    CS First Boston Mtge Securities                                    295,798
                                    GS Mtge Securities                                                 200,418
                                    LB-UBS Commercial Mtge Trust                                       963,203
                                    J.P. Morgan Chase Commercial Mtge Securities                       826,679
                                    Merrill Lynch Mtge Trust                                            97,491
                                    Morgan Stanley Capital 1                                           205,508
                                    Morgan Stanley, Dean Witter Capital 1                              134,962


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

                                                                                                VALUE OF SECURITIES
FUND                                NAME OF ISSUER                                         OWNED AT END OF FISCAL PERIOD
VP Diversified Bond                 Bear Stearns Commercial Mtge Securities                        $ 9,041,464
                                    Bear Stearns Adjustable Rate Mortgage Trust                      9,007,333
                                    Citigroup                                                       26,047,139
                                    Citigroup Commercial Mortgage Trust                              7,444,967
                                    CS First Boston Mtge Securities                                 10,834,107
                                    GS Mtge Securities II                                            7,074,603
                                    LB-UBS Commercial Mtge Trust                                    39,289,661
                                    J.P. Morgan Chase Commercial Mtge Securities                    27,345,498
                                    Merrill Lynch Mtge Trust                                         3,241,578
                                    Morgan Stanley Capital 1                                        11,064,475
                                    Morgan Stanley, Dean Witter Capital 1                            7,757,587
VP Diversified Equity Income        Citigroup                                                       56,463,300
                                    Lehman Brothers Holdings                                         5,378,094
                                    Merrill Lynch & Co.                                              9,397,104
                                    Morgan Stanley                                                   4,720,736
VP Global Bond                      Bear Stearns Commercial Mtge Securities                          2,281,142
                                    Citigroup                                                        3,341,795
                                    Citigroup Commercial Mortgage Trust                              3,214,997
                                    CS First Boston Mtge Securities                                  3,572,166
                                    GS Mtge Securities                                               2,132,298
                                    J.P. Morgan Chase Commercial Mtge Securities                     3,243,374
                                    LB-UBS Commercial Mtge Trust                                     9,406,791
                                    Merrill Lynch Mtge Trust                                         1,121,147
                                    Morgan Stanley Capital I                                           689,607
                                    Morgan Stanley, Dean Witter Capital I                            1,457,584
                                    Morgan Stanley Group                                             2,561,131
VP Growth                           Bear Stearns Companies                                             899,228
                                    Franklin Resources                                               1,292,027
VP High Yield Bond                  LaBranche & Co.                                                  8,454,575
                                    Morgan Stanley & Co.                                             9,979,233
VP Income Opportunities             LaBranche & Co.                                                    248,625
VP Large Cap Equity                 Citigroup                                                       42,516,426
                                    E*Trade Financial                                                2,819,120
                                    Franklin Resources                                               9,819,552
                                    J.P. Morgan Chase & Co.                                         22,594,124
                                    Legg Mason                                                       1,977,080
                                    Lehman Brothers Holdings                                         8,742,414
                                    Merrill Lynch & Co.                                              5,220,194
                                    Morgan Stanley                                                  16,217,052
                                    PNC Financial Services Group                                     8,915,604


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

                                                                                                VALUE OF SECURITIES
FUND                                NAME OF ISSUER                                         OWNED AT END OF FISCAL PERIOD
VP Large Cap Value                  Citigroup                                                      $   475,474
                                    E*Trade Financial                                                   16,048
                                    Franklin Resources                                                  55,906
                                    J.P. Morgan Chase                                                  264,816
                                    Legg Mason                                                          34,495
                                    Lehman Brothers Holdings                                            87,486
                                    Merrill Lynch & Co.                                                 91,113
                                    Morgan Stanley                                                     173,315
                                    PNC Financial Services Group                                        74,392
VP Mid Cap Growth                   Legg Mason                                                       7,516,439
VP New Dimensions                   Citigroup                                                       18,745,247
                                    Schwab (Charles)                                                60,554,936
VP S&P 500 Index                    American Express                                                 2,098,236
                                    Bear Stearns Companies                                             370,544
                                    Citigroup                                                        7,384,918
                                    E*Trade Financial                                                  191,200
                                    Franklin Resources                                                 516,827
                                    Goldman Sachs Group                                              1,593,765
                                    Lehman Brothers Holdings                                           948,193
                                    J.P. Morgan Chase & Co.                                          3,867,696
                                    Merrill Lynch & Co.                                              1,752,354
                                    Morgan Stanley                                                   1,807,766
                                    PNC Financial Services Group                                       516,979
                                    Schwab (Charles)                                                   500,015
VP Short Duration U.S. Government   Bear Stearns Alternative Trust                                   2,237,618
                                    CitigroupCommercial Mortgage Trust                               4,907,532
                                    LB-UBS Commercial Mtge Trust                                     1,488,270
                                    Morgan Stanley Capital 1                                         2,744,591
                                    Morgan Stanley Mtge Loan Trust                                   2,383,552
VP Small Cap Advantage              Investment Technology Group                                        863,879
                                    Jefferies Group                                                    489,552
VP Small Cap Value                  Affiliated Managers Group                                          656,394
                                    Investment Technology Group                                        518,805
                                    Morgan Stanley & Co.                                             6,099,395
                                    optionsXpress Holdings                                             101,219


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

The portfolio turnover rates for the two most recent fiscal years were as follows:


                                                          AUG. 31, 2005       AUG. 31, 2004
Balanced                                                      131%                133%
Core Bond                                                     339                 221(a)
Diversified Bond                                              293                 295
Diversified Equity Income                                      25                  19
Emerging Markets                                              120                 117
Global Bond                                                    79                 105
Global Inflation Protected Securities                          29(b)              N/A
Growth                                                        154                 192
High Yield Bond                                               106                 139
Income Opportunities                                           93                  36(c)
International Opportunity                                      90                 142
Large Cap Equity                                              132                 114
Large Cap Value                                                52                  24(a)
Mid Cap Growth                                                 34                  25
Mid Cap Value                                                   7(d)              N/A
New Dimensions                                                 89                  55
S&P 500 Index                                                   5                  --
Select Value                                                   31                  13(a)
Short Duration U.S. Government                                171                 135
Small Cap Advantage                                           112                 104
Small Cap Value                                                65                  84
Strategy Aggressive                                            28                  53


(a) For the period from Feb. 4, 2004 (date the Fund became available) to Aug. 31, 2004.

(b) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.
(c) For the period from June 1, 2004 (date the Fund became available) to Aug. 31, 2004.
(d) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.

A higher turnover rate is the result of more frequent trading of portfolio securities. Frequent tradings may increase the amount of commissions or mark-ups paid to broker-dealers when they buy and sell securities. For Core Bond the variation in turnover rate can be attributed to the following:

A significant portion of the turnover was the result of "roll" transactions in the liquid derivatives and Treasury securities. In the derivative transactions, positions in expiring contracts are liquidated and simultaneously replaced with positions in new contracts with equivalent characteristics. In the Treasury transactions, existing holdings are sold to purchase newly issued securities with slightly longer maturity dates. Although these transactions affect the turnover rate of the portfolio, they do not change the risk exposure or result in material transaction costs. The remaining turnover resulted from strategic reallocations and relative value trading. After transaction costs, we expect this activity to enhance the returns on the overall fund.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

BROKERAGE COMMISSIONS PAID TO BROKERS AFFILIATED WITH THE INVESTMENT MANAGER


Affiliates of the investment manager may engage in brokerage and other securities transactions on behalf of the Fund according to procedures adopted by the board and to the extent consistent with applicable provisions of the federal securities laws. Subject to approval by the board, the same conditions apply to transactions with broker-dealer affiliates of any subadviser. The investment manager will use an affiliate only if (i) the investment manager determines that the Fund will receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar brokerage and other services for the Fund and (ii) the affiliate charges the Fund commission rates consistent with those the affiliate charges comparable unaffiliated customers in similar transactions and if such use is consistent with terms of the Investment Management Services Agreement.

Information about brokerage commissions paid by each Fund for the last three fiscal periods to brokers affiliated with the investment manager is contained in the following table:


AS OF THE END OF FISCAL PERIOD


                                                                         2005                          2004               2003
                                                   --------------------------------------------- ---------------- -----------------
                                                                                  PERCENT OF
                                                                                AGGREGATE DOLLAR
                                                                                   AMOUNT OF
                                                   AGGREGATE DOLLAR  PERCENT OF   TRANSACTIONS   AGGREGATE DOLLAR AGGREGATE DOLLAR
                                                       AMOUNT OF     AGGREGATE     INVOLVING       AMOUNT OF          AMOUNT OF
                                        NATURE OF     COMMISSIONS    BROKERAGE    PAYMENT OF      COMMISSIONS         COMMISSIONS
FUND                      BROKER       AFFILIATION  PAID TO BROKER  COMMISSIONS   COMMISSIONS    PAID TO BROKER     PAID TO BROKER
-----------------------------------------------------------------------------------------------------------------------------------
Balanced                    (1)            (2)          $3,299*         0.15%         0.05%          $10,766*          $172,596*
Diversified Equity
Income                      (1)            (2)           1,052*         0.09          0.29             3,759*             9,635*
Growth                      (1)            (2)             714*         0.04          0.21            24,351*            31,108*
Large Cap Equity            (1)            (2)          14,132*         0.14          0.33            45,985*            23,751*
Large Cap Value             (1)            (2)               0*           --            --                17*                 0*
Mid Cap Growth              (1)            (2)               0*           --            --             1,650*                 0*
New Dimensions              (1)            (2)          11,952*         0.19          0.31           122,042*            32,412*
Select Value          Gabelli Company      (3)           3,655         15.66         15.41            11,460                  0
Small Cap Advantage         (1)            (2)               0*           --            --                 0*                57*
Small Cap Value      M.J. Whittman LLC     (4)               0            --            --            45,845             74,790*
Small Cap Value
(cont.)                Goldman Sachs       (5)             457          0.06          0.03             3,806                  0
Small Cap Value
(cont.)                 Legg Mason         (6)             297          0.04          0.06                 0*                 0
                     Wood Walker, Inc.
Strategy Aggressive         (1)            (2)               0*           --            --            14,828*            18,428*


(1) American Enterprise Investment Services Inc.
(2) Wholly-owned subsidiary of Ameriprise Financial.

(3) Affiliate of GAMCO Asset Management, Inc.
(4) Affiliate of Third Avenue Management LLC.
(5) Affiliate of Goldman Sachs Management L.P.
(6) Affiliate of Royce & Associates, LLC.

* Represents brokerage clearing fees.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

VALUING FUND SHARES

As of the end of the most recent fiscal year, the computation looked like this:


FUND                                       NET ASSETS                   SHARES OUTSTANDING             NET ASSET VALUE OF ONE SHARE
Balanced                                $2,437,326,325    divided by       160,604,257        equals                $15.18
Cash Management                            687,605,127                     687,850,731                                1.00
Core Bond                                   57,939,791                       5,763,369                               10.05
Diversified Bond                         1,824,269,923                     171,153,440                               10.66
Diversified Equity Income                1,679,081,197                     121,431,081                               13.83
Emerging Markets                           191,960,884                      14,604,276                               13.14
Global Bond                                575,292,316                      52,208,744                               11.02
Global Inflation Protected Securities      116,396,963                      11,418,190                               10.19
Growth                                     391,901,125                      59,247,936                                6.61
High Yield Bond                          1,246,475,365                     184,385,297                                6.76
Income Opportunities                        44,562,877                       4,288,162                               10.39
International Opportunity                1,184,338,421                     118,141,847                               10.02
Large Cap Equity                         2,510,377,690                     116,870,943                               21.48
Large Cap Value                             14,820,620                       1,348,162                               10.99
Mid Cap Growth                             255,204,566                      20,527,588                               12.43
Mid Cap Value                                7,115,835                         623,021                               11.42
New Dimensions                           2,199,595,699                     142,589,501                               15.43
S&P 500 Index                              367,350,623                      44,241,047                                8.30
Select Value                                23,473,237                       2,050,743                               11.45
Short Duration U.S. Government             484,483,590                      47,457,973                               10.21
Small Cap Advantage                        235,445,556                      15,583,696                               15.11
Small Cap Value                            412,109,466                      28,503,827                               14.46
Strategy Aggressive                        686,645,200                      83,019,997                                8.27


In determining net assets before shareholder transactions, the Fund's securities are valued as follows as of the close of business of the New York Stock Exchange (the Exchange):

- Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

- Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

- Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

- Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

- Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

- Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the current rate of exchange.

- Occasionally, events affecting the value of securities occur between the time the primary market on which the securities are traded closes and the close of the Exchange. If events materially affect the value of securities, the securities will be valued at their fair value according to procedures decided upon in good faith by the board. This occurs most commonly with foreign securities, but may occur in other cases. The fair value of a security is likely to be different from the quoted or published price.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

- Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

- Securities without a readily available market price and other assets are valued at fair value as determined in good faith by the board. The board is responsible for selecting methods it believes provide fair value. When possible, bonds are valued by a pricing service independent from the Fund. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

In accordance with Rule 2a-7 of the 1940 Act, all of the securities in Cash Management's portfolio are valued at amortized cost. The amortized cost method of valuation is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. It does not take into consideration unrealized capital gains or losses.

The board has established procedures designed to stabilize the fund's price per share for purposes of sales and redemptions at $1, to the extent that it is reasonably possible to do so. These procedures include review of Cash Management's securities by the board, at intervals deemed appropriate by it, to determine whether Cash Management's net asset value per share computed by using available market quotations deviates from a share value of $1 as computed using the amortized cost method. The board must consider any deviation that appears and if it exceeds 0.5% it must determine what action, if any, needs to be taken. If the board determines a deviation exists that may result in a material dilution of the holdings of current shareholders or investors, or in other unfair consequences for such persons, it must undertake remedial action that it deems necessary and appropriate. Such action may include withholding dividends, calculating net asset value per share for purposes of sales and redemptions using available market quotations, making redemptions in kind, and selling securities before maturity in order to realize capital gains or losses or to shorten average portfolio maturity.

While the amortized cost method provides certainty and consistency in portfolio valuation, it may result in valuations of securities that are either somewhat higher or lower than the prices at which the securities could be sold. This means that during times of declining interest rates the yield on Cash Management's shares may be higher than if valuations of securities were made based on actual market prices and estimates of market prices. Accordingly, if using the amortized cost method were to result in a lower portfolio value, a prospective investor in Cash Management would be able to obtain a somewhat higher yield than he would get if portfolio valuation were based on actual market values. Existing shareholders, on the other hand, would receive a somewhat lower yield than they would otherwise receive. The opposite would happen during a period of rising interest rates.

PORTFOLIO HOLDINGS DISCLOSURE

The Fund's board of directors and the investment manager believe that the investment ideas of the investment manager and any Fund Subadviser with respect to management of a Fund should benefit the Fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating Fund trading strategies or by using Fund portfolio holdings information for stock picking. However, the Fund's board also believes that knowledge of the Fund's portfolio holdings can assist shareholders in monitoring their investments, making asset allocation decisions, and evaluating portfolio management techniques.

The Fund's board has therefore adopted the investment manager's policies and approved the investment manager's procedures, including the investment manager's oversight of Subadviser practices relating to disclosure of the Funds' portfolio securities. These policies and procedures are intended to protect the confidentiality of Fund portfolio holdings information and generally prohibit the release of such information until such information is made public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the Fund not to provide or permit others to provide holdings information on a selective basis, and the investment manager does not intend to selectively disclose holdings information or expect that such holdings information will be selectively disclosed, except where necessary for the Fund's operation or where there are legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the Fund and its shareholders. Although the investment manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the Fund's compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the Fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the investment manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

A complete schedule of the Fund's portfolio holdings is available semi-annually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws and are generally available within sixty (60) days of the end of the Fund's fiscal quarter, on the Securities and Exchange Commission's Website. Once holdings information is filed with the SEC, it will also be posted on the website (www.riversource.com), and it may be mailed, e-mailed or otherwise transmitted to any person.

In addition, the investment manager makes publicly available, on a monthly basis, information regarding the Fund's top ten holdings (including name and percentage of a Fund's assets invested in each such holding) and the percentage breakdown of a Fund's investments by country, sector and industry, as applicable. This holdings information is generally made available through the website, marketing communications (including printed advertisements and sales literature), and/or telephone customer service centers that support the Fund. This holdings information is generally not released until it is at least 30 days old.

From time to time, the investment manager may make partial or complete Fund holdings information that is not publicly available on the website or otherwise available in advance of the time restrictions noted above (1) to its affiliated and unaffiliated service providers that require the information in the normal course of business in order to provide services to the Fund (including, without limitation entities identified by name in the Fund's prospectus or this SAI), such as custodians, auditors, subadvisers, financial printers (Cenveo, Inc., Vestek), pricing services (including Reuters Pricing Service, FT Interactive Data Corporation, Bear Stearns Pricing Service, and Kenny S&P), proxy voting services (Investor Responsibility Research Center, Inc.), and companies that deliver or support systems that provide analytical or statistical information (including, for example, Factset Research Systems, Bloomberg, L.P.), (2) to facilitate the review and/or rating of the Fund by ratings and rankings agencies (including, for example, Morningstar, Inc., Thomson Financial and Lipper Inc.), and (3) other entities that provide trading, research or other investment related services. In such situations, the information is released subject to confidentiality agreements, duties imposed under applicable policies and procedures (e.g., applicable codes of ethics) designed to prevent the misuse of confidential information, general duties under applicable laws and regulations, or other such duties of confidentiality. In addition, the Fund discloses holdings information as required by federal or state securities laws, and may disclose holdings information in response to requests by governmental authorities.

The Fund's board has adopted the policies of the investment manager and approved the procedures Ameriprise Financial has established to ensure that the Fund's holdings information is only disclosed in accordance with these policies. Before any selective disclosure of holdings information is permitted, the person seeking to disclose such holdings information must submit a written request to the Portfolio Holdings Committee ("PHC"). The PHC is comprised of members from the investment manager's General Counsel's Office, Compliance, and Communications. The PHC has been authorized by the Funds' board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of the Fund and its shareholders, to consider any potential conflicts of interest between the Fund, the investment manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure was authorized, including a duty not to trade on such information. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by the Fund's Chief Compliance Officer or the Fund's General Counsel. On at least an annual basis the PHC reviews the approved recipients of selective disclosure and, where appropriate, requires a resubmission of the request, in order to re-authorize any ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of Fund holdings information and to prohibit their release to individual investors, institutional investors, intermediaries that distribute the Funds' shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above. Although the investment manager has set up these procedures to monitor and control selective disclosure of holdings information, there can be no assurance that these procedures will protect the Fund from the potential misuse of holdings information by individuals or firms in possession of that information.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

PROXY VOTING

GENERAL GUIDELINES


The Fund upholds a long tradition of sound and principled corporate governance. For approximately 30 years, the Board of Directors, which consists of a majority of independent directors, has voted proxies. The funds administrator, Ameriprise Financial, provides support to the Board in connection with the proxy voting process. General guidelines are:


- CORPORATE GOVERNANCE MATTERS -- The board supports proxy proposals that require changes or encourage decisions that have been shown to add shareholder value over time and votes against proxy proposals that entrench management.

- CHANGES IN CAPITAL STRUCTURE -- The board votes for amendments to corporate documents that strengthen the financial condition of a business.

- STOCK OPTION PLANS AND OTHER MANAGEMENT COMPENSATION ISSUES -- The board expects thoughtful consideration to be given by a company's management to developing a balanced compensation structure providing competitive current income with long-term employee incentives directly tied to the interest of shareholders and votes against proxy proposals that dilute shareholder value excessively.

- SOCIAL AND CORPORATE POLICY ISSUES -- The board believes that proxy proposals should address the business interests of the corporation. Such proposals typically request that the company disclose or amend certain business practices but lack a compelling economic impact on shareholder value. In general, these matters are primarily the responsibility of management and should be reviewed by the corporation's board of directors, unless they have a substantial impact on the value of the Fund's investment.

Each proposal is viewed in light of the circumstances of the company submitting the proposal.

POLICY AND PROCEDURES


The policy of the board is to vote all proxies of the companies in which the Fund holds investments. The Board has implemented policies and procedures reasonably designed to ensure that there are no conflicts between interests of a fund's shareholders and those of the fund's investment manager, RiverSource Investments, or other affiliated entities.


The recommendation of the management of a company as set out in the company's proxy statement is considered. In each instance in which the Fund votes against the recommendation, the board sends a letter to senior management of the company explaining the basis for its vote. This has permitted both the company's management and the Fund's board to gain better insight into issues presented by proxy proposals. In the case of foreign corporations, proxies of companies located in some countries may not be voted due to requirements of locking up the voting shares and when time constraints prohibit the processing of proxies.


From time to time a proxy proposal is presented that has not been previously considered by the board or that the investment manager recommends be voted different from the votes cast for similar proposals. In making recommendations to the board about voting on a proposal, the investment manager relies on its own investment personnel (or the investment personnel of the Fund's subadvisers) and information obtained from outside resources, including Glass Lewis & Co. The investment manager makes the recommendation in writing. The process established by the board to vote proxies requires that either Board members or officers who are independent from the investment manager consider the recommendation and decide how to vote the proxy proposal.


PROXY VOTING RECORD


Information regarding how a fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 can be obtained without charge:

-  Through www.riversource.com/investments,

-  On a website maintained by the SEC, www.sec.gov, or

-  By calling the fund's administrator, Board Services Corporation, collect at
   (612) 330-9283.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

SELLING SHARES

The Fund will sell any shares presented by the shareholders (variable accounts or subaccounts) for sale. The policies on when or whether to buy or sell shares are described in your annuity or life insurance prospectus.

During an emergency the board can suspend the computation of net asset value, stop accepting payments for purchase of shares, or suspend the duty of the Fund to sell shares for more than seven days. Such emergency situations would occur if:

- The Exchange closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

- Disposal of the Fund's securities is not reasonably practicable or it is not reasonably practicable for the Fund to determine the fair value of its net assets, or

- The SEC, under the provisions of the 1940 Act, declares a period of emergency to exist.

Should the Fund stop selling shares, the board may make a deduction from the value of the assets held by the Fund to cover the cost of future liquidations of the assets so as to distribute these costs fairly among all contract owners.

REJECTION OF BUSINESS

The Fund reserves the right to reject any business, in its sole discretion.

CAPITAL LOSS CARRYOVER


For federal income tax purposes, each Fund had total capital loss carryovers at the end of the most recent fiscal period in an amount that if not offset by subsequent capital gains, will expire as follows:



                                                                 AMOUNT EXPIRING
                  TOTAL CAPITAL   ------------------------------------------------------------------------------------------------
FUND             LOSS CARRYOVERS     2007        2008          2009         2010        2011        2012        2013       2014
Balanced         $   71,249,204   $       -- $11,355,730   $59,893,474 $         -- $         -- $        -- $       -- $       --
Cash Management           1,797           --       1,797            --           --           --          --         --         --
Diversified Bond    136,697,943    5,732,021  53,324,465    47,894,894    9,863,475   15,651,825   4,231,263         --         --
Growth              115,755,420           --          --            --   36,012,947   79,742,473          --         --         --
High Yield Bond     222,337,062           --          --    15,326,726  100,694,093  106,316,243          --         --         --
International
Opportunity         690,331,815           --  26,384,784    18,436,163  533,046,310   90,583,080  21,881,478         --         --
Large Cap Equity    416,160,189           --          --   117,244,575   12,004,786  286,910,828          --         --         --
New Dimensions      254,908,325           --          --            --  104,527,778  150,380,547          --         --         --
Short Duration
U.S. Government       7,170,145           --          --            --           --       68,452          --  4,186,493  2,915,200
Strategy
Aggressive        1,337,919,255           --          --   118,368,309  869,472,336  310,534,170  39,544,440         --         --


It is unlikely that the board will authorize a distribution of any net realized capital gains until the available capital loss carryover has been offset or has expired except as required by Internal Revenue Service rules.

TAXES

The Fund may be subject to U.S. taxes resulting from holdings in a passive foreign investment company (PFIC). A foreign corporation is a PFIC when 75% or more of its gross income for the taxable year is passive income or 50% or more of the average value of its assets consists of assets that produce or could produce passive income.

Income earned by the Fund may have had foreign taxes imposed and withheld on it in foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

AGREEMENTS

INVESTMENT MANAGEMENT SERVICES AGREEMENT

RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, is the investment manager for the Fund. Under the Investment Management Services Agreement, the investment manager, subject to the policies set by the board, provides investment management services.

For its services, the investment manager is paid a fee monthly based on the following schedule. The fee is calculated for each calendar day on the basis of net assets as of the close of the preceding business day.

BALANCED

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.50                                                                                  0.630%
Next   0.50                                                                                  0.615
Next   1.00                                                                                  0.600
Next   1.00                                                                                  0.585
Next   3.00                                                                                  0.570
Over   6.00                                                                                  0.550

CASH MANAGEMENT

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.510%
Next   0.50                                                                                  0.493
Next   0.50                                                                                  0.475
Next   0.50                                                                                  0.458
Over   2.50                                                                                  0.440

CORE BOND

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.630%
Next   1.00                                                                                  0.615
Next   1.00                                                                                  0.600
Next   3.00                                                                                  0.585
Next   3.00                                                                                  0.570
Over   9.00                                                                                  0.555

DIVERSIFIED BOND

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.610%
Next   1.00                                                                                  0.595
Next   1.00                                                                                  0.580
Next   3.00                                                                                  0.565
Next   3.00                                                                                  0.550
Over   9.00                                                                                  0.535

DIVERSIFIED EQUITY INCOME

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.50                                                                                  0.560%
Next   0.50                                                                                  0.545
Next   1.00                                                                                  0.530
Next   1.00                                                                                  0.515
Next   3.00                                                                                  0.500
Over   6.00                                                                                  0.470

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

EMERGING MARKETS

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                                                  1.170%
Next   0.25                                                                                  1.155
Next   0.25                                                                                  1.140
Next   0.25                                                                                  1.125
Next   1.00                                                                                  1.110
Over   2.00                                                                                  1.095

GLOBAL BOND

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                                                  0.840%
Next   0.25                                                                                  0.825
Next   0.25                                                                                  0.810
Next   0.25                                                                                  0.795
Over   1.00                                                                                  0.780

GLOBAL INFLATION PROTECTED SECURITIES

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.490%
Next   1.00                                                                                  0.475
Next   1.00                                                                                  0.460
Next   3.00                                                                                  0.445
Next   3.00                                                                                  0.430
Over   9.00                                                                                  0.415

GROWTH

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.630%
Next   1.00                                                                                  0.615
Next   1.00                                                                                  0.600
Next   3.00                                                                                  0.585
Over   6.00                                                                                  0.570

HIGH YIELD BOND

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.620%
Next   1.00                                                                                  0.605
Next   1.00                                                                                  0.590
Next   3.00                                                                                  0.575
Next   3.00                                                                                  0.560
Over   9.00                                                                                  0.545

INCOME OPPORTUNITIES

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.640%
Next   1.00                                                                                  0.625
Next   1.00                                                                                  0.610
Next   3.00                                                                                  0.595
Next   3.00                                                                                  0.580
Over   9.00                                                                                  0.565

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

INTERNATIONAL OPPORTUNITY

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                                                  0.870%
Next   0.25                                                                                  0.855
Next   0.25                                                                                  0.840
Next   0.25                                                                                  0.825
Next   1.00                                                                                  0.810
Over   2.00                                                                                  0.795

LARGE CAP EQUITY

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.630%
Next   1.00                                                                                  0.615
Next   1.00                                                                                  0.600
Next   3.00                                                                                  0.585
Over   6.00                                                                                  0.570

LARGE CAP VALUE

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.630%
Next   1.00                                                                                  0.615
Next   1.00                                                                                  0.600
Next   3.00                                                                                  0.585
Over   6.00                                                                                  0.570

MID CAP GROWTH

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                                                  0.650%
Next   0.25                                                                                  0.635
Next   0.25                                                                                  0.620
Next   0.25                                                                                  0.605
Next   1.00                                                                                  0.590
Next   1.00                                                                                  0.575
Over   3.00                                                                                  0.560

MID CAP VALUE

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $ 1.0                                                                                  0.730%
Next    1.0                                                                                  0.705
Next    1.0                                                                                  0.680
Next    3.0                                                                                  0.655
Next    6.0                                                                                  0.630
Next   12.0                                                                                  0.620
Over   24.0                                                                                  0.610

NEW DIMENSIONS

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.630%
Next   1.00                                                                                  0.615
Next   1.00                                                                                  0.600
Next   3.00                                                                                  0.585
Over   6.00                                                                                  0.570

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

S&P 500 INDEX

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.290%
Next   1.00                                                                                  0.280
Next   3.00                                                                                  0.270
Over   5.00                                                                                  0.260

SELECT VALUE

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.50                                                                                  0.810%
Next   0.50                                                                                  0.795
Next   1.00                                                                                  0.780
Next   1.00                                                                                  0.765
Next   3.00                                                                                  0.750
Over   6.00                                                                                  0.720

SHORT DURATION U.S. GOVERNMENT

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $1.00                                                                                  0.610%
Next   1.00                                                                                  0.595
Next   1.00                                                                                  0.580
Next   3.00                                                                                  0.565
Next   3.00                                                                                  0.550
Over   9.00                                                                                  0.535

SMALL CAP ADVANTAGE

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                                                  0.790%
Next   0.25                                                                                  0.770
Next   0.25                                                                                  0.750
Next   0.25                                                                                  0.730
Next   1.00                                                                                  0.710
Over   2.00                                                                                  0.650

SMALL CAP VALUE

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                                                  1.020%
Next   0.25                                                                                  1.000
Next   0.25                                                                                  0.980
Next   0.25                                                                                  0.960
Next   1.00                                                                                  0.940
Over   2.00                                                                                  0.920

STRATEGY AGGRESSIVE

ASSETS (BILLIONS)                                                               ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                                                  0.650%
Next   0.25                                                                                  0.635
Next   0.25                                                                                  0.620
Next   0.25                                                                                  0.605
Next   1.00                                                                                  0.590
Over   2.00                                                                                  0.575

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

On the last day of the most recent fiscal period, the daily rate applied to the Fund's net assets was equal to the following percentage on an annual basis. The fee is calculated for each calendar day on the basis of net assets as of the close of the preceding business day.


FUND                                                                  DAILY RATE
Balanced                                                                0.607%
Cash Management                                                         0.510
Core Bond                                                               0.630
Diversified Bond                                                        0.603
Diversified Equity Income                                               0.543
Emerging Markets                                                        1.170
Global Bond                                                             0.830
Global Inflation Protected Securities                                   0.490
Growth                                                                  0.630
High Yield Bond                                                         0.617
Income Opportunities                                                    0.640
International Opportunity                                               0.842
Large Cap Equity                                                        0.618
Large Cap Value                                                         0.630
Mid Cap Growth                                                          0.650
Mid Cap Value                                                           0.730
New Dimensions                                                          0.620
S&P 500 Index                                                           0.290
Select Value                                                            0.810
Short Duration U.S. Government                                          0.610
Small Cap Advantage                                                     0.790
Small Cap Value                                                         1.012
Strategy Aggressive                                                     0.636


For Balanced, Diversified Equity Income, Emerging Markets, Growth, International Opportunity, Large Cap Equity, Large Cap Value, Mid Cap Growth, Mid Cap Value, New Dimensions, Select Value, Small Cap Advantage, Small Cap Value and Strategy Aggressive, before the fee based on the asset charge is paid, it is adjusted for the Fund's investment performance relative to the Lipper Indexes (individually "Index") presented in the table below. If the Index ceases to be published for a period of more than 90 days, changes in any material respect, or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made until the Board approves a substitute index. The adjustment, determined monthly, will be determined by measuring the percentage difference over a rolling 12-month period between the change in the net asset value of one share of the Fund and the change in the Lipper Index. The Lipper Indexes are as follows:


FUND                           LIPPER INDEX
Balanced                       Lipper Balanced Funds Index
Diversified Equity Income      Lipper Equity Income Funds Index
Emerging Markets               Lipper Emerging Markets Funds Index
Growth                         Lipper Large-Cap Growth Funds Index
International Opportunity      Lipper International Large-Cap Core Funds Index
Large Cap Equity               Lipper Large-Cap Core Funds Index
Large Cap Value                Lipper Large-Cap Value Funds Index
Mid Cap Growth                 Lipper Mid-Cap Growth Funds Index
Mid Cap Value                  Lipper Mid-Cap Value Funds Index
New Dimensions                 Lipper Large-Cap Growth Funds Index (through Oct. 31, 2005),
                               Lipper Large-Cap Core Funds Index (effective Nov. 1, 2005)
Select Value                   Lipper Multi-Cap Value Funds Index
Small Cap Advantage            Lipper Small-Cap Core Funds Index
Small Cap Value                Lipper Small-Cap Value Funds Index
Strategy Aggressive            Lipper Mid-Cap Growth Funds Index


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

The performance difference is then used to determine the adjustment rate. The adjustment rate for Diversified Equity Income, Emerging Markets, Growth, International Opportunity, Large Cap Equity, Large Cap Value, Mid Cap Growth, Mid Cap Value, New Dimensions, Select Value, Small Cap Advantage, Small Cap Value and Strategy Aggressive, computed to five decimal places, is determined in accordance with the following table:

PERFORMANCE
DIFFERENCE         ADJUSTMENT RATE
0.00%-0.50%        0
0.50%-1.00%        6 basis points times the performance difference over 0.50%
                   (maximum of 3 basis points if a 1% performance difference)
1.00%-2.00%        3 basis points, plus 3 basis points times the performance difference over 1.00%
                   (maximum 6 basis points if a 2% performance difference)
2.00%-4.00%        6 basis points, plus 2 basis points times the performance difference over 2.00%
                   (maximum 10 basis points if a 4% performance difference)
4.00%-6.00%        10 basis points, plus 1 basis point times the performance difference over 4.00%
                   (maximum 12 basis points if a 6% performance difference)
6.00% or more      12 basis points

For example, if the performance difference is 2.38%, the adjustment rate is
0.000676 (0.0006 [6 basis points] plus 0.0038 [the 0.38% performance difference over 2.00%] X 0.0002 [2 basis points] X 100 (0.000076)). Rounded to five decimal places, the adjustment rate is 0.00068. The maximum adjustment rate for the Fund is 0.0012 per year. Where the Fund's share performance exceeds that of the Index, the fee paid to the investment manager will increase. Where the performance of the Index exceeds the performance of the Fund's shares, the fee paid to the investment manager will decrease.

The adjustment rate for Balanced, computed to five decimal places, is determined in accordance with the following table:

PERFORMANCE
DIFFERENCE         ADJUSTMENT RATE
0.00%-0.50%        0
0.50%-1.00%        6 basis points times the Performance Difference over 0.50%
                   (maximum of 3 basis points if a 1% Performance Difference)
1.00%-2.00%        3 basis points, plus 3 basis points times the Performance Difference over 1.00%
                   (maximum 6 basis points if a 2% Performance Difference)
2.00%-3.00%        6 basis points, plus 2 basis points times the Performance Difference over 2.00%
                   (maximum of 8 basis points if a 3% Performance Difference)
3.00% or more      8 basis points

For example, if the performance difference is 2.38%, the adjustment rate is
0.000676 (0.0006 [6 basis points] plus 0.0038 [the 0.38% performance difference over 2.00%] X 0.0002 [2 basis points] X 100 (0.000076)). Rounded to five decimal places, the adjustment rate is 0.00068. The maximum adjustment rate for the Fund is 0.00080 per year. Where the Fund's share performance exceeds that of the Index, the fee paid to the investment manager will increase. Where the performance of the Index exceeds the performance of the Fund's shares, the fee paid to the investment manager will decrease.

The 12-month comparison period rolls over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

For the most recent fiscal period, the adjustment changed the fee as follows:


                                                                 ADJUSTMENT
                                                            INCREASED/(DECREASED)
FUND                                                               FEE BY
Balanced                                                        $   702,269
Diversified Equity Income                                           957,131
Emerging Markets                                                    (52,859)
Growth                                                             (179,212)
International Opportunity                                          (444,320)
Large Cap Equity                                                   (592,373)
Large Cap Value                                                         196
Mid Cap Growth                                                     (181,465)
New Dimensions                                                   (1,900,920)
Select Value                                                         (1,689)
Small Cap Advantage                                                  19,577
Small Cap Value                                                    (117,658)
Strategy Aggressive                                                (516,976)


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

The management fee is paid monthly. Under the agreement, advisory expenses paid for the following fiscal periods were as follows:


FUND                                                      2005                2004                 2003
Balanced                                              $16,475,472         $14,949,024          $14,961,945
Cash Management                                         3,618,791           3,943,361            5,189,115
Core Bond                                                 290,514             108,039(a)                --
Diversified Bond                                       10,446,764          10,267,470           11,121,622
Diversified Equity Income                               7,790,892           3,909,591            1,495,598
Emerging Markets                                        1,128,628             333,875              134,837
Global Bond                                             4,107,042           3,087,011            2,370,419
Global Inflation Protected Securities                     167,833(b)               --                   --
Growth                                                  2,023,076           1,444,157            1,068,315
High Yield Bond                                         7,533,530           6,361,088            4,158,089
Income Opportunities                                      165,239              24,242(c)                --
International Opportunity                               8,953,186           6,271,576            6,108,448
Large Cap Equity                                       15,079,399          13,899,157           12,597,101
Large Cap Value                                            70,240              17,499(a)                --
Mid Cap Growth                                          1,435,137           1,207,591              789,579
Mid Cap Value                                              10,481(d)               --                   --
New Dimensions                                         14,503,077          17,068,182           17,629,745
S&P 500 Index                                             973,909             691,747              361,397
Select Value                                              123,757              26,064(a)                --
Short Duration U.S. Government                          3,045,061           2,917,663            2,508,938
Small Cap Advantage                                     1,757,829           1,319,284              560,022
Small Cap Value                                         3,087,940           1,775,982              876,649
Strategy Aggressive                                     4,288,049           4,741,305            5,526,254


(a) For the period from Feb. 4, 2004 (date the Fund became available) to Aug. 31, 2004.

(b) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.
(c) For the period from June 1, 2004 (date the Fund became available) to Aug. 31, 2004.
(d) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.


Under the current Agreement, the Fund also pays taxes, brokerage commissions, and nonadvisory expenses which include custodian fees and expenses, audit expenses, cost of items sent to contract owners, postage, fees and expenses paid to board members who are not officers or employees of the investment manager, fees and expenses of attorneys, costs of fidelity and surety bonds, SEC registration fees, expenses of preparing prospectuses and of printing and distributing prospectuses to existing contract owners, losses due to theft or other wrong doing or due to liabilities not covered by bond or agreement, expenses incurred in connection with lending securities and expenses properly payable by the Fund, approved by the board. All other expenses are borne by the investment manager.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

Under the agreement, nonadvisory expenses, net of earnings credits waivers and expenses reimbursed by the investment manager and its affiliates, paid for the following fiscal years were as follows:



FUND                                                       2005                2004                 2003
Balanced                                                 $879,722            $621,427             $755,600
Cash Management                                           239,685             153,930              296,307
Core Bond                                                  64,359              27,209(a)                --
Diversified Bond                                          654,797             486,884              596,353
Diversified Equity Income                                 669,524             394,376              192,223
Emerging Markets                                          207,894              83,718               44,996
Global Bond                                               312,839             217,046              188,858
Global Inflation Protected Securities                      26,773(b)               --                   --
Growth                                                    154,684             307,329              268,161
High Yield Bond                                           422,329             266,908              250,031
Income Opportunities                                       35,712               6,812(c)                --
International Opportunity                                 689,296             418,998              353,295
Large Cap Equity                                          834,053             471,564              545,654
Large Cap Value                                            21,370               7,089(a)                --
Mid Cap Growth                                            130,183             212,938              204,710
Mid Cap Value                                               2,241(d)               --                   --
New Dimensions                                            879,217             699,540              902,794
S&P 500 Index                                               8,545              (3,134)              (4,001)
Select Value                                               25,807               5,496(a)                --
Short Duration U.S. Government                            207,177             151,503              155,494
Small Cap Advantage                                       190,155             107,639              131,572
Small Cap Value                                           302,252             232,430              318,514
Strategy Aggressive                                       263,154             220,604              285,548


(a) For the period from Feb. 4, 2004 (date the Fund became available) to Aug. 31, 2004.

(b) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.
(c) For the period from June 1, 2004 (date the Fund became available) to Aug. 31, 2004.
(d) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

SUBADVISORY AGREEMENT

EMERGING MARKETS AND INTERNATIONAL OPPORTUNITY

The assets of the Fund are managed by a Subadviser that has been selected by the investment manager, subject to the review and approval of the board. The investment manager has recommended the Subadviser for the Fund to the board based upon its assessment of the skills of the Subadviser in managing other assets with goals and investment strategies substantially similar to those of the Fund. Short-term investment performance is not the only factor in selecting or terminating a Subadviser, and the investment manager does not expect to make frequent changes of Subadvisers.

The Subadviser has discretion, subject to oversight by the board and the investment manager, to purchase and sell portfolio assets, consistent with the Fund's investment objectives, policies, and restrictions. Generally, the services that the Subadviser provides to the Fund are limited to asset management and related recordkeeping services.

The investment manager has entered into an advisory agreement with each Subadviser known as a Subadvisory Agreement. A Subadviser may also serve as a discretionary or non-discretionary investment adviser to management or advisory accounts that are unrelated in any manner to the investment manager or its affiliates.

THREADNEEDLE INTERNATIONAL LIMITED: Threadneedle International Limited (Threadneedle), a direct wholly owned subsidiary of Ameriprise Financial, 60
St. Mary Axe, London EC3A 8JQ, England, subadvises the assets in Emerging Markets and International Opportunity. Threadneedle, subject to supervision and approval of the investment manager, provides day-to-day management of the Fund's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager. Under the Subadvisory Agreement, the fee, based on average daily net assets that is subject to the Subadviser's investment discretion is equal to:



ASSETS (BILLIONS)                          EMERGING MARKETS             INTERNATIONAL OPPORTUNITY
First $0.15                                      0.45%                             0.35%
Next   0.50                                      0.40                              0.30
Next   0.50                                      0.35                              0.25
Over   1.15                                      0.30                              0.20



The total amount paid by the investment manager to Threadneedle for each Fund for the fiscal year 2005 and fiscal period 2004 was as follows:



FUND                                                      2005                    2004
Emerging Markets                                       $  429,646               $ 32,134
International Opportunity                               3,057,193                477,868



The Subadvisory Agreement with Threadneedle provides for a performance incentive adjustment ("PIA") to Threadneedle's monthly subadvisory fee. The adjustment for Threadneedle is based on the performance of one share of the Fund and the change in the Lipper peer group index that appears in the prospectus for the Fund (Index). The performance of the Fund and the Index will be calculated using the same method as described above for the performance incentive adjustment paid to the investment manager under the terms of the Investment Management Services Agreement. The amount of the adjustment to the fees payable to Threadneedle, whether positive or negative, shall be equal to one-half (1/2) of the PIA made to the investment management fee that the investment manager is currently entitled to under the terms of the Advisory Agreement. The PIA is effective
Dec. 1, 2004.

FORMER SUBADVISER FOR EMERGING MARKETS AND INTERNATIONAL OPPORTUNITY: American Express Asset Management International Inc. (AEAMI) (now known as RiverSource Investments, LLC) subadvised the assets in Emerging Markets and International Opportunity under a Subadvisory Agreement with the investment manager from Fund inception through July 9, 2004. Under the Subadvisory Agreement, AEAMI received an annual fee of 0.35% of average daily net assets. The total amount paid by the investment manager to AEAMI for each Fund for the following fiscal years was as follows:



FUND                                                     2004                     2003
Emerging Markets                                      $   70,099               $   41,689
International Opportunity                              2,372,049                2,564,968



SMALL CAP ADVANTAGE

The assets of Small Cap Advantage are managed by a Subadviser that has been selected by the investment manager, subject to the review and approval of the board. The investment manager has recommended the Subadviser for the Fund to the board based upon its assessment of the skills of the Subadviser in managing other assets with goals and investment strategies substantially similar to those of the Fund. Short-term investment performance is not the only factor in selecting or terminating a Subadviser, and the investment manager does not expect to make frequent changes of Subadvisers.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

The Subadviser has discretion, subject to oversight by the board and the investment manager, to purchase and sell portfolio assets, consistent with the Fund's investment objectives, policies, and restrictions. Generally, the services that the Subadviser provides to the Fund are limited to asset management and related recordkeeping services.

The investment manager has entered into an advisory agreement with the Subadviser known as a Subadvisory Agreement. A Subadviser may also serve as a discretionary or non-discretionary investment adviser to management or advisory accounts that are unrelated in any manner to the investment manager or its affiliates.

KENWOOD CAPITAL MANAGEMENT LLC (KENWOOD), an indirect partially owned subsidiary of the investment manager located at Metropolitan Center, Suite 2300, 333 South 7th Street, Minneapolis, MN 55402, subadvises the assets of Small Cap Advantage. Kenwood, subject to the supervision and approval of the investment manager, provides investment advisory assistance and day-to-day management of the Fund's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager.

Under the Subadvisory Agreement, the fee, based on average daily net assets that are subject to Kenwood investment discretion is equal to 0.35%.

Under the agreement, the total amount paid for Small Cap Advantage was $772,535 for fiscal year 2005, $541,441 for fiscal year 2004 and $242,909 for fiscal year 2003.

SELECT VALUE

The assets of Select Value are managed by a Subadviser that has been selected by the investment manager, subject to the review and approval of the board. The investment manager has recommended the Subadviser for the Fund to the board based upon its assessment of the skills of the Subadviser in managing other assets with goals and investment strategies substantially similar to those of Select Value. Short-term investment performance is not the only factor in selecting or terminating a Subadviser, and the investment manager does not expect to make frequent changes of Subadvisers.

The Subadviser has discretion, subject to oversight by the board and the investment manager, to purchase and sell portfolio assets, consistent with Select Value's investment objectives, policies, and restrictions. Generally, the services that the Subadviser provides to Select Value are limited to asset management and related recordkeeping services.

The investment manager has entered into an advisory agreement with the Subadviser known as a Subadvisory Agreement. A Subadviser may also serve as a discretionary or non-discretionary investment adviser to management or advisory accounts that are unrelated in any manner to the investment manager or its affiliates.

GABELLI: GAMCO Asset Management, Inc., which does business under the name Gabelli Asset Management Company, located at One Corporate Center, Rye, NY 10580, subadvises the Fund's assets. The Subadviser, subject to the supervision and approval of the investment manager, provides investment advisory assistance and day-to-day management of Partners Select Value's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager. Under the Subadvisory Agreement, the fee, based on the combined average daily net assets of RiverSource Select Value Fund and RiverSource VP - Select Value Fund that are subject to the Subadviser's investment discretion, is equal to 0.40% on the first $500 million, reducing to 0.30% as assets increase. The total amount paid for RiverSource VP - Select Value Fund was $59,064 for fiscal year 2005, and $13,489 for fiscal period 2004. Gabelli began subadvising RiverSource VP - Select Value Fund in January 2004.

SMALL CAP VALUE

The assets of Small Cap Value are managed by five Subadvisers that have been selected by the investment manager, subject to the review and approval of the board. The investment manager has recommended the Subadvisers for Small Cap Value to the board based upon its assessment of the skills of the Subadvisers in managing other assets with goals and investment strategies substantially similar to those of Small Cap Value. Short-term investment performance is not the only factor in selecting or terminating a Subadviser, and the investment manager does not expect to make frequent changes of Subadvisers.

The investment manager allocates the assets of Small Cap Value among the Subadvisers. Each Subadviser has discretion, subject to oversight by the board and the investment manager, to purchase and sell portfolio assets, consistent with Small Cap Value's investment objectives, policies, and restrictions. Generally, the services that the Subadviser provides to Small Cap Value are limited to asset management and related recordkeeping services.

The investment manager has entered into an advisory agreement with each Subadviser known as a Subadvisory Agreement. A Subadviser may also serve as a discretionary or non-discretionary investment adviser to management or advisory accounts that are unrelated in any manner to the investment manager or its affiliates.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

GSAM: Goldman Sachs Asset Management, L.P. (GSAM), located at 32 Old Slip, 17th Floor, New York, New York, subadvises a portion of Small Cap Value's assets. GSAM, subject to the supervision and approval of the investment manager, provides investment advisory assistance and day-to-day management of a portion of Small Cap Value's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager. GSAM is a division of the Goldman Sachs Group, Inc., a publicly traded financial services company, located at 85 Broad Street, New York, New York. Under the Subadvisory Agreement, the fee, based on the combined average daily net assets of RiverSource Small Cap Value Fund and RiverSource VP - Small Cap Value Fund that are subject to the Subadviser's investment discretion, is equal to 0.60% on the first $100 million, reducing to 0.55% as assets increase. The total amount paid for RiverSource VP - Small Cap Value was $334,797 for fiscal year 2005, $318,678 for fiscal year 2004 and $10,731 for fiscal period 2003. The Subadviser began subadvising RiverSource VP - Small Cap Value Fund on Aug. 11, 2003.

ROYCE: Royce & Associates, LLC (Royce), located at 1414 Avenue of the Americas, New York, New York, subadvises a portion of Small Cap Value's assets. Royce, subject to the supervision and approval of the investment manager, provides investment advisory assistance and day-to-day management of a portion of Small Cap Value's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager. Royce is a direct wholly-owned subsidiary of Legg Mason, Inc. located at 100 Light Street, Baltimore, Maryland. Under the Subadvisory Agreement, the fee, based on the combined average daily net assets of RiverSource Small Cap Value Fund and RiverSource VP - Small Cap Value Fund that are subject to the Subadviser's investment discretion, is equal to .80% on the first $50 million, reducing to ..60% as assets increase. The total amount paid for RiverSource VP - Small Cap Value was $518,048 for fiscal year 2005, $470,848 for fiscal year 2004 and $324,032 for fiscal year 2003.

FRANKLIN: Franklin Portfolio Associates LLC (Franklin Portfolio Associates), located at One Boston Place, 29th Floor, Boston, Massachusetts, subadvises a portion of Partners Small Cap Value's assets. Franklin, subject to the supervision and approval of the investment manager, provides investment advisory assistance and day-to-day management of a portion of Small Cap Value's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager. Franklin Portfolio Associates is an indirect wholly-owned subsidiary of Mellon Financial Corporation, located at One Mellon Center, Pittsburgh, Pennsylvania. Under the Subadvisory Agreement, the fee, based on the combined average daily net assets of RiverSource Small Cap Value Fund and RiverSource VP - Small Cap Value Fund that are subject to the Subadviser's investment discretion, is equal to .60% on the first $100 million reducing to .55% as assets increase. The total amount paid for RiverSource VP - Small Cap Value Fund was $350,034 for fiscal year 2005 and $62,780 for fiscal period 2004. Franklin Portfolio Associates began subadvising RiverSource VP - Small Cap Value Fund on March 15, 2004.

BHMS: Barrow, Hanley, Mewhinney & Strauss, Inc. (BHMS), located at 2200 Ross Avenue, 31st Floor, Dallas, Texas, subadvises Small Cap Value's assets. BHMS, subject to the supervision and approval of the investment manager, provides investment advisory assistance and day-to-day management of a portion of Small Cap Value's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager. BMHS is an independent-operated subsidiary of Old Mutual Asset Management (US) group of companies. Under the Subadvisory Agreement, the fee, based on the combined average daily net assets of RiverSource Small Cap Value Fund and RiverSource VP
- Small Cap Value Fund that are subject to the Subadviser's investment discretion, is equal to 1.00% on the first $10 million reducing to .30% as assets increase. The total amount paid for RiverSource VP - Small Cap Value Fund was $297,471 for fiscal year 2005 and $58,516 for fiscal period 2004. BHMS began subadvising RiverSource VP - Small Cap Value Fund on March 15, 2004.

DONALD SMITH: Donald Smith & Co., Inc. (Donald Smith), located at East 80 Route 4, Suite 360, Paramus, New Jersey, subadvises a portion of Small Cap Value's assets. Donald Smith, subject to the supervision and approval of the investment manager, provides investment advisory assistance and day-to-day management of a portion of Small Cap Value's portfolio, as well as investment research and statistical information, under a Subadvisory Agreement with the investment manager. Under the Subadvisory Agreement, the fee, based on the combined average daily net assets of RiverSource Small Cap Value Fund and RiverSource VP - Small Cap Value Fund that are subject to the Subadviser's investment discretion, is equal to .60% on the first $175 million reducing to .55% as assets increase. The total amount paid RiverSource VP - Small Cap Value Fund was $337,518 for fiscal year 2005 and $66,278 for fiscal period 2004. Donald Smith began subadvising RiverSource VP - Small Cap Value Fund on March 15, 2004.

FORMER SUBADVISERS FOR RIVERSOURCE VP - SMALL CAP VALUE FUND: National City Investment Manager (National City) subadvised a portion of RiverSource VP - Small Cap Value Fund's assets from Aug. 1, 2002 to Aug. 10, 2003. The total amount paid to National City was $78,050 for fiscal period 2003 (from Oct. 1, 2002 to Aug. 10, 2003).

Third Avenue Management LLC (Third Avenue) subadvised a portion of RiverSource VP - Small Cap Value Fund's assets from RiverSource VP - Small Cap Value Fund's inception to March 2004. The total amount paid for RiverSource VP - Small Cap Value Fund to Third Avenue was $116,248 for fiscal period 2004 and $125,228 for fiscal year 2003.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

PORTFOLIO MANAGERS. The following table provides information about the funds' portfolio managers as of Aug. 31, 2005.



                                                       OTHER ACCOUNTS MANAGED
                                          -----------------------------------------------
                                                                     APPROXIMATE                         POTENTIAL
                                          NUMBER AND                 TOTAL NET ASSETS      OWNERSHIP OF  CONFLICTS    STRUCTURE OF
FUND              PORTFOLIO MANAGER       TYPE OF ACCOUNT            (EXCLUDING THE FUND)  FUND SHARES   OF INTEREST  COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
Balanced          Tom Murphy              8 Registered Investment    $6.22 billion         None          (1)          (1)
                                          Companies ("RICs")(a)      $1.29 billion
                                          4 Pooled Investment        $19.82 billion
                                          Vehicles ("PIVs")
                                          23 other accounts(b),(c)

                  Jamie Jackson           12 RICs(a)                 $8.50 billion         None
                                          6 PIVs                     $3.21 billion
                                          31 other accounts(b),(c)   $5.59 billion

                  Scott Kirby             11 RICs(a)                 $8.44 billion         None
                                          6 PIVs                     $2.38 billion
                                          45 other accounts(b),(c)   $23.27 billion

                  Bob Ewing               6 RICs(d)                  $5.46 billion         None          (10)         (2)
                                          2 PIVs                     $0.25 billion
                                          1 other account            $0.01 billion

Core Bond         Tom Murphy              8 RICs(e)                  $7.00 billion         None          (1)          (1)
                                          4 PIVs                     $1.29 billion
                                          23 other accounts(b),(c)   $19.82 billion


                  Jamie Jackson           12 RICs(e)                 $9.28 billion         None
                                          6 PIVs                     $3.21 billion
                                          31 other accounts(b),(c)   $5.59 billion

                  Scott Kirby             11 RICs(e)                 $9.22 billion         None
                                          6 PIVs                     $2.38 billion
                                          45 other accounts(b),(c)   $23.27 billion

Diversified Bond  Tom Murphy              8 RICs(e)                  $5.23 billion         None          (1)          (1)
                                          4 PIVs                     $1.29 billion
                                          23 other accounts(b),(c)   $19.82 billion

                  Jamie Jackson           12 RICs(e)                 $7.51 billion         None
                                          6 PIVs                     $3.21 billion
                                          31 other accounts(b),(c)   $5.59 billion

                  Scott Kirby             11 RICs(e)                 $7.45 billion         None
                                          6 PIVs                     $2.38 billion
                                          45 other accounts(b),(c)   $23.27 billion

                  Jennifer Ponce          5 RICs                     $6.48 billion         None
                  de Leon                 1 PIV                      $0.03 billion
                                          10 other accounts          $3.25 billion

                  Nicolas Pifer           4 RICs                     $3.67 billion         None
                                          4 PIVs                     $0.47 billion
                                          15 other accounts(b),(f)   $4.22 billion

Diversified       Warren Spitz            4 RICs(d)                  $8.26 billion         None          (1)          (3)
Equity Income                             1 PIV                      $0.16 billion
                                          1 other account            $0.01 billion

                  Laton Spahr

                  Steve Schroll


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

                                                       OTHER ACCOUNTS MANAGED
                                          -----------------------------------------------
                                                                     APPROXIMATE                         POTENTIAL
                                          NUMBER AND                 TOTAL NET ASSETS      OWNERSHIP OF  CONFLICTS    STRUCTURE OF
FUND              PORTFOLIO MANAGER       TYPE OF ACCOUNT            (EXCLUDING THE FUND)  FUND SHARES   OF INTEREST  COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
Emerging Markets  Julian Thompson         1 RIC(d)                   $0.59 billion         None          (11)         (4)
                                          1 PIV                      $0.02 billion
                                          2 other accounts           $0.26 billion

                  Jules Mort              1 RIC(d)                   $0.4 billion
                                          2 PIVs                     $1.28 billion

Global Bond       Nicolas Pifer           4 RICs                     $4.92 billion         None          (1)          (1)
                                          4 PIVs                     $0.47 billion
                                          15 other accounts(b),(f)   $4.22 billion

Global Inflation  Jamie Jackson           12 RICs(e)                 $9.22 billion         None          (1)          (1)
Protected                                 6 PIVs                     $3.21 billion
Securities                                31 other account(b),(c)    $5.59 billion

Growth            Nick Thakore            4 RICs(d)                  $7.63 billion         None          (10)         (2)
                                          2 PIVs                     $0.25 billion
                                          0 other accounts

High Yield Bond   Scott Schroepfer        1 RIC                      $2.35 billion         None          (1)          (1)

                  Jennifer Ponce de Leon  5 RICs                     $7.06 billion
                                          1 PIV                      $0.03 billion
                                          10 other accounts          $3.25 billion

Income            Brian Lavin             1 RIC                      $0.36 billion         None          (1)          (1)
Opportunities

                  Jennifer Ponce de Leon  5 RICs                     $8.26 billion
                                          1 PIV                      $0.03 billion
                                          10 other accounts          $3.25 billion

International     Alex Lyle               2 RICs(d)                  $0.69 billion         None          (11)         (4)
Opportunity                               27 PIVs                    $1.7 billion
                                          2 other accounts           $0.28 billion

                  Dominic Rossi           2 RICs(d)                  $1.1 billion
                                          1 other account            $0.55 billion

Large Cap Equity  Nick Thakore            4 RICs(d)                  $5.12 billion         None          (10)         (2)
                                          2 PIVs                     $0.25 billion
                                          0 other accounts

                  Bob Ewing               6 RICs(d)                  $4.54 billion         None
                                          2 PIVs                     $0.25 billion
                                          1 other account            $0.01 billion

Large Cap Value   Bob Ewing               6 RICs(d)                  $6.91. billion        None          (10)         (2)
                                          2 PIVs                     $0.25 billion
                                          1 other account            $0.01 billion

Mid Cap Growth    Duncan Evered           1 RIC(d)                   $2.00 billion         None          (1)          (5)
                                          2 PIVs                     $0.23 billion
                                          13 other accounts          $1.87 billion


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

                                                        OTHER ACCOUNTS MANAGED
                                          -----------------------------------------------
                                                                     APPROXIMATE                         POTENTIAL
                                          NUMBER AND                 TOTAL NET ASSETS      OWNERSHIP OF  CONFLICTS    STRUCTURE OF
FUND              PORTFOLIO MANAGER       TYPE OF ACCOUNT            (EXCLUDING THE FUND)  FUND SHARES   OF INTEREST  COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value     Warren Spitz            4 RICs(d)                  $8.95 billion         None          (1)          (3)
                                          1 PIV                      $0.16 billion
                                          1 other account            $0.01 billion

                  Laton Spahr

                  Steve Schroll

New Dimensions    Gordon Fines            1 RIC(d)                   $5.33 billion         None          (1)          (5)
                                          1 PIV                      $0.1 billion
                                          7 other accounts           $1.68 billion

                  Michael Nance           1 RIC(d)                   $5.66 billion         None
                                          1 PIV                      $0.05 billion
                                          12 other accounts(b)       $0.2 billion

                  Trisha Schuster         1 RIC(d)                   $5.33 billion         None          (1), (2)     (6)

S&P 500 Index     David Factor, CFA       2 RICs                     $1.52 billion         None          (1)          (7)
                                          2 PIVs                     $2.4 billion

Select Value      GAMCO: Mario            24 RICs(h)                 $13.9 billion*        None          (5)          (8)
                  Gabelli                 18 PIVs(h)                 $1.1 billion*
                                          1,882 other accounts(h)    $10.0 billion*

Short Duration    Scott Kirby             11 RICs(e)                 $8.79 billion         None          (1)          (1)
U.S. Government                           6 PIVs                     $2.38 billion
                                          45 other accounts(b),(c)   $23.3 billion

                  Jamie Jackson           12 RICs(e)                 $8.85 billion         None
                                          6 PIVs                     $3.21 billion
                                          31 other accounts(b),(c)   $5.59 billion

Small Cap         RiverSource             4 RICs(d)                  $2.03 billion         None          (1)          (1), (9)
Advantage         Investments:            6 PIV                      $0.16 billion
                  Dimitris Bertsimas      8 other accounts(b)        $0.08 billion

                  RiverSource             2 RICs(d)                  $0.91 billion         $10,001-
                  Investments:            6 PIV                      0.16 billion          $50,000
                  Jonathan Calvert

                  Kenwood:                1 RIC(d)                   $0.77 billion         None          (1), (3)     (10)
                  Jake Hurwitz            1 PIV                      $0.05 billion
                                          19 other accounts(g)       $0.6 billion

                  Kenwood:                                                                 None
                  Kent Kelley


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

                                                        OTHER ACCOUNTS MANAGED
                                          -----------------------------------------------
                                                                     APPROXIMATE                         POTENTIAL
                                          NUMBER AND                 TOTAL NET ASSETS      OWNERSHIP OF  CONFLICTS    STRUCTURE OF
FUND              PORTFOLIO MANAGER       TYPE OF ACCOUNT            (EXCLUDING THE FUND)  FUND SHARES   OF INTEREST  COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
Small Cap Value   Royce:                  6 RICs                     $8.6 billion          None          (6)          (11)
                  Jay S. Kaplan

                  Goldman:                22 RICs                    $12.5 billion         None          (4)          (12)
                  Eileen Rominger         2 PIVs                     $0.1 billion
                                          307 other accounts         $6.0 billion

                  Goldman:
                  Dolores Bamford

                  Goldman:
                  David Berdon

                  Goldman:
                  Lisa Parisi

                  Goldman:                6 RICs                     $1.09 billion         None          (4)          (12)
                  J. Kelly Flynn          2 PIVs                     $0.1 billion
                                          7 other accounts           $0.7 billion

                  Goldman:
                  Chip Otness

                  Donald Smith:           2 RICs                     $1.29 billion         None          (7)          (13)
                  Donald G. Smith         1 PIV                      $0.184 billion
                                          28 other accounts          $2.063 billion

                  Donald Smith:
                  Richard L. Greenberg

                  Franklin Portfolio      6 RICs (with 19 total      $16.1 billion         None          (8)          (14)
                  Associates:             portfolios)                $0.7 billion
                  John S. Cone            6 PIVs                     $15.6 billion
                                          86 other accounts

                  Franklin Portfolio
                  Associates:
                  Michael F. Dunn

                  Franklin Portfolio
                  Associates:
                  Oliver E. Buckley

                  Franklin Portfolio
                  Associates:
                  Kristin J. Crawford

                  Franklin Portfolio
                  Associates:
                  Langton Garvin

                  BHMS:                   3 RICs                     $0.6 billion          None          (9)          (15)
                  James S. McClure        17 other accounts          $0.6 billion

                  BHMS:
                  John P. Harloe


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

                                                        OTHER ACCOUNTS MANAGED
                                          -----------------------------------------------
                                                                     APPROXIMATE                         POTENTIAL
                                          NUMBER AND                 TOTAL NET ASSETS      OWNERSHIP OF  CONFLICTS    STRUCTURE OF
FUND              PORTFOLIO MANAGER       TYPE OF ACCOUNT            (EXCLUDING THE FUND)  FUND SHARES   OF INTEREST  COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
Strategy          Paul Rokosz             1 RIC(d)                   $0.55 billion         None          (1)          (5)
Aggressive                                1 PIV                      $0.10 billion
                                          9 other accounts           $1.7 billion



* Represents the portion of assets for which the portfolio manager has primary responsibility in the accounts indicated. The accounts indicated may contain additional assets under the primary responsibility of other portfolio managers.

(a) The advisory fee paid to RiverSource Investments on 2 of the RICs with approximately $0.62 billion in aggregate net assets is based in part on performance.
(b) Reflects each wrap program strategy as a single client, rather than counting each participant in the program as a separate client.
(c) The advisory fee paid to RiverSource Investments on 1 of the other accounts with approximately $0.098 billion in aggregate net assets is based in part on performance.
(d) The advisory fee paid is based in part on the performance of the fund or account.
(e) The advisory fee paid to RiverSource Investments on 3 of the RICs with approximately $1.45 billion in aggregate net assets is based in part on performance.
(f) The advisory fee paid to RiverSource Investments on 1 of the other accounts with approximately $0.14 billion in aggregate net assets is based in part on performance.
(g) The advisory fee paid to RiverSource Investments on 1 of the other accounts with approximately $0.06 billion in aggregate net assets is based in part on performance.
(h) The advisory fee paid for 6 RICs with approximately $4.8 billion in total net assets, for 17 PIVs with approximately $716.7 million in total net assets, and for 5 other accounts with approximately $1.4 billion in total net assets is based on performance.

POTENTIAL CONFLICTS OF INTEREST

(1) RiverSource Investments portfolio managers may manage one or more mutual fund as well as other types of accounts, including proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage a separate account or other pooled investment vehicles whose fees may be materially greater than the management fees paid by the fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades.

      RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution for all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and timely manner. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

(2) The portfolio manager's responsibilities also include working as a securities analyst. This dual role may give rise to conflicts with respect to making investment decisions for accounts that the portfolio manager manages versus communicating his or her analyses to other portfolio managers concerning securities that he or she follows as an analyst.

(3) Kenwood is an affiliate of Ameriprise Financial. The potential conflicts, responsibilities, policies and procedures described in paragraph (1) also apply to Kenwood.

(4) GSAM's portfolio managers are often responsible for managing one or more funds as well as other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles, such as unregistered hedge funds. A portfolio manager may manage a separate account or other pooled investment vehicle which may have materially higher fee arrangements than the fund and may also have a performance-based fee. The side-by-side management of these funds may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades.

      GSAM has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. It seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, GSAM has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. In addition, GSAM has adopted policies limiting the circumstances under which cross-trades may be effected between a fund and another client account. GSAM conducts periodic reviews of trades for consistency with these policies.

      Due to GSAM's internal policies, GSAM portfolio managers are generally prohibited from purchasing shares of sub-advised funds for which they have primary responsibility.

(5) Actual or apparent conflicts of interest may arise when the portfolio manager also has day-to-day management responsibilities with respect to one or more other accounts. These potential conflicts include:

      ALLOCATION OF LIMITED TIME AND ATTENTION. Because the portfolio manager manages many accounts, he may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as if he were to devote substantially more attention to the management of only a few accounts.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

      ALLOCATION OF LIMITED INVESTMENT OPPORTUNITIES. If the portfolio manager identifies an investment opportunity that may be suitable for multiple accounts, the Fund may not be able to take full advantage of that opportunity because the opportunity may need to be allocated among all or many of these accounts or other accounts managed primarily by other portfolio managers of the GAMCO Asset Management, Inc. (GAMCO) and its affiliates. GAMCO does business under the name Gabelli Asset Management Company.

      PURSUIT OF DIFFERING STRATEGIES. At times, the portfolio manager may determine that an investment opportunity may be appropriate for only some of the accounts for which he exercises investment responsibility, or may decide that certain of these accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may execute differing or opposite transactions for one or more accounts, which may affect the market price of the security or the execution of the transactions, or both, to the detriment of one or more of his accounts.

      SELECTION OF BROKER/DEALERS. Because of the portfolio manager's position with Gabelli & Company, Inc., an affiliate of GAMCO that is a registered broker-dealer, and his indirect majority ownership interest in Gabelli & Company, Inc., he may have an incentive to use Gabelli & Company, Inc. to execute portfolio transactions for the Fund even if using Gabelli & Company, Inc. is not in the best interest of the fund.

      VARIATION IN COMPENSATION. A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the accounts that he manages. If the structure of GAMCO's management fee or the portfolio manager's compensation differs among accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager may be motivated to favor certain funds or accounts over others. The portfolio manager also may be motivated to favor funds or accounts in which he has an investment interest, or in which GAMCO or its affiliates have investment interests. In Mr. Gabelli's case, GAMCO's compensation (and expenses) for the Fund are marginally greater as a percentage of assets than for certain other accounts and are less than for certain other accounts managed by Mr. Gabelli, while his personal compensation structure varies with near-term performance to a greater degree in certain performance fee based accounts than with nonperformance based accounts. In addition, he has investment interests in several of the funds managed by GAMCO and its affiliates. GAMCO and the Fund have adopted compliance policies and procedures that are designed to address the various conflicts of interest that may arise for GAMCO and its staff members. However, there is no guarantee that such policies and procedures will be able to detect and address every situation in which an actual or potential conflict may arise.

(6) The fact that Mr. Kaplan has day-to-day management responsibility for more than one client account may create actual, potential or only apparent conflicts of interest. For example, Mr. Kaplan may have an opportunity to purchase securities of limited availability. In this circumstance, Mr. Kaplan is expected to review each account's investment guidelines, restrictions, tax considerations, cash balances, liquidity needs and other factors to determine the suitability of the investment for each account and to ensure that his managed accounts are treated equitably. Mr. Kaplan may also decide to purchase or sell the same security for multiple managed accounts at approximately the same time. To address any conflicts that this situation may create, Mr. Kaplan will generally combine managed account orders (i.e., enter a "bunched" order) in an effort to obtain best execution or a more favorable commission rate. In addition, if orders to buy or sell a security for multiple accounts managed by Mr. Kaplan on the same day are executed at different prices or commission rates, the transactions will generally be allocated by Royce to each of such managed accounts at the weighted average execution price and commission. In circumstances where a bunched order is not completely filled, each account will normally receive a pro-rata portion of the securities based upon the account's level of participation in the order. Royce may under certain circumstances allocate securities in a manner other than pro-rata if it determines that the allocation is fair and equitable under the circumstances and does not discriminate against any account.

(7) Donald Smith & Co., Inc. is very sensitive to conflicts of interest that could possibly arise in its capacity of serving as an investment adviser. It remains committed to resolving any and all conflicts in the best interest of its clients.

      Donald Smith & Co., Inc. is an independent investment advisor with no parent or subsidiary organizations. Additionally, it has no affiliated organizations, brokerage, nor any investment banking activities.

      Clients include mutual funds, public and corporate pension plans, endowments and foundations, and other separate accounts. Donald Smith & Co., Inc. has put in place systems, policies and procedures, which have been designed to maintain fairness in portfolio management across all clients. Potential conflicts between funds or with other types of accounts are managed via allocation policies and procedures, internal review processes, and direct oversight by Donald G. Smith, President.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

(8) Portfolio Managers at Franklin Portfolio Associates (FPA) may manage one or more mutual funds as well as other types of accounts, including proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage a separate account or other pooled investment vehicle whose fees may be materially greater than the management fees paid by Small Cap Value Fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades.

      FPA has a fiduciary responsibility to all of the clients for which it manages accounts. FPA seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and timely manner. FPA has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

(9) BHMS's portfolio managers manage one or more mutual funds as well as other types of accounts, such as separate accounts for institutions and individuals. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations.

      BHMS has a fiduciary responsibility to all of the clients for which it manages accounts. BHMS seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and timely manner. BHMS has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients. All clients are managed identically whether BHMS receives an asset based fee, a performance based fee or a combination of the two. All client accounts are treated equally as all purchases and sales of securities are aggregated.

(10) RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage a separate account or other pooled investment vehicle whose fees may be materially greater than the management fees paid by the Fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm's Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.

      RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and timely manner. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

(11) Threadneedle Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including proprietary accounts, separate accounts for institutions, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage a separate account or other pooled investment vehicle whose fees may be materially greater than the management fees paid by the Fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades. In addition, the portfolio manager's responsibilities at Threadneedle Investments include working as a securities analyst. This dual role may give rise to conflicts with respect to making investment decisions for accounts that he/she manages versus communicating his/her analyses to other portfolio managers concerning securities that he/she follows as an analyst.

      Threadneedle Investments has a fiduciary responsibility to all of the clients for which it manages accounts. Threadneedle Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and timely manner. Threadneedle Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

STRUCTURE OF COMPENSATION

(1) The portfolio manager's compensation as a RiverSource Investments employee consists of (i) a base salary, (ii) an annual cash bonus, and (iii) an equity incentive award in the form of stock options and/or restricted stock. An annual bonus is paid from a team bonus pool that is based on both mutual fund and institutional portfolio performance. Funding for the bonus pool is determined by the aggregate market competitive bonus targets for the team of which the portfolio manager is a member and by the short-term (typically one year) and long-term (typically three year) performance of the accounts compared to applicable benchmarks. Senior management of RiverSource Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of the portfolio manager's bonus based on his/her performance as an employee. RiverSource Investments' portfolio managers are provided with a benefits package including life insurance, health insurance and participation in the company's 401(k) plan comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments' portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(2) The portfolio manager's compensation as a RiverSource Investments employee consists of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on mutual fund, institutional portfolio and hedge fund performance. In addition, where portfolio managers invest in a hedge fund managed by RiverSource Investments, they receive a cash reimbursement for the fees charged on their hedge fund investments. With respect to mutual funds and institutional portfolios, funding for the bonus pool is determined by a percentage of the aggregate assets under management in these accounts managed by the portfolio managers, including the Fund, and by the short-term (typically one year) and long-term (typically three year) performance of those accounts in relation to the relevant peer groups. With respect to hedge funds, funding for the bonus pool is a percentage of performance fees earned on the hedge funds managed by the portfolio managers. The percentage of the hedge fund performance fees used to fund the bonus pool is determined annually based on the performance of the mutual funds managed by the portfolio managers. Senior management of RiverSource Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of each portfolio manager's bonus based on his performance as an employee. RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in company 401(k) plan, comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(3) The portfolio manager's compensation as a RiverSource Investments employee consists of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on both mutual fund and institutional portfolio performance. Funding for the bonus pool is determined by a percentage of the aggregate assets under management in the accounts managed by the portfolio managers, including the Fund, and by the short term (typically one-year) and long-term (typically three year) performance of those accounts in relation to the relevant peer groups. Senior management of RiverSource Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of each portfolio manager's bonus based on his/her performance as an employee. RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in the company's 401(k) plan, comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments' portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(4) The portfolio manager's compensation as a Threadneedle Investments employee consists of (i) a base salary, (ii) an annual cash bonus, and
      (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on both mutual fund and institutional portfolio performance. Funding for the bonus pool is determined by the aggregate market competitive bonus targets for the teams of which the portfolio manager is a member and by the short-term (typically one year) and long-term (typically three year) performance of the accounts compared to applicable benchmarks. Senior management of Threadneedle Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of each portfolio manager's bonus based on his/her performance as an employee. Threadneedle Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company pension plan, comparable to that received by other Threadneedle Investments employees. Depending upon their job level, Threadneedle Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all Threadneedle Investments employees at the same job level.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

(5) The portfolio manager's compensation as a RiverSource Investments employee consists of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on both mutual fund and institutional portfolio performance. With respect to mutual funds, funding for the bonus pool is determined by a percentage of the aggregate assets under management in mutual funds managed by the portfolio managers, including the Fund, and by the short-term (typically one year) and long-term (typically three year) performance of those accounts in relation to the relevant peer groups and with respect to other accounts, by a percentage of management fees. Senior management of RiverSource Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of each portfolio manager's bonus based on his performance as an employee. RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in company 401(k) plan, comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(6) The portfolio manager's compensation as a RiverSource Investments employee consists of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on both mutual fund and institutional portfolio performance. With respect to mutual funds, funding for the bonus pool is determined by a percentage of the aggregate assets under management in mutual funds managed by the portfolio managers, including the Fund, plus a percentage of the assets of the funds they support as research analysts and by the short-term (typically one year) and long-term (typically three year) performance of those accounts in relation to the relevant peer groups and with respect to other accounts, by a percentage of management fees. Senior management of RiverSource Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of each portfolio manager's bonus based on his performance as an employee. RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in company 401(k) plan, comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(7) The compensation of RiverSource Investments employees consists of (i) a base salary, and (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program. The portfolio manager's annual bonus is based on (i) the fund's assets, (ii) the fund's short-term and long-term tracking error compared to the benchmark index and (iii) the tracking error of two other index funds managed by the portfolio manager compared to the relevant index. Effective Jan. 1, 2005, the portfolio manager's annual bonus is based on the foregoing factors as well as the performance of other accounts that he manages. RiverSource Investments' portfolio managers are provided benefits packages including life insurance, health insurance and participation in the company's 401(k) plan comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments' portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(8) Mr. Gabelli receives incentive-based variable compensation based on a percentage of net revenues received by GAMCO for managing Select Value Fund. Net revenues are determined by deducting from gross investment management fees paid by the Fund the firm's expenses (other than Mr. Gabelli's compensation) allocable to the Fund. Additionally, he receives similar incentive-based variable compensation for managing other accounts within the firm. This method of compensation is based on the premise that superior long-term performance in managing a portfolio should be rewarded with higher compensation as a result of growth of assets through appreciation and net investment activity. One of the other registered investment companies managed by Mr. Gabelli has a performance (fulcrum) fee arrangement for which his compensation is adjusted up or down based on the performance of the investment company relative to an index. Five closed-end registered investment companies managed by Mr. Gabelli have arrangements whereby GAMCO will receive only its investment advisory fee attributable to the liquidation value of outstanding preferred stock (and Mr. Gabelli would only receive his percentage of such advisory fee) if certain performance levels are met. Mr. Gabelli manages other accounts with performance fees. Compensation for managing these accounts has two components. One component of the fee is based on a percentage of net revenues received by GAMCO for managing the account. The second component is based on absolute performance of the account, with respect to which a percentage of such performance fee is paid to Mr. Gabelli. As an executive officer of the GAMCO parent company, Gabelli Asset Management Inc., Mr. Gabelli also receives ten percent of the net operating profits of the parent company. Mr. Gabelli receives no base salary, no annual bonus and no stock options.

(9) Funding for bonuses is also based on certain activities of the team in developing technology tools that can be used in RiverSource Investments' asset management business.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

(10) Messrs. Hurwitz and Kelley are both equity owners of Kenwood. Their compensation consists of a salary, plus a pro rata share of the annual net earnings of Kenwood, some of which derives from fees paid by the fund. Messrs. Hurwitz and Kelley are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other employees of Kenwood. Messrs. Hurwitz and Kelley are also eligible for certain benefits that are available to all equity owners of Kenwood.

(11) Mr. Kaplan receives from Royce a base salary, a performance bonus, a "Partners Pool" participation based primarily on registered investment company and other client account revenues generated by Royce and a benefits package. Mr. Kaplan's compensation is reviewed and may be modified from time to time as appropriate to reflect changes in the market, as well as to adjust the factors used to determine bonuses.

      BASE SALARY - Mr. Kaplan is paid a base salary. In setting the base salary, Royce seeks to be competitive in light of Mr. Kaplan's experience and responsibilities.

      PERFORMANCE BONUS - Mr. Kaplan receives a quarterly performance bonus that is revenue-based, and therefore in part is based on the value of the accounts' net assets, determined with reference to each of the registered investment company accounts he manages. For Mr. Kaplan, the revenue-based performance bonus applicable to the registered investment company accounts he manages is subject to upward or downward adjustment or elimination based on a combination of 3-year and 5-year risk-adjusted pre-tax returns of such accounts relative to all small-cap objective funds with three years of history tracked by Morningstar and the 5-year absolute returns of such accounts relative to 5-year U.S. Treasury Notes.

      Payment of the performance bonus may be deferred as described below, and any amounts deferred are forfeitable, if a portfolio manager is terminated by Royce with or without cause or resigns. The amount of the deferred performance bonus will appreciate or depreciate during the deferral period, based on the total return performance of one or more Royce registered investment company accounts selected by the portfolio manager at the beginning of the deferral period. The amount deferred will depend on the portfolio manager's total direct, indirect beneficial, and deferred unvested bonus investments in the Royce registered investment company account for which he is receiving portfolio management compensation.

      PARTNERS POOL - Each portfolio manager, as well as other senior firm employees, participates in a quarterly pool relating to Royce's net operating revenues adjusted for some imputed expenses. A portion of this participation may be deferred for three years. The deferred portion is also forfeitable if the portfolio manager is terminated with or without cause or resigns, and appreciates or depreciates during the deferral period based on the total return of a basket of registered investment company accounts managed by Royce.

      BENEFIT PACKAGE - Each portfolio manager also receives benefits standard for all Royce employees, including health care and other insurance benefits, and participation in Royce's 401(k) Plan and Money Purchase Pension Plan. From time to time, on a purely discretionary basis, portfolio managers may also receive options to acquire stock in Royce's parent company, Legg Mason, Inc. Those options typically represent a small portion of a portfolio manager's overall compensation.

(12) GSAM and the GSAM Value Team's (the Value Team) compensation package for its Portfolio Managers is comprised of a base salary and a performance bonus. The performance bonus is a function of each Portfolio Manager's individual performance and his or her contribution to overall team performance. Portfolio Managers are rewarded for their ability to outperform a benchmark while managing risk appropriately. Compensation is also influenced by the Value Team's total revenues for the past year, which in part is derived from advisory fees and for certain accounts, performance based fees. Anticipated compensation levels among competitor firms may also be considered, but is not a principal factor.

      The performance bonus is significantly influenced by a 3-year period of investment performance. The following criteria are considered:

      -  Individual performance (relative, absolute)

      -  Team Performance (relative, absolute)

      -  Consistent performance that aligns with clients' objectives

      -  Achievement of top rankings (relative and competitive)

      The investment performance mentioned above is considered only on a pre-tax basis. As it relates to relative performance, the benchmark for this Fund is the Russell 2000 Value Index. As mentioned above, performance is measured on a 3-year basis.

      OTHER COMPENSATION. GSAM offers a number of additional benefits/deferred compensation programs for all Portfolio Managers including (i) a 401(k) program that enables employees to direct a percentage of their pretax salary and bonus income into a tax-qualified retirement plan; (ii) a profit sharing program to which Goldman Sachs & Co. makes a pretax contribution; and (iii) investment opportunity programs in which certain professionals are eligible to participate subject to certain net worth requirements. Portfolio Managers may also receive grants of restricted stock units and/or stock options as part of their compensation.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

      Certain GSAM Portfolio Managers may also participate in the firm's Partner Compensation Plan, which covers many of the firm's senior executives. In general, under the Partner Compensation Plan, participants receive a base salary and a bonus (which may be paid in cash or in the form of an equity-based award) that is linked to Goldman Sachs' overall financial performance.

(13) All employees at Donald Smith & Co., Inc. are compensated on incentive plans. The compensation for portfolio managers, analysts and traders at Donald Smith consists of a base salary, a partnership interest in the firm's profits, and possibly an additional, discretionary bonus. This discretionary bonus can exceed 100% of the base salary if performance for clients exceeds established benchmarks. The current benchmark utilized is the Russell 2000 Value Index. Additional distribution of firm ownership is a strong motivation for continued employment at Donald Smith & Co., Inc. Administrative personnel are also given a bonus as a function of their contribution and the profitability of the firm.

(14) FPA's portfolio managers are encouraged and expected to work as a team. Compensation is commensurate with their performance and that of the firm. The percentage of compensation derived from base salary, bonus and other incentives varies widely across the firm and is dependent on the area of responsibility and seniority of the employee.

      FPA feels that the salary component of its compensation structure is competitive with other investment managers. All of our investment professionals participate in a deferred compensation arrangement; they receive a share of the firm's profits which are allocated to an account, payable at a future point in time, provided they remain with the firm.

(15) In addition to base salary, all of BHMS's portfolio managers and analysts share in a bonus pool that is distributed semi-annually. The amount of bonus compensation is based on quantitative and qualitative factors. Analysts and portfolio managers are rated on the value that they add to the team-oriented investment process. Compensation is not tied to a published or private benchmark. It is important to understand that contributions to the overall investment process may include not recommending securities in an analyst's sector if there are no compelling opportunities in the industries covered by that analyst.

      In addition, many BHMS employees, including all portfolio managers and analysts, have equity ownership in the firm through "phantom stock" in BHMS, and participate in a long-term incentive plan with Old Mutual Asset Management (US), an affiliate of BHMS. Also, all partners of the firm receive, on a quarterly basis, a share of the firm's profits, which are, to a great extent, related to the performance of the entire investment team.

ADMINISTRATIVE SERVICES AGREEMENT


The Funds have an Administrative Services Agreement with Ameriprise Financial. Under this agreement, the Funds pay Ameriprise Financial for providing administration and accounting services. The fees are calculated as follows:


FUNDS                                 ASSETS                                    ANNUAL RATE AT EACH ASSET LEVEL
---------------------------------------------------------------------------------------------------------------
Emerging Markets                      $0 - 500,000,000                          0.080%
Global Bond                           500,000,001 - 1,000,000,000               0.075
International Opportunity             1,000,000,001 - 3,000,000,000             0.070
Small Cap Advantage                   3,000,000,001 - 12,000,000,000            0.060
Small Cap Equity                      12,000,000,001+                           0.050
Small Cap Value

Core Bond                             $0 - 500,000,000                          0.070%
Diversified Bond                      500,000,001 - 1,000,000,000               0.065
Global Inflation Protected            1,000,000,001 - 3,000,000,000             0.060
High Yield Bond                       3,000,000,001 - 12,000,000,000            0.050
Income Opportunities                  12,000,000,001+                           0.040
Short Duration U.S. Government

Balanced                              $0 - 500,000,000                          0.060%
Cash Management                       500,000,001 - 1,000,000,000               0.055
Diversified Equity Income             1,000,000,001 - 3,000,000,000             0.050
Growth                                3,000,000,001 - 12,000,000,000            0.040
Large Cap Equity                      12,000,000,001+                           0.030
Large Cap Value
Mid Cap Growth
Mid Cap Value
New Dimensions
S&P 500 Index
Select Value
Strategy Aggressive
Value


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

On the last day of the most recent fiscal period, the daily rates applied to the Funds' net assets on an annual basis were:


                                                                                    FEES PAID DURING
FUND                                                              DAILY RATES       PRIOR FISCAL YEAR
Balanced                                                             0.032%             $  892,514
Cash Management                                                      0.030                 228,193
Core Bond                                                            0.050                  19,968
Diversified Bond                                                     0.048                 863,405
Diversified Equity Income                                            0.034                 468,417
Emerging Markets                                                     0.100                  98,265
Global Bond                                                          0.057                 289,959
Global Inflation Protected Securities                                0.050(a)               16,066
Growth                                                               0.050                 149,053
High Yield Bond                                                      0.049                 625,083
Income Opportunities                                                 0.050                  15,279
International Opportunity                                            0.051                 593,033
Large Cap Equity                                                     0.046               1,227,017
Large Cap Value                                                      0.050                   5,559
Mid Cap Growth                                                       0.060                 151,155
Mid Cap Value                                                        0.050(b)                  718
New Dimensions                                                       0.047               1,284,313
S&P 500 Index                                                        0.080                 272,087
Select Value                                                         0.060                   9,292
Short Duration U.S. Government                                       0.050                 258,743
Small Cap Advantage                                                  0.060                 132,967
Small Cap Value                                                      0.078                 251,446
Strategy Aggressive                                                  0.055                 431,432



(a) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.
(b) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.


The fee is calculated for each calendar day on the basis of net assets as of the close of the preceding business day.

Third parties with which Ameriprise Financial contracts to provide services for the Fund or its shareholders may pay a fee to Ameriprise Financial to help defray the cost of providing administrative and accounting services. The amount of any such fee is negotiated separately with each service provider and does not constitute compensation for investment advisory, distribution, or other services. Payment of any such fee neither increases nor reduces fees or expenses paid by shareholders of the Fund.

PLAN AND AGREEMENT OF DISTRIBUTION

To help defray the cost of distribution and servicing, the Fund and IDS Life Insurance Company (IDS Life) entered into a Plan and Agreement of Distribution
(Plan) pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, of the type known as a reimbursement plan, IDS Life is paid a fee up to actual expenses incurred at an annual rate of up to 0.125% of the Fund's average daily net assets.


Expenses covered under this Plan include sales commissions; business, employee and financial advisor expenses charged to distribution of shares; and overhead appropriately allocated to the sale of shares. These expenses also include costs of providing personal service to contract owners. A substantial portion of the costs are not specifically identified to any one of the RiverSource Variable Portfolio Funds.


The Plan must be approved annually by the board, including a majority of the disinterested board members, if it is to continue for more than a year. At least quarterly, the board must review written reports concerning the amounts expended under the Plan and the purposes for which such expenditures were made. The Plan and any agreement related to it may be terminated at any time by vote of a majority of board members who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, or by vote of a majority of the outstanding voting securities of the Fund or by IDS Life. The Plan (or any agreement related to it) will terminate in the event of its assignment, as that term is defined in the 1940 Act. The Plan may not be amended to increase the amount to be spent for distribution without shareholder approval, and all material amendments to the Plan must be approved by a majority of the board members, including a majority of the board members who are not interested persons of the Fund and who do not have a financial interest in the operation of the Plan or any agreement related to it. The selection and

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS
nomination of disinterested board members is the responsibility of the other disinterested board members. No board member who is not an interested person has any direct or indirect financial interest in the operation of the Plan or any related agreement.

Fees paid for the following fiscal periods were as follows:


                                                                   FEES PAID DURING
FUND                                                               PRIOR FISCAL YEAR
Balanced                                                                $3,258,265
Cash Management                                                            886,958
Core Bond                                                                   57,634
Diversified Bond                                                         2,163,215
Diversified Equity Income                                                1,559,298
Emerging Markets                                                           126,227
Global Bond                                                                617,003
Global Inflation Protected Securities                                       42,814(a)
Growth                                                                     365,846
High Yield Bond                                                          1,525,551
Income Opportunities                                                        32,273
International Opportunity                                                1,392,429
Large Cap Equity                                                         3,171,288
Large Cap Value                                                             13,898
Mid Cap Growth                                                             310,975
Mid Cap Value                                                                1,795(b)
New Dimensions                                                           3,323,835
S&P 500 Index                                                              419,788
Select Value                                                                19,359
Short Duration U.S. Government                                             623,988
Small Cap Advantage                                                        275,040
Small Cap Value                                                            394,484
Strategy Aggressive                                                        946,936



(a) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.
(b) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.


The fee is not allocated to any one service (such as advertising, payments to underwriters or other uses). However, a significant portion of the fee is generally used for sales and promotional expenses.

CUSTODIAN AGREEMENT

The Fund's securities and cash are held by Ameriprise Trust Company, 200 Ameriprise Financial Center, Minneapolis, MN 55474, through a custodian agreement. The custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the Fund pays the custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.

The custodian may enter into a sub-custodian agreement with the Bank of New York, 90 Washington Street, New York, NY 10286. As part of this arrangement, securities purchased outside the United States are maintained in the custody of various foreign branches of Bank of New York or in other financial institutions as permitted by law and by the Fund's sub-custodian agreement.

ORGANIZATIONAL INFORMATION

The Fund is an open-end management investment company. The Fund headquarters are at 901 S. Marquette Ave., Suite 2810, Minneapolis, MN 55402-3268.

SHARES

The Fund is owned by the subaccounts, its shareholders. The shares of the Fund represent an interest in that fund's assets only (and profits or losses), and, in the event of liquidation, each share of the Fund would have the same rights to dividends and assets as every other share of that Fund.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

VOTING RIGHTS

For a discussion of the rights of contract owners concerning the voting of shares held by the subaccounts, please see your annuity or life insurance contract prospectus. All shares have voting rights over the Fund's management and fundamental policies. Each share is entitled to vote based on the total dollar interest in the Fund. All shares have cumulative voting rights with respect to the election of board members. This means that shareholders have as many votes as the dollar amount owned, including the fractional amount, multiplied by the number of members to be elected.

FUND HISTORY TABLE FOR FUNDS MANAGED BY RIVERSOURCE INVESTMENTS*

                                                                    DATE OF          FORM OF      STATE OF     FISCAL
                                                                 ORGANIZATION     ORGANIZATION  ORGANIZATION  YEAR END  DIVERSIFIED
AXP VARIABLE PORTFOLIO - INCOME SERIES, INC.                 4/27/81, 6/13/86(1)   Corporation      NV/MN        8/31
  RiverSource Variable Portfolio - Core Bond Fund                                                                           Yes
  RiverSource Variable Portfolio - Diversified Bond Fund(2)                                                                 Yes
  RiverSource Variable Portfolio - Global Bond Fund                                                                          No
  RiverSource Variable Portfolio - Global Inflation Protected Securities Fund                                                No
  RiverSource Variable Portfolio - High Yield Bond Fund(2)                                                                  Yes
  RiverSource Variable Portfolio - Income Opportunities Fund                                                                Yes
  RiverSource Variable Portfolio - Short Duration U.S. Government Fund(2)                                                   Yes
AXP VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.             4/27/81, 6/13/86(1)   Corporation      NV/MN        8/31
  RiverSource Variable Portfolio - Emerging Markets Fund                                                                    Yes
  RiverSource Variable Portfolio - Growth Fund                                                                              Yes
  RiverSource Variable Portfolio - International Opportunity Fund                                                           Yes
  RiverSource Variable Portfolio - Large Cap Equity Fund                                                                    Yes
  RiverSource Variable Portfolio - Large Cap Value Fund                                                                     Yes
  RiverSource Variable Portfolio - Mid Cap Growth                                                                           Yes
  RiverSource Variable Portfolio - Mid Cap Value Fund                                                                       Yes
  RiverSource Variable Portfolio - New Dimensions Fund                                                                      Yes
  RiverSource Variable Portfolio - S&P 500 Index Fund                                                                       Yes
  RiverSource Variable Portfolio - Small Cap Advantage Fund                                                                 Yes
  RiverSource Variable Portfolio - Strategy Aggressive Fund                                                                 Yes
AXP VARIABLE PORTFOLIO - MANAGED SERIES, INC.                          3/5/85      Corporation         MN        8/31
  RiverSource Variable Portfolio - Balanced Fund                                                                            Yes
  RiverSource Variable Portfolio - Diversified Equity Income Fund                                                           Yes
AXP VARIABLE PORTFOLIO - MONEY MARKET SERIES, INC.           4/27/81, 6/13/86(1)   Corporation      NV/MN        8/31
  RiverSource Variable Portfolio - Cash Management Fund                                                                     Yes
AXP VARIABLE PORTFOLIO - PARTNERS SERIES, INC.                         5/9/01      Corporation         MN        8/31
  RiverSource Variable Portfolio - Select Value Fund                                                                        Yes
  RiverSource Variable Portfolio - Small Cap Value Fund                                                                     Yes
AXP VARIABLE PORTFOLIO - SELECT SERIES, INC.                          3/18/04      Corporation         MN       12/31
  RiverSource Variable Portfolio - Core Equity Fund                                                                         Yes

* Effective Oct. 1, 2005 American Express Funds changed its name to RiverSource funds and the names Threadneedle and Partners were removed from fund names.
(1) Date merged into a Minnesota corporation.
(2) Effective June 27, 2003, VP - Bond Fund changed its name to VP - Diversified Bond Fund, VP - Extra Income Fund changed its name to VP - High Yield Bond Fund and VP - Federal Income Fund changed its name to VP - Short Duration U.S. Government Fund.
(3) Effective July 9, 2004, VP - Capital Resource Fund changed its name to VP - Large Cap Equity Fund, VP - Emerging Markets Fund changed its name to VP - Threadneedle Emerging Markets Fund and VP - International Fund changed its name to VP - Threadneedle International Fund.
(4) Effective Oct. 1, 2005, VP - Equity Select Fund changed its name to VP - Mid Cap Growth Fund, VP - Threadneedle International Fund changed its name to VP
    - International Opportunity Fund, and VP Managed Fund changed its name to VP
    - Balanced Fund.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

BOARD MEMBERS AND OFFICERS


Shareholders elect a Board that oversees the fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the fund's Board members. Each member oversees 14 Master Trust portfolios and 90 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who must retire after her 75th birthday.


INDEPENDENT BOARD MEMBERS


NAME,
ADDRESS,                 POSITION HELD WITH FUND   PRINCIPAL OCCUPATION        OTHER                       COMMITTEE
AGE                      AND LENGTH OF SERVICE     DURING PAST FIVE YEARS      DIRECTORSHIPS               MEMBERSHIPS
----------------------------------------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member              Chair, Board Services                                   Joint Audit, Contracts,
901 S. Marquette Ave.    since 1999                Corporation (provides                                   Executive, Investment
Minneapolis, MN 55402                              administrative services                                 Review, Board
Age 70                                             to boards); former                                      Effectiveness
                                                   Governor of Minnesota

Philip J. Carroll, Jr.   Board member              Retired Chairman and CEO,   Scottish Power PLC, Vulcan  Joint Audit, Executive,
901 S. Marquette Ave.    since 2002                Fluor Corporation           Materials Company, Inc.     Investment Review
Minneapolis, MN 55402                              (engineering and            (construction
Age 67                                             construction) since 1998    materials/chemicals)

Livio D. DeSimone        Board member              Retired Chair of the        Cargill, Incorporated       Joint Audit, Executive,
30 Seventh Street East   since 2001                Board and Chief Executive   (commodity merchants and    Investment Review
Suite 3050                                         Officer, Minnesota Mining   processors), General
St. Paul, MN 55101-4901                            and Manufacturing (3M)      Mills, Inc. (consumer
Age 71                                                                         foods), Vulcan Materials
                                                                               Company (construction
                                                                               materials/chemicals),
                                                                               Milliken & Company
                                                                               (textiles and chemicals),
                                                                               and Nexia Biotechnologies,
                                                                               Inc.

Patricia M. Flynn        Board member              Trustee Professor of                                    Investment Review,
901 S. Marquette Ave.    since 2004                Economics and Management,                               Joint Audit
Minneapolis, MN 55402                              Bentley College since
Age 54                                             2002; former Dean,
                                                   McCallum Graduate School
                                                   of Business, Bentley
                                                   College from
                                                   1999 to 2002

Anne P. Jones            Board member              Attorney and Consultant                                 Joint Audit,
901 S. Marquette Ave.    since 1985                                                                        Board Effectiveness,
Minneapolis, MN 55402                                                                                      Executive,
Age 70                                                                                                     Investment Review

Stephen R. Lewis, Jr.    Board member              Retired President and       Valmont Industries, Inc.    Contracts,
901 S. Marquette Ave.    since 2002                Professor of Economics,     (manufactures irrigation    Investment Review,
Minneapolis, MN 55402                              Carleton College            systems)                    Executive,
Age 66                                                                                                     Board Effectiveness

Catherine James Paglia   Board member              Director, Enterprise        Strategic Distribution,     Investment Review,
901 S. Marquette Ave.    since 2004                Asset Management, Inc.      Inc. (transportation,       Contracts
Minneapolis, MN 55402                              (private real estate and    distribution and logistics
Age 52                                             asset management company)   consultants)
                                                   since 1999

Alan K. Simpson          Board member              Former three-term United                                Investment Review,
1201 Sunshine Ave.       since 1997                States Senator for Wyoming                              Board Effectiveness
Cody, WY 82414
Age 73

Alison Taunton-Rigby     Board member              Founder and Chief           Hybridon, Inc.              Investment Review,
901 S. Marquette Ave.    since 2002                Executive Officer,          (biotechnology)             Contracts
Minneapolis, MN 55402                              RiboNovix, Inc. since
Age 61                                             2004; President, Forester
                                                   Biotech since 2000; prior
                                                   to that, President and
                                                   CEO, Aquila
                                                   Biopharmaceuticals, Inc.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

BOARD MEMBER AFFILIATED WITH AMERIPRISE FINANCIAL, INC. (FORMERLY AEFC)


NAME,
ADDRESS,                 POSITION HELD WITH FUND   PRINCIPAL OCCUPATION        OTHER                       COMMITTEE
AGE                      AND LENGTH OF SERVICE     DURING PAST FIVE YEARS      DIRECTORSHIPS               MEMBERSHIPS
----------------------------------------------------------------------------------------------------------------------------------
William F. Truscott      Board member since 2001,  President - U.S. Asset
53600 Ameriprise         Vice President since      Management and Chief
Financial Center         2002                      Investment Officer of
Minneapolis, MN 55474                              Ameriprise Financial,
Age 44                                             Inc. and President,
                                                   Chairman of the Board and
                                                   Chief Investment Officer
                                                   of RiverSource
                                                   Investments, LLC since
                                                   2005; Senior Vice
                                                   President - Chief
                                                   Investment Officer of
                                                   Ameriprise Financial,
                                                   Inc. and RiverSource
                                                   Investments, LLC since
                                                   2001. Former Chief
                                                   Investment Officer and
                                                   Managing Director, Zurich
                                                   Scudder Investments


* Interested person by reason of being an officer, director and/or employee of Ameriprise Financial, Inc. (formerly known as American Express Financial Corporation) or of RiverSource Investments, LLC, its wholly owned subsidiary.


The board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:


OTHER OFFICERS


NAME,
ADDRESS,                 POSITION HELD WITH FUND   PRINCIPAL OCCUPATION        OTHER                       COMMITTEE
AGE                      AND LENGTH OF SERVICE     DURING PAST FIVE YEARS      DIRECTORSHIPS               MEMBERSHIPS
----------------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since 2002      Vice President -
105 AXP Financial Center                           Investment Accounting,
Minneapolis, MN 55474                              Ameriprise Financial,
Age 50                                             since 2002; Vice
                                                   President - Finance,
                                                   American Express Company,
                                                   2000-2002; Vice President
                                                   - Corporate Controller,
                                                   Ameriprise Financial,
                                                   1996-2000

Paula R. Meyer           President since 2002      Senior Vice President and
596 AXP Financial Center                           General Manager - Mutual
Minneapolis, MN 55474                              Funds, Ameriprise
Age 51                                             Financial, since 2002;
                                                   Vice President and
                                                   Managing Director -
                                                   Ameriprise Financial
                                                   funds, Ameriprise
                                                   Financial, 2000-2002;
                                                   Vice President,
                                                   Ameriprise Financial,
                                                   1998-2000

Leslie L. Ogg            Vice President, General   President of Board
901 S. Marquette Ave.    Counsel, and Secretary    Services Corporation
Minneapolis, MN 55402    since 1978
Age 66

Beth E. Weimer           Chief Compliance Officer  Vice President and Chief
172 AXP Financial Center since 2004                Compliance Officer,
Minneapolis, MN 55474                              Ameriprise Financial,
Age 52                                             since 2001 and Chief
                                                   Compliance Officer -
                                                   Asset Management and
                                                   Insurance, RiverSource
                                                   Investments, LLC since
                                                   2005; Vice President and
                                                   Chief Compliance Officer,
                                                   Ameriprise Financial
                                                   Services (formerly
                                                   American Express
                                                   Financial Advisors),
                                                   2001-2005; Partner,
                                                   Arthur Andersen
                                                   Regulatory Risk Services,
                                                   1998-2001


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

RESPONSIBILITIES OF BOARD WITH RESPECT TO FUND'S MANAGEMENT

The board initially approves an Investment Management Services Agreement and other contracts with the investment manager, one of its subsidiaries, and other service providers. Once the contracts are approved, the board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. In addition, the board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the board evaluates the services received under the contracts by receiving reports covering investment performance, shareholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

SEVERAL COMMITTEES FACILITATE ITS WORK


Executive Committee -- Acts for the board between meetings of the board. The committee held one meeting during the last fiscal year.

Joint Audit Committee -- Meets with the independent public accountant, internal auditors and corporate officers to review financial statements, reports, and compliance matters. Reports significant issues to the board and makes recommendations to the independent directors regarding the selection of the independent public accountant. The committee held four meetings during the last fiscal year.

Investment Review Committee -- Considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the board. The committee held four meetings during the last fiscal year.

Board Effectiveness Committee -- Recommends to the board the size, structure and composition for the board; the compensation to be paid to members of the board; and a process for evaluating the board's performance. The committee also reviews candidates for board membership including candidates recommended by shareholders. To be considered, recommendations must include a curriculum vita and be mailed to the Chairman of the Board, RiverSource Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268. The committee held five meetings during the last fiscal year.

Contracts Committee -- Receives and analyzes reports covering the level and quality of services provided under contracts with the Fund and advises the board regarding actions taken on these contracts during the annual review process. The committee held six meetings during the last fiscal year.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

BOARD MEMBER HOLDINGS

The following tables show the Board members' ownership of the funds.

ALL FUNDS. This table shows the dollar range of equity securities beneficially owned on Dec. 31, 2004 of all funds overseen by the Board member.


BOARD MEMBER HOLDINGS -- ALL FUNDS*


BASED ON NET ASSET VALUES AS OF DEC. 31, 2004


                                              AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES OF ALL
BOARD MEMBER                                            FUNDS OVERSEEN BY BOARD MEMBER
Arne H. Carlson                                                  Over $100,000
Philip J. Carroll, Jr.**                                             None
Livio D. DeSimone**                                              Over $100,000
Patricia M. Flynn                                               $10,001-$50,000
Anne P. Jones                                                    Over $100,000
Stephen R. Lewis, Jr.**                                         $10,001-$50,000
Catherine James Paglia                                               None
Alan K. Simpson                                                $50,000-$100,000
Alison Taunton-Rigby                                             Over $100,000
William F. Truscott                                              Over $100,000



 * All fund shares are held by variable accounts or subaccounts and are not available for purchase by individuals. Consequently no Board member owns any shares of any fund.
** Three independent directors have deferred compensation invested in share equivalents.

   Deferred compensation invested in share equivalents:


     A. Carroll      RiverSource Global Technology               $10,001-$50,000
     B. DeSimone     RiverSource High Yield Bond                $50,001-$100,000
                     RiverSource Small Cap Value                $50,001-$100,000
                     RiverSource Small Cap Advantage            $50,001-$100,000
     C. Lewis        RiverSource International Opportunity       $10,001-$50,000
                     RiverSource Diversified Equity Income      $50,001-$100,000
                     RiverSource Emerging Markets                $10,001-$50,000



COMPENSATION OF BOARD MEMBERS


TOTAL COMPENSATION. The following table shows the total compensation paid to independent Board members from all the funds in the last fiscal year.

BOARD MEMBER COMPENSATION -- ALL FUNDS


                                               TOTAL CASH COMPENSATION
                                    FROM RIVERSOURCE FUNDS AND PREFERRED TRUST MASTER
BOARD MEMBERS*                             TRUST GROUP PAID TO BOARD MEMBER
Philip J. Carroll, Jr.                                $      0
Livio D. DeSimone                                            0
Patricia M. Flynn                                       76,275
Anne P. Jones                                          180,858
Stephen R. Lewis, Jr.                                  141,421
Catherine James Paglia                                 138,900
Alan K. Simpson                                        133,808
Alison Taunton-Rigby                                   161,808


* Arne H. Carlson, Chair of the Board, is compensated by Board Services Corporation.




                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

COMPENSATION FROM EACH FUND. The following table shows the compensation to the independent Board members from each fund during its last fiscal period.

BOARD MEMBER* COMPENSATION -- INDIVIDUAL FUNDS



                                                                             AGGREGATE COMPENSATION FROM FUND
                                                ------------------------------------------------------------------------------------
                                                                                                                            TAUNTON-
FUND                                            CARROLL    DESIMONE    FLYNN      JONES       LEWIS     PAGLIA     SIMPSON   RIGBY
Balanced -- total                               $2,738      $2,838    $2,283     $3,088      $3,239     $2,467      $2,583   $2,883
Amount deferred                                  2,738       2,838       975          0       1,163          0           0        0
Cash Management -- total                         1,471       1,571     1,317      1,821       1,972      1,400       1,317    1,617
Amount deferred                                  1,471       1,571       542          0         706          0           0        0
Core Bond -- total                               1,104       1,204     1,025      1,454       1,605      1,083         950    1,250
Amount deferred                                  1,104       1,204       408          0         573          0           0        0
Diversified Bond -- total                        2,096       2,196     1,775      2,446       2,597      1,917       1,942    2,442
Amount deferred                                  2,096       2,195       742          0         931          0           0        0
Diversified Equity Income -- total               1,538       1,638     1,383      1,888       2,039      1,467       1,383    1,683
Amount deferred                                  1,538       1,638       575          0         731          0           0        0
Emerging Markets -- total                        1,104       1,204     1,025      1,454       1,605      1,083         950    1,250
Amount deferred                                  1,104       1,204       408          0         573          0           0        0
Global Bond -- total                             1,271       1,371     1,167      1,621       1,772      1,233       1,117    1,417
Amount deferred                                  1,271       1,371       475          0         634          0           0        0
Global Inflation Protected Securities -- total     269         269       217        319         319        217         217      217
Amount deferred                                    269         269       108          0          80          0           0        0
Growth -- total                                  1,204       1,304     1,100      1,554       1,705      1,167       1,050    1,350
Amount deferred                                  1,204       1,304       442          0         609          0           0        0
High Yield Bond -- total                         1,771       1,871     1,542      2,121       2,272      1,650       1,617    1,917
Amount deferred                                  1,771       1,871       642          0         814          0           0        0
Income Opportunities -- total                      436         436       383        486         537        433         383      433
Amount deferred                                    436         436       192          0         134          0           0        0
International Opportunity -- total               1,638       1,738     1,458      1,988       2,139      1,550       1,483    1,783
Amount deferred                                  1,638       1,738       608          0         767          0           0        0
Large Cap Equity -- total                        2,596       2,696     2,200      2,946       3,097      2,367       2,442    2,742
Amount deferred                                  2,596       2,696       942          0       1,114          0           0        0
Mid Cap Growth -- total                          1,104       1,204     1,025      1,454       1,605      1,083         950    1,250
Amount deferred                                  1,104       1,204       408          0         573          0           0        0
New Dimensions -- total                          2,971       3,071     2,392      3,321       3,472      2,617       2,817    3,117
Amount deferred                                  2,971       3,071     1,008          0       1,243          0           0        0
S&P 500 Index -- total                          $1,171      $1,271    $1,092     $1,521      $1,672     $1,150      $1,017   $1,317
Amount deferred                                  1,171       1,271       442          0         598          0           0        0
Short Duration U.S. Government -- total          1,304       1,404     1,175      1,654       1,805      1,250       1,150    1,450
Amount deferred                                  1,304       1,404       475          0         645          0           0        0
Small Cap Advantage -- total                     1,104       1,204     1,025      1,454       1,605      1,083         950    1,250
Amount deferred                                  1,104       1,204       408          0         573          0           0        0
Small Cap Value -- total                         1,171       1,271     1,092      1,521       1,672      1,150       1,017    1,317
Amount deferred                                  1,171       1,271       442          0         598          0           0        0
Strategy Aggressive -- total                     1,538       1,638     1,333      1,888       2,039      1,433       1,383    1,683
Amount deferred                                  1,538       1,638       542      1,888         728          0           0        0



* Arne H. Carlson, Chair of the Board, is compensated by Board Services Corporation.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

IDS Life and its subsidiaries are the record holders of all outstanding shares of the Fund. All of such shares were purchased and are held by IDS Life and its subsidiaries pursuant to instructions from owners of variable annuity and variable life insurance contracts issued by IDS Life and its subsidiaries. Accordingly, IDS Life disclaimed beneficial ownership of all shares of the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements contained in the Annual Report were audited by the independent registered public accounting firm, KPMG LLP, 4200 Wells Fargo Center, 90 S. Seventh St., Minneapolis, MN 55402-3900. The independent registered public accounting firm also provides other accounting and tax-related services as requested by the Fund.

                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS

APPENDIX A

DESCRIPTION OF MONEY MARKET SECURITIES

The types of instruments that form the major part of the Fund's investments are described below.

CERTIFICATES OF DEPOSIT -- A certificate of deposit is a negotiable receipt issued by a bank or savings and loan association in exchange for the deposit of funds. The issuer agrees to pay the amount deposited, plus interest, on the date specified on the certificate.

TIME DEPOSIT -- A time deposit is a non-negotiable deposit in a bank for a fixed period of time.

BANKERS' ACCEPTANCES -- A bankers' acceptance arises from a short-term credit arrangement designed to enable businesses to obtain funds to finance commercial transactions. It is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date.

COMMERCIAL PAPER -- Commercial paper is generally defined as unsecured short-term notes issued in bearer form by large well-known corporations and finance companies. Maturities on commercial paper range from one day to nine months.

LETTERS OF CREDIT -- A letter of credit is a short-term note issued in bearer form with a bank letter of credit which provides that the bank pay to the bearer the amount of the note upon presentation.

U.S. TREASURY BILLS -- Treasury bills are issued with maturities of any period up to one year. Three-month and six-month bills are currently offered by the Treasury on 13-week and 26-week cycles respectively and are auctioned each week by the Treasury. Treasury bills are issued in book entry form and are sold only on a discount basis, i.e., the difference between the purchase price and the maturity value constitutes interest income for the investor. If they are sold before maturity, a portion of the income received may be a short-term capital gain.

U.S. GOVERNMENT AGENCY SECURITIES -- Federal agency securities are debt obligations which principally result from lending programs of the U.S. government. Housing and agriculture have traditionally been the principal beneficiaries of Federal credit programs, and agencies involved in providing credit to agriculture and housing account for the bulk of the outstanding agency securities.

REPURCHASE AGREEMENTS -- A repurchase agreement involves the acquisition of securities by the Fund, with the concurrent agreement by a bank (or securities dealer if permitted by law or regulation), to reacquire the securities at the Fund's cost, plus interest, within a specified time. The Fund thereby receives a fixed rate of return on this investment, one that is insulated from market and rate fluctuations during the holding period. In these transactions, the securities acquired by the Fund have a total value equal to or in excess of the value of the repurchase agreement and are held by the Fund's custodian until required.

FLOATING RATE INSTRUMENTS -- These instruments pay interest at a rate tied to an external interest rate. The rate changes whenever there is a change in the external interest rate.

If AEFC becomes aware that a security owned by the Fund is downgraded below the second highest rating, AEFC will either sell the security or recommend to the Fund's board why it should not be sold.

SHORT-TERM RATINGS

STANDARD & POOR'S COMMERCIAL PAPER RATINGS

A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues are regarded as having only speculative capacity for timely payment.

C This rating is assigned to short-term debt obligations with doubtful capacity for payment.

D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

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STANDARD & POOR'S MUNI BOND AND NOTE RATINGS

An S&P municipal bond or note rating reflects the liquidity factors and market-access risks unique to these instruments. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

Note rating symbols and definitions are as follows:

SP-1 Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3  Speculative capacity to pay principal and interest.

Municipal bond rating symbols and definitions are as follows:

Standard & Poor's rating SP-1 indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

Standard & Poor's rating SP-2 indicates satisfactory capacity to pay principal and interest.

Standard & Poor's rating SP-3 indicates speculative capacity to pay principal and interest.

MOODY'S COMMERCIAL PAPER RATINGS

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

   Issuers rated Prime-l (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-l repayment ability will often be evidenced by many of the following characteristics: (i) leading market positions in well-established industries, (ii) high rates of return on funds employed, (iii) conservative capitalization structure with moderate reliance on debt and ample asset protection, (iv) broad margins in earnings coverage of fixed financial charges and high internal cash generation, and (v) well established access to a range of financial markets and assured sources of alternate liquidity.

   Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

   Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

   Issuers rated Not Prime do not fall within any of the Prime rating categories.

MOODY'S SHORT-TERM MUNI BONDS AND NOTES RATINGS

Short-term municipal bonds and notes are ratings that reflect the liquidity concerns and market access risks unique to notes.

Moody's MIG 1/VMIG 1 indicates the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

Moody's MIG 2/VMIG 2 indicates high quality. Margins of protection are ample although not so large as in the preceding group.

Moody's MIG 3/VMIG 3 indicates favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Moody's MIG 4/VMIG 4 indicates adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

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FITCH'S SHORT-TERM RATINGS

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S: Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D: Default. Issues assigned this rating are in actual or imminent payment default.

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APPENDIX B

DESCRIPTION OF RATINGS

STANDARD & POOR'S LONG-TERM DEBT RATINGS

A Standard & Poor's corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of such information or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

- Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation.

-  Nature of and provisions of the obligation.

- Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

INVESTMENT GRADE

Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

SPECULATIVE GRADE

Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category also is used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

Debt rated CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

Debt rated C typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

The rating CI is reserved for income bonds on which no interest is being paid.

Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

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MOODY'S LONG-TERM DEBT RATINGS

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment some time in the future.

Baa -- Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba -- Bonds that are rated Ba are judged to have speculative elements -- their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds that are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH'S LONG-TERM DEBT RATINGS

Fitch's bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Fitch ratings are not recommendations to buy, sell or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature of taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

INVESTMENT GRADE

AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

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BBB: Bonds considered to be investment grade and of satisfactory credit quality.
The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

SPECULATIVE GRADE

BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist the obligor in satisfying its debt service requirements.

B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC: Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C: Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D: Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

SHORT-TERM RATINGS

STANDARD & POOR'S COMMERCIAL PAPER RATINGS

A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues are regarded as having only speculative capacity for timely payment.

C This rating is assigned to short-term debt obligations with doubtful capacity for payment.

D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

STANDARD & POOR'S MUNI BOND AND NOTE RATINGS

An S&P municipal bond or note rating reflects the liquidity factors and market-access risks unique to these instruments. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

Note rating symbols and definitions are as follows:

SP-1 Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3  Speculative capacity to pay principal and interest.

Municipal bond rating symbols and definitions are as follows:

Standard & Poor's rating SP-1 indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

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Standard & Poor's rating SP-2 indicates satisfactory capacity to pay principal and interest.

Standard & Poor's rating SP-3 indicates speculative capacity to pay principal and interest.

MOODY'S SHORT-TERM RATINGS

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

   Issuers rated Prime-l (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-l repayment ability will often be evidenced by many of the following characteristics: (i) leading market positions in well-established industries, (ii) high rates of return on funds employed, (iii) conservative capitalization structure with moderate reliance on debt and ample asset protection, (iv) broad margins in earnings coverage of fixed financial charges and high internal cash generation, and (v) well established access to a range of financial markets and assured sources of alternate liquidity.

   Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

   Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

   Issuers rated Not Prime do not fall within any of the Prime rating categories.

MOODY'S SHORT-TERM MUNI BONDS AND NOTES

Short-term municipal bonds and notes are rated by Moody's. The ratings reflect the liquidity concerns and market access risks unique to notes.

Moody's MIG 1/VMIG 1 indicates the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

Moody's MIG 2/VMIG 2 indicates high quality. Margins of protection are ample although not so large as in the preceding group.

Moody's MIG 3/VMIG 3 indicates favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Moody's MIG 4/VMIG 4 indicates adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

FITCH'S SHORT-TERM RATINGS

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S: Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D: Default. Issues assigned this rating are in actual or imminent payment default.

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APPENDIX C

ADDITIONAL INFORMATION ABOUT THE INDEX

Variable Portfolio - S&P 500 Index Fund is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the shareholders of Variable Portfolio - S&P 500 Index Fund or any member of the public regarding the advisability of investing in securities generally or in Variable Portfolio - S&P 500 Index Fund particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Variable Portfolio - S&P 500 Index Fund is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which are determined, composed and calculated by S&P without regard to Variable Portfolio - S&P 500 Index Fund. S&P has no obligation to take the needs of Variable Portfolio - S&P 500 Index Fund or its shareholders into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of Variable Portfolio
- S&P 500 Index Fund or the timing of the issuance or sale of Variable Portfolio
- S&P 500 Index Fund or in the determination or calculation of the equation by which Variable Portfolio - S&P 500 Index Fund's shares are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of Variable Portfolio - S&P 500 Index Fund shares.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN (THE S&P INDEX) AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE FUND, ITS SHAREHOLDERS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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                                                             S-6466-20 Y (10/05)